SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

Proteonomix, Inc.

(Name of Small Business Issuer in its Charter)

Delaware	2834	13-3842844
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

___________________

187 Mill Lane, Mountainside, NJ 07052

(973) 544-6116

 (Address, including zip code, and telephone number, including area code,

 of registrant's principal executive offices)

Proteonomix, Inc.

187 Mill Lane, Mountainside, NJ 07052

 (973) 544-6116

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Roger L. Fidler, Esq.

225 Franklin Avenue

Midland Park, New Jersey 07432

Telephone No.: (201) 670-0881

Facsimile No.: (201) 670-0888

Approximate Date of Proposed Sale to the Public:

As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following	[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]

Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company ☒ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Preferred Stock Common Stock	8,874,305 11,536,596.5	$.001 $2.50	$8,874.31 $28,841,491.25	$1.03 $3348.44

1.	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated ____________, 2011

Proteonomix, Inc.

8,874,305 Shares of Preferred Stock at $0.001 per share

11,536,596.5 Shares of Common Stock at $2.50 per share

Peroteonomix, Inc.

187 Mill Lane

Mountainside, NJ 07052

(973) 544-6116

MARKET FOR THE SHARES

This is the initial registered offering of common stock of Proteonomix, Inc., referred to herein after as “Proteonomix”, the “Company”, “we”, or “us”. Before this offering, the Company’s common stock has been traded in the over the counter market on the OTC Electronic Bulletin Board (Bulletin Board”) under the symbol PROT. The preferred shares will be offered at par in exchange for up to all of the shares of common stock of the Company.  Those holders converting to the Preferred Shares will obtain the right to convert their Preferred Shares into shares of common stock that are also being registered herein. Upon conversion the Company may obtain proceeds from the conversion into shares of common stock by holders of the Preferred Stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Preferred Stock Common Stock	8,874,305 11,536,596.5	$.001 $2.50	$0.00 $0.00	$8,874.31 $28,841,491.25

The securities offered in this Prospectus involve a high degree of risk.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Questions and Answers about the Exchange

5

Prospectus Summary

6

Summary Consolidated Financial Information

8

Risk Factors

9

Exchange and Plan of Distribution

16

Description of Business

18

Business Mission

19

The Sperm Bank of New York, Inc.

19

National Stem Cell, Inc.

20

Cell Therapies for pancreatic islet cells

21

FDA Clinical Trials

23

Umbilical Cord blood expansion

24

Cryopreservation

24

Proteoderm, Inc.

24

Technologies

28

Stem Cells and Regenerative Medicine

28

Solutions an Therapeutics

29

Competition

29

Our Current and Future Products

30

Patents

34

Licenses Recap

34

Management’s Discussion and Analysis

35

General Business Overview

35

Financial Operations Overview

36

Results of Operations and Financial Condition

37

Critical Accounting Policies

39

Results of Operations

42

Liquidity and Capital Resources

47

Directors and Executive Officers, Promoters and Control Persons

49

Security Ownership of Certain Beneficial Owners And Management

53

Plan of Distribution

57

Federal Income Tax Considerations

58

Shares Eligible for Future Sale

59

Description of Securities

60

Interest of Named Experts and Counsel

61

Transfer Agent

61

Legal Matters

61

Experts

61

Description of Property

61

Litigation

61

Where You Can Find More Information

62

Dividends

62

Certain Provisions Regarding Indemnification

62

Delaware Anti-Takeover Law Provisions

62

Report of Independent Registered Public Accounting Firm

63

Financial Statements

64

Notes to the Financial Statements

68

Financial Statements (Unaudited)

89

Notes to the Financial Statements (Unaudited)

91

Questions And Answers About The Exchange

Q:            How Many Proteonomix Preferred Shares Will I Receive?

A:            Proteonomix will distribute to you one (1) share of our Class D Preferred Stock for each share of  our common stock that you exchange on the record date of February 1, 2011.  Fractional shares will be rounded up to the next whole share.

Q:            What Are Class D Preferred Shares Of Proteonomix Worth?

A:            The value of our Class D Preferred shares will probably be based upon the trading price of the common stock after the exchange.  We do not know what that trading price will be and we can provide no assurances as to value.

Q:            What Will Proteonomix do After The Exchange?

A:            The Company’s business will not change as a result of this transaction.  We are currently engaged in several businesses, The Sperm Bank of New York (operating), StromaCel, in the development stage, and Proteoderm, also in the development stage.

Q:            Will Proteonomix Preferred or Common Shares Be Listed On a National Stock Exchange Or The NASDAQ Stock Market?

A:            Our common shares will not be listed on any national stock exchange or the NASDAQ Stock Market.  It is our hope that the common shares will continued to be quoted by one or more market makers on the Bulletin Board. There are no plans to call a trading market in the Class D Preferred Shares.

Q:            What Are The Tax Consequences To Me Of The Exchange?

A:            We do not believe that the exchange will qualify as a tax-free transaction under U.S. tax laws.  Consequently, the total value of the distribution, as well as your initial tax basis in our shares, will be determined by the fair market value of our common shares at the time of the exchange.  A portion of this exchange will be taxable to you as the difference in value, if any, between the Class D Preferred Share that you receive and the common share that you surrendered.

Q:            What Do I Have To Do To Receive My Proteonomix Class D Preferred Shares?

A:            You must sign the subscription document to be found inside the back cover this Prospectus.  You do not need to pay any money but you must surrender your Proteonomix common shares to receive our Class D Preferred Shares.  We will mail your Class D Preferred Stock certificate to your record address as of the record date if you elect to make the exchange.

PROSPECTUS SUMMARY

This Prospectus Summary highlights selected information contained elsewhere in this Prospectus.  You should rely only on the information contained in this prospectus.  We have not, and PROTEONOMIX has not, authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  PROTEONOMIX and we believe that the information contained in this prospectus is accurate as of the date on the cover.  Changes may occur after that date; PROTEONOMIX and we may not update this information except as required by applicable law.  You should read the following summary together with the more detailed information regarding our Company and the shares of common stock being sold in this offering.

Our predecessor, Azurel, Ltd. (“Azurel"), was incorporated in 1995 and had been a public company marketing a line of fragrances and cosmetics under proprietary names such as “Privilege" and “Benendre." On February 2, 2001, Azurel filed a voluntary petition for protection from creditors under Chapter 11 in the United States Bankruptcy Court for the District of New Jersey, Newark. Azurel was discharged from bankruptcy on December 28, 2005. Azurel traded on Nasdaq from January, 2001 to May, 2003, on the OTC Bulletin Board from May, 2003 to January, 2006, and on the Pink Sheets from February, 2006 to September, 2006 under the symbol AZUR, from September, 2006 to August, 2008 under the symbol NHGI and from August, 2008 to the present under the symbol PROT. Azurel deregistered from its duty to file reports with the Commission on January 30, 2006. Since April, 2010, PROT trades on the OTCBB.

On September 12, 2006, Azurel acquired National Stem Cell, Inc., a Delaware corporation (“National Stem Cell"), as a wholly-owned subsidiary and Azurel changed its name to National Stem Cell Holding, Inc. (“National Stem Cell Holding") following the acquisition. The acquisition of National Stem Cell included the acquisition of its subsidiary, The Sperm Bank of New York, Inc. (“SBNY"). In this transaction, Azurel’s common stock was reverse split 1:37. In August, 2008, National Stem Cell Holding reverse split its stock 1:10 and changed its name to Proteonomix, Inc. (“Proteonomix").

Our subsidiary, National Stem Cell, was formed on January 14, 2005. On its date of incorporation, National Stem Cell acquired SBNY, a company engaged in reproductive tissue banking, including sperm, ova, ovarian tissue and testicular tissue.

Subsequently, Michael Cohen contributed intellectual property consisting of his research into immunological isolation of stem cell populations derived from embryos, umbilical cord blood and bone marrow. Some of this research was embodied into patent applications, such as our Flex Pak 5 which Mr. Cohen developed prior to the formation of National Stem Cell and contributed to that company. Mr. Cohen financed the initial operations of National Stem Cell by purchasing shares of its common stock.

In March 2006, National Stem Cell began to work in conjunction with The Johns Hopkins University (“JHU") and developed multiple patents in stem cell expansion, stem cell growth and identification of particular types of stem cells.

On July 7, 2008, we formed Proteoderm, Inc. (“Proteoderm") in New York State, as a wholly-owned subsidiary, to develop, market, and sell our cosmeceutical line using technology licensed to us by Michael Cohen, our President, CEO, and Chairman of the Board, and his brother, Jacob Cohen.

We began working with the University of Miami (“U Miami") in October 2007 on the expansion of cord blood stem cells, the production of Matrix NC-138 (described below) and isolation of specific cells to be used in cardiological therapeutics.

In 2007, we spent $53,933, in 2008, we spent $-0- on research and development. As we lacked the funds for further research and development in 2008, Michael Cohen, our President and Chief Executive Officer, continued research on his own and licensed the technologies to us without consideration. In 2009 we spent $115,646 in research and development which was paid from loans made to the Company from Michael Cohen, our President and Chief Executive Officer.

In an effort to place different technologies and therapies in different subsidiaries, ("StromaCel") was registered as a Florida corporation on December 24, 2009 by our President and CEO, Michael Cohen for $168.   In February, 2010 we acquired all of StromaCel's authorized shares at cost for $168 and StromaCel became a subsidiary of the Company.

We formed Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") on January 5, 2010 and PRTMI RD, SRL incorporated under the laws of the Dominican Republic in February, 2010 as a subsidiary of PRTMI. At present, StromaCel, Inc. and the PRTMI subsidiaries do not have any assets, including technology licenses. We cannot guarantee if and when either subsidiary will become operational.

The mission of StromaCel is to develop therapies using "stromal" cells. Stromal cells are key components of tissues and provide critical cytokines and growth factors as well as the cellular microenvironment for normal homeostasis. A cytokine is a small protein released by cells that affects the interactions and communications between cells and the behavior of cells. A growth factor is a naturally occurring substance capable of stimulating cellular growth, proliferation and differentiation. Homeostasis is a self-regulating process by which a biological system maintains stability while adjusting to changing conditions. Stromal cells provide a niche proliferation environment for stem cells.

StromaCel's goal is to study the basic cellular properties of stromal cells and to identify the utility of cellular and protein derivatives in disease repair.

PRTMI (including its subsidiary for operations in the Dominican Republic) intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. The mission of PRTMI is to undertake preclinical and clinical trials in regenerative medicine for delivery of cutting edge therapies overcoming delays caused by non-clinical considerations. PRTMI intends interface with clinical and preclinical programs in order to identify potential therapies that can be accelerated into clinical studies. PRTMI intends to develop clinical protocols, organize manufacturing of cellular products for clinical use, and monitor compliance with regulatory bodies of clinical trials conducted under its auspices. PRTMI will seek to acquire and strategically align itself with proven products in the market place that may provide cutting edge strategies when combined with the regenerative medicine therapies being developed by Proteonomix, its parent. Further, PRTMI will seek to provide a seamless transition between laboratories patient care facilities.

Summary Consolidated Financial Information

The following table summarizes selected financial data regarding our business and should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The financial statement data as of and for each of the fiscal years ended December 31, 2008 and 2009 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.  The financial statement data as of and for each of the nine months ended September 30, 2009 and 2010,,  have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

Summary of Statements of Operations Data

	For Nine Months Ended:		For the Year Ended:
	September 30, 2010	September 30, 2009	December 31, 2009	December 31, 2008
	UNAUDITED	UNAUDITED
SALES	$68,972	$127,424	$141,647	$132,038
TOTAL OPERATING EXPENSES	$2,391,746	$2,701,609	$3,716,365	$4,837,398
NET GAIN (LOSS)	$(2,322,774)	$(2,829,033)	$(3,858,012)	$(4,969,436)
NET LOSS PER COMMOM SHARE-
BASIC AND DILUTIVE	$(0.51)	$(0.93)	$(1.16)	$(2.33)
Weighted average Number of Shares	4,540,618	3,044,946	3,325,274	2,131,002

Summary of Balance Sheets Data

	As of September 30,	As of December 31,	As of December 31,
	2010	2009	2008
	UNAUDITED
TOTAL CURRENT ASSETS	$$219,389	$334,105	$329,325
TOTAL ASSETS	$3,844,114	$411,021	$420,147
TOTAL LIABILITIES	$6,329,886	$4,903,028	$7,843,607
TOTAL STOCKHOLDERS' EQUITY(DEFICIT)	$(2,485,772)	$(4,492,007)	$(7,423,460)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$3,844,114	$411,021	$420,147

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk.  Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document.  You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.

The current economic conditions could have a serious impact on the ability of the Company to sustain its viability.  Due to the decrease in overall spending, there is a possibility that spending on cosmetics consumption levels may decrease for the foreseeable future, resulting in less economic activity for the Company’s Proteoderm subsidiary.  Since we are a very small operation, we may not be able to create sufficient sales to sustain ourselves.  In addition, due to the severe difficulty in obtaining credit in the current economic crisis, we may have trouble seeking out and locating additional funds if we so desire or require financing of our operations.

If we fail to develop new customer relationships, our ability to grow our business will be impaired.

Our growth depends to a significant degree upon our ability to develop new customer relationships.  We cannot guarantee that new customers will be found; that any such new relationships will be successful when they are in place, or that business with current customers will increase.  Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

Effect of Governmental Regulations

We are subject to governmental regulation in all aspects of businesses.  The exitsing sperm bank business is regulated, as will the stem cell business we are attempting to start, by the United States Food and Drug Administration which has regulations governing almost every aspect of the business and every step in producing stem cell therapies.  With respect to stem cell therapies we are only in the initial phase of FDA regulated testing protocols for the possible use of our stem cell products in treating cardiac patients.  Use of these products in foreign countries is also heavily regulated by similar foreign agencies.  Failure to comply with all such governmental regulations would result in sanctions that may adversely and materially effect the Company.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized.  They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs.  Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production.  We might not be able to maintain our ability to compete in this circumstance.

Since we are developing two new businesses, an investment in our company is considered a high-risk investment whereby you could lose your entire investment.

We are engaged in the start-up of two new businesses, stem cell treatment facilities and a line of cosmeceutical products for use in cosmetic products.  We have limited experience selling cosmeceuticals and/or medical therapies utilizing stem cells.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate these new businesses profitably.  If we cannot operate these new businesses profitably, you could lose your entire investment.

Our Board of Directors contains no independent directors.

Our board are not “independent” directors, based on the independence criteria set forth in the corporate governance listing standards of the Nasdaq Stock Market, the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a)(1) of Regulation S-K. An independent director means a person who is not an employee (or a relative of an employee), who has no material business relationship with the company, and also in not a significant owner of the company’s shares. Due to its small size the Company does not presently have a separately designated audit committee, compensation committee or nominating committee.

We have a history of very limited income and recent losses since our inception that may continue and cause investors to lose their entire investment.

PROTEONOMIX acquired the first of its present businesses, The Sperm Bank, in September, 2006, and since then it has had cumulative net losses amounting to $18,220,762 from that date to September 30, 2010, and losses amounting to $2,322,774 for the nine months ended September 30, 2010.

PROTEONOMIX reported a net losses for the years ended December 31, 2009 and 2008, of ($3,858,012) and ($4,969,436), respectively.  As of September 30, 2010, PROTEONOMIX had a working capital deficit of $6,110,497.  Because of these conditions, we will require additional working capital to develop our business operations.  We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development.  We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.  If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations.  If we are forced to cease operations, investors will lose the entire amount of their investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated March 14, 2010, our independent auditors stated that our financial statements for the year ended December 31, 2009 were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception.  We continue to experience net losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. In light of our financial position, and the current global credit crisis, we may be unable to raise working capital sufficient to continue to fund the operations of the business. If we are unable to continue as a going concern, you may lose your entire investment. Our management has currently been advancing funds to the Company to help sustain its operations on a non-interest bearing and unsecured basis.  Given the difficult current economic environment, we believe that it will be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available.  In addition, the going concern explanatory paragraph included in our auditor’s report on our consolidated financial statements could inhibit our ability to enter into strategic alliances or other collaborations or our ability to raise additional financing.  If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations and/or seek bankruptcy protection.  Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations.  In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences, or privileges senior to those of existing stockholders.  If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.

The loss of Michael Cohen, our President, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Michael Cohen, our President.  The loss of services of Mr. Cohen will disrupt, if not stop, our operations.  In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff.  Our inability to recruit and retain such individuals may delay implementing and conducting our business on the internet, and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced.  There is no assurance that personnel of the caliber that we require will be available.

We expect to incur losses in the future and, as a result, the value of our shares and our ability to raise additional capital may be negatively affected.

There is no assurance that our operations will initiate a successful profitable enterprise.  Due to our limited operating history as well as the very recent emergence of the market addressed by us, we have neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating revenues and expenses.  We expect to incur losses during the next 12 months of operations if not longer.  We are also likely to experience significant fluctuations in quarterly operating results caused by many factors, including the rate of growth, usage and acceptance of the Internet, changes in the demand for the our products and services, introductions or enhancements of products and services by us and our competitors, delays in the introduction or enhancement of products and services by us or our competitors, customer order deferrals in anticipation of new products, changes in our pricing policies or those of our competitors and suppliers, changes in the distribution channels through which products are purchased, our ability to anticipate and effectively adapt to developing markets and rapidly changing technologies, our ability to attract, retain and motivate qualified personnel, changes in the mix of products and services sold, changes in foreign currency exchange rates and changes in general economic conditions. We are attempting to expand our channels of supply and distribution.  There also may be other factors that significantly affect our quarterly results that are difficult to predict given our limited operating history, such as seasonality and the timing of receipt and delivery of orders within a fiscal quarter.  As a retail business, we expect to operate with little or no backlog.  As a result, quarterly sales and operating results depend generally on the volume and timing of orders and the ability of the Company to fulfill orders received within the quarter, all of which are difficult to forecast.  Our expense levels are based in part on our expectations as to future orders and sales, which, given our limited operating history, are also extremely difficult to predict.  Our expense levels are, to a certain extent fixed, and it will be difficult for us to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in demand for our products and services in relation to our expectations would have an immediate adverse impact on our business, results of operations and financial condition, which could be material.  Due to all of the foregoing factors, we believe that our quarterly operating results are likely to vary significantly in the future.  Therefore, in some future quarter our operating results may fall below the expectations of securities analysts and investors.  In such event, the trading price of our common stock would likely be materially adversely affected.

We plan to use any revenues received to further develop and advance our range of re-enactment products, and to increase our sales and marketing.  Many of the expenses associated with these activities (for example, costs associated with hiring professional consultants for historical accuracy of our product range) are relatively fixed in the short-term.  We may be unable to adjust spending quickly enough to offset unexpected revenue shortfalls.  If so, our operational results will suffer.

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability, it will be difficult for you to evaluate an investment in our stock, and you may lose your entire investment.

We were initially formed in January 2005 as PROTEONOMIX. We have a limited operation history.  The market for products sold through the Internet has only recently begun to develop and is rapidly evolving.  If our website is inactive, we may experience limited sales.  Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market.  In order to be successful, we must, among other things, attract, retain and motivate qualified customers to view our website, successfully implement our Internet marketing  programs,  respond to competitive developments and successfully expand our internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system.  There is, therefore, nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that it will be able to operate profitably if or when operations commence.  You may lose your entire investment due to our lack of experience.

Our industries are highly competitive and we may not have the resources to compete effectively and be profitable, and as a result, you may lose your entire investment.

The markets for our products and services are new and intensely competitive.  We expect competition to persist, increase, and intensify in the future as the markets for our products and services continue to develop and as additional companies enter each of its markets.  We are aware of a few major retailers as well as smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with our products and services.  Numerous product offerings and services that compete with those of ours can be expected in the near future.  Intense price competition may develop in our markets.  We face competition in the overall Internet market, as well as in each of the market segments where our products and services compete.  We have multiple competitors for each of our products and services.  Many of our current and potential competitors in each of its markets have longer operating histories and significantly greater financial, technical and marketing resources, name recognition and a more developed customer base.  We do not believe our markets will support the increasing number of competitors and their products and services.  In the past, a number of product markets have become dominated by one or a small number of suppliers, and a small number of suppliers or even a single supplier may dominate one or more of our market segments.  There can be no assurance that we will be able to compete effectively with current and future competitors.

Our future success depends upon successful sale of our products through electronic market media, and if we do not successfully achieve significant market acceptance and usage of our products, such failure would materially adversely affect our business.

Many of our products and services are intended to be introduced for sale through electronic market media.  Our success will depend largely upon the success of these and future products and services, and marketing presentation enhancements.  Failure of these products and services or enhancements to achieve significant market acceptance and usage would materially adversely affect our business, results of operations and financial condition.  If we are unable to successfully market our products and services, develop new products, services, and enhancements, complete products and services currently under development, or if such new products and services or enhancements do not achieve market acceptance, our business, results of operations and financial condition would be materially adversely affected.  The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards.

These market characteristics are exacerbated by the emerging nature of the Internet market and the fact that many companies are expected to introduce new products through the Internet in the near future.

Our future success will depend in significant part on our ability to continually and on a timely basis introduce new products, services, and technologies and to continue to improve our products and services in response to both evolving demands of the marketplace and competitive product offerings.  As a result, demand for and market acceptance of new products or services is subject to a high level of uncertainty, risk, and competition.  These pressures may force us to incur significant expenditures to remain competitive in these marketplaces, and, if we fail to appropriately address these pressures, our business, financial condition, and prospects could be materially adversely affected.

Our limited experience in implementing and conducting internet based commerce may impair our ability to grow and adversely affect our prospects.

Our growth depends to a significant degree upon the development of our Internet/Direct Commerce business for Proteoderm.  If our website is inactive, we may experience limited sales.  We have limited experience in the businesses comprising our Internet/Direct Commerce business.  In order for our Internet/Direct Commerce business to succeed, we must, among other things:

•	make significant investments in our Internet/Direct Commerce business, including upgrading our technology and adding a significant number of new employees;
•	significantly increase our online traffic and sales volume;
•	attract and retain a loyal base of frequent visitors to our website;
•	expand the products and services we offer over our website;
•	respond to competitive developments and maintain a distinct brand identity;
•	form and maintain relationships with strategic partners;
•	provide quality customer service; and
•	continue to develop and upgrade our technologies.

We cannot assure that we will be successful in achieving these and other necessary objectives or that our Internet/Direct Commerce business will ever be profitable.  If we are not successful in achieving these objectives, our business, financial condition and prospects would be materially adversely affected.

System failure could impair our reputation, damage our brands, and adversely affect our products.

 If our website systems cannot be expanded to satisfy increased demand or fail to perform, we could experience:

•	unanticipated disruptions in service;
•	slower response times;
•	decreased customer service and customer satisfaction; and/or
•	delays in the introduction of new products and services.

Occurrence of any of the above incidences could impair our reputation, damage our brands, and materially and adversely affect our prospects.

Our ability to facilitate transactions successfully and provide high quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems.  Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events.  Any system failure that causes an interruption in service or decreases the responsiveness of our website service could impair our reputation, damage our brand name, and materially adversely affect our prospects.  Our success, in particular, our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems.  We do not have a formal disaster recovery plan.  Despite the implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders.

Transactions conducted on the internet involve security risks, and there can be no assurance that all of our customers’ transactions will be secure.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers.  There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect our customer’s transaction data.  Any compromise of our security could have a material adverse effect on our reputation.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.  To the extent that activities of our or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose our company to a risk of loss or litigation and possible liability which could have a material adverse effect on us.

Michael Cohen, our co-director and President, will only devote part time efforts to our business due to his involvement in other business interests until the completion of the offering.

The amount of time that Mr. Cohen, a director, and Chief Executive Officer will devote to our business will be limited.  He is currently working with PROTEONOMIX’s employees.  Thus, there exist potential conflicts of interest including, among other things, time, and effort with such other business entities.  Currently, Mr. Cohen is not involved in any other entity, which is engaged in a similar business as our company.  Mr. Cohen will not spend full time operating our company.  This may cause delays in the implementation of our business plan.

Michael Cohen will continue to influence matters affecting our company after this offering, which may conflict with your interests.

After giving effect to this offering, Michael Cohen, a director and President of our Company beneficially owns 335,460 outstanding shares of common stock of our Company and he has an option acquire 1,000,000 additional shares at an exercise price of $1.00 per share and he owns 200,000 Class A Preferred Shares convertible into 2,000,000 common shares..   Mr. Cohen may, however, be able to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions through his ownership along with his brother of Class A, B and C Preferred Shares, as well as his ownership of common stock.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

Unforeseeable circumstances may occur which could compel us to seek additional funds.  Future events, including the problems, delays, expenses and other difficulties frequently encountered by start-up companies may lead to cost increases that could require additional financing  Thus, we may have to borrow or otherwise raise additional funds to accomplish such objectives.  We may seek additional sources of capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity.  This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us.  Our inability to raise additional equity capital or borrow funds required to affect our business plan, may have a material adverse effect on our financial condition and future prospects.  Additionally, to the extent that further funding ultimately proves to be available, both debt and equity financing involve risks.  Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses.  Some types of equity financing may be highly dilative to our stockholders' interest in our assets and earnings.  Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

RISKS RELATING TO OUR COMMON SHARES

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future.  We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business.  Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company.  As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

Upon the issuance of the securities in this offering up to 8,170,733Shares of Class D Preferred Stock will be held as “restricted securities” as that term is defined under the Securities Act of 1933, as mended, (the “Securities Act”) and in the future the common shares underlying the Class D Preferred Shares, totaling up to 10,621,953 shares  will be available for sale pursuant to this Registration Statement filed under the Securities Act.  Up to 4,818,961 of these shares are held by an affiliate.  Rule 144 provides, in essence, that a non-affiliated person holding restricted securities for a period of six months in a reporting company may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to not less than one percent of our outstanding common stock every three months if the company has been reporting at least ninety days.  Sales of unrestricted shares by our affiliates are also subject to the same limitation upon the number of shares that may be sold in any three-month period.  Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer.  Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under.  Rule 144 also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of our company at the time of the sale and have not been affiliates in the preceding three (3) months.  Such persons must satisfy a one (1) year holding period.  There is no limitation on such sales and there is no requirement regarding adequate current public information.  Investors should be aware that sales under Rule 144, or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market that may develop for such shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our Common Stock Is A “Penny Stock,” And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

We currently trade our common stock on the Bulletin Board under the symbol PROT. At least for the foreseeable future, our common stock will be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these investors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third

Parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange.

Penny stocks are also stocks, which are issued by companies with:

Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

FORWARD LOOKING STATEMENT

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results.  The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements.  These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain, and should be viewed with caution.  Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions.  It is not possible to foresee or to identify all such factors.  The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

RELIANCE ON MANAGEMENT

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

EXCHANGE AND PLAN OF DISTRIBUTION

Distributing Company:	PROTEONOMIX is distributing the Class D Preferred shares, and the Converted Common Shares, of PROTEONOMIX in its capacity as underwriter of this offering

Shares To Be Distributed:	Up to 8,874,305 shares of our Class D Preferred Stock, $0.001 par value. The shares to be distributed in the exchange will represent up to 100% of our total common shares outstanding.

Distribution Ratio:

One (1) of our Class D Preferred Shares for each common share exchanged of PROTEONOMIX owned of record on ___________ , 2011.  No cash distributions will be paid.  Fractional shares will be rounded to the next whole share.

No Payment Required:	No holder of PROTEONOMIX common shares will be required to make any payment, exchange any shares or to take any other action.

Record Date:

The record date for PROTEONOMIX’s distribution shares is _____________, 2011.  After the record date, the PROTEONOMIX common shares will be trading “ex dividend,” meaning that persons who have bought their common shares after the record date are not entitled to participate in the distribution.

Prospectus Mailing Date:	, 2011. We have mailed this prospectus to you on or about this date free of charge.

Distribution Date:

The distribution date will be a date within ten (10) days following the prospectus mailing date designated above.  You will not be entitled to receive our shares if you sold your PROTEONOMIX shares after the record date.  A certificate representing your shares of our Class D Preferred Stock will be mailed to your address of record as of the record date if you accept the Exchange Offer.  The mailing process is expected to take about thirty (30) days.

Distribution Agent:	The distribution agent for the exchange will be Olde Monmouth Stock Transfer Co. Inc., Atlantic Highlands, New Jersey.

Listing and Trading of Our Shares:

There is no public market for our Class D Preferred Shares.  We do not expect a market for our Class D Preferred Shares to develop after the distribution date.  Our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market.  We do not intend to apply for a listing for the Class D Preferred Shares.

We will not apply for trading of our Class D Preferred Stock on the over-the-counter (OTC) Bulletin Board or any other market or exchange upon the effectiveness of the registration statement of which this prospectus forms a part.  Our shares of common stock are currently traded on the Bulletin Board.  There can be no assurance that such market for our common stock will be sustained.  Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities.  As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock.  The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (I) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.  Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

DESCRIPTION OF BUSINESS

Our predecessor, Azurel, Ltd. (“Azurel"), was incorporated in 1995 and had been a public company marketing a line of fragrances and cosmetics under proprietary names such as “Privilege" and “Benendre." On February 2, 2001, Azurel filed a voluntary petition for protection from creditors under Chapter 11 in the United States Bankruptcy Court for the District of New Jersey, Newark. Azurel was discharged from bankruptcy on December 28, 2005. Azurel traded on Nasdaq from January, 2001 to May, 2003, on the OTC Bulletin Board from May, 2003 to January, 2006, and on the Pink Sheets from February, 2006 to September, 2006 under the symbol AZUR, from September, 2006 to August, 2008 under the symbol NHGI and from August, 2008 to the present under the symbol PROT. Azurel deregistered from its duty to file reports with the Commission on January 30, 2006. Since April, 2010, PROT trades on the OTCBB.

On September 12, 2006, Azurel acquired National Stem Cell, Inc., a Delaware corporation (“National Stem Cell"), as a wholly-owned subsidiary and Azurel changed its name to National Stem Cell Holding, Inc. (“National Stem Cell Holding") following the acquisition. The acquisition of National Stem Cell included the acquisition of its subsidiary, The Sperm Bank of New York, Inc. (“SBNY"). In this transaction, Azurel’s common stock was reverse split 1:37. In August, 2008, National Stem Cell Holding reverse split its stock 1:10 and changed its name to Proteonomix, Inc. (“Proteonomix").

Our subsidiary, National Stem Cell, was formed on January 14, 2005. On its date of incorporation, National Stem Cell acquired SBNY, a company engaged in reproductive tissue banking, including sperm, ova, ovarian tissue and testicular tissue.

Subsequently, Michael Cohen contributed intellectual property consisting of his research into immunological isolation of stem cell populations derived from embryos, umbilical cord blood and bone marrow. Some of this research was embodied into patent applications, such as our Flex Pak 5 which Mr. Cohen developed prior to the formation of National Stem Cell and contributed to that company. Mr. Cohen financed the initial operations of National Stem Cell by purchasing shares of its common stock.

In March 2006, National Stem Cell began to work in conjunction with The Johns Hopkins University (“JHU") and developed multiple patents in stem cell expansion, stem cell growth and identification of particular types of stem cells.

On July 7, 2008, we formed Proteoderm, Inc. (“Proteoderm") in New York State, as a wholly-owned subsidiary, to develop, market, and sell our cosmeceutical line using technology licensed to us by Michael Cohen, our President, CEO, and Chairman of the Board, and his brother, Jacob Cohen.

We began working with the University of Miami (“U Miami") in October 2007 on the expansion of cord blood stem cells, the production of Matrix NC-138 (described below) and isolation of specific cells to be used in cardiological therapeutics.

In 2007, we spent $53,933, in 2008, we spent $-0- on research and development. As we lacked the funds for further research and development in 2008, Michael Cohen, our President and Chief Executive Officer, continued research on his own and licensed the technologies to us without consideration. In 2009 we spent $115,646 in research and development which was paid from loans made to the Company from Michael Cohen, our President and Chief Executive Officer.

In an effort to place different technologies and therapies in different subsidiaries, ("StromaCel") was registered as a Florida corporation on December 24, 2009 by our President and CEO, Michael Cohen for $168. In February, 2010 we acquired all of StromaCel's authorized shares at cost for $168 and StromaCel became a subsidiary of the Company.

We formed Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") on January 5, 2010 and PRTMI RD, SRL incorporated under the laws of the Dominican Republic in February, 2010 as a subsidiary of PRTMI. At present, StromaCel, Inc. and the PRTMI subsidiaries do not have any assets, including technology licenses. We cannot guarantee if and when either subsidiary will become operational.

The mission of StromaCel is to develop therapies using "stromal" cells. Stromal cells are key components of tissues and provide critical cytokines and growth factors as well as the cellular microenvironment for normal homeostasis. A cytokine is a small protein released by cells that affects the interactions and communications between cells and the behavior of cells. A growth factor is a naturally occurring substance capable of stimulating cellular growth, proliferation and differentiation. Homeostasis is a self-regulating process by which a biological system maintains stability while adjusting to changing conditions. Stromal cells provide a niche proliferation environment for stem cells.

StromaCel's goal is to study the basic cellular properties of stromal cells and to identify the utility of cellular and protein derivatives in disease repair.

PRTMI (including its subsidiary for operations in the Dominican Republic) intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. The mission of PRTMI is to undertake preclinical and clinical trials in regenerative medicine for delivery of cutting edge therapies overcoming delays caused by non-clinical considerations. PRTMI intends interface with clinical and preclinical programs in order to identify potential therapies that can be accelerated into clinical studies. PRTMI intends to develop clinical protocols, organize manufacturing of cellular products for clinical use, and monitor compliance with regulatory bodies of clinical trials conducted under its auspices. PRTMI will seek to acquire and strategically align itself with proven products in the market place that may provide cutting edge strategies when combined with the regenerative medicine therapies being developed by Proteonomix, its parent. Further, PRTMI will seek to provide a seamless transition between laboratories patient care facilities.

Business Description

Our mission is to achieve a leadership position in life enhancement regenerative stem cell therapies, services, and products through a combination of first to market technologies, and innovative clinical trial strategies.

Regenerative therapy (often referred to as “Regenerative Medicine" or “Cellular Medicine") involves the introduction of healthy new stem cells to repair and replace damaged or lost cells. Stem Cells are undifferentiated cells that have the potential to differentiate into a variety of different cell types. For example, for heart repair, mesenchymal stem cells, which are found in bone marrow, are able to differentiate into muscle, fibroblasts (cells from which connective tissue develops), bone, tendon, ligament and adipose (fat) tissue.

We are primarily focused on developing therapies and products based upon the use of human stem cells and their derivatives with an initial focus on diabetes and cardiac diseases. Many of the currently incurable diseases associated with aging are caused by the degeneration of specific cell types in the body. These diseases include, but are not limited to, cancer, heart disease, diabetes, and autoimmune conditions (the production of antibodies against the tissues of one’s own body). Stem cell therapy provides much promise for the treatment of diseases previously regarded as incurable.

The Sperm Bank of New York, Inc.

SBNY is a wholly-owned subsidiary of our subsidiary, National Stem Cell, and, since 2005, through SBNY, we have provided reproductive banking services.

SBNY is a licensed operating reproductive cell/tissue banking service, including sperm, ova, ovarian tissue and testicular tissue located at 187 Mill Lane, Mountainside, New Jersey. SBNY collects its samples using facilities and personnel of BioGenetics Corporation, the Sperm and Embryo Bank of New Jersey and Saint Luke’s Hospital in New York City.

SBNY provides, worldwide, through physician referrals or directly to individuals, cryopreservation of sperm and ova for men and women who desire to store their own reproductive cells and tissue to achieve pregnancy through assisted reproduction in the future. SBNY is not a member of the American Society for Reproductive Medicine ("ASRM") but adheres to its technical specifications for avoiding multiple births through in vitro fertilization. It is not a member of the American Association of Tissue Banks (AATB) which sponsors educational programs for stimulating increased tissue donation.

We anticipate that our laboratory services will provide advanced technologies and procedures for the collection, laboratory testing, genetic typing, processing and cryogenic storage of stem cells from both umbilical cord and peripheral blood. Umbilical cord blood stem cells and reproductive cells are processed and banked for both allogeneic (transplantation of cells from other donors) and autologous (cells transplanted to the same person from whom they were derived) therapeutic transplantation for a variety of medical disorders, including leukemia and lymphoma.

SBNY operates under the auspices of the Clinical Laboratory Improvement Amendments (“CLIA") which is administered by The United States Health and Human Services. CLIA regulates laboratories and monitors and reviews licenses. It covers approximately 200,000 laboratory entities. The Division of Laboratory Services, within the Survey and Certification Group, under the Center for Medicaid and State Operations (CMSO) has the responsibility for implementing the CLIA Program.

The objective of the CLIA program is to ensure quality laboratory testing. Although all clinical laboratories must be properly certified to receive Medicare or Medicaid payments, CLIA has no direct Medicare or Medicaid program responsibilities. A laboratory under CLIA is any facility that does laboratory testing on specimens derived from humans to give information for the diagnosis, prevention, treatment of disease, or impairment of, or assessment of health.

The sperm bank recruits, evaluates, cryopreserves (freezes), stores and distributes sperm from anonymous donors of diverse ethnic origin. Samples are cleared for cryopreservation only after rigorous laboratory testing. The cryopreserved donor vials are available for purchase by licensed physicians or their clients for use in assisted reproduction.

BioGenetics and The Sperm and Embryo Bank of New Jersey, which are under common ownership unaffiliated with us, are parties to an oral management agreement with us cancellable upon 30 days’ notice whereby they manage the collection, storage and sale of sperm and other biological material for a fee of $50,000 per year which is deducted from receipts from the sale of sperm and other biological material. BioGenetics and The Sperm and Embryo Bank of New Jersey are licensed by the Departments of Health of New York State and New Jersey. SBNY is licensed by the Department of Health of New York State. SBNY is not certified to receive Medicare and Medicaid payments

SBNY sublets approximately 300 square feet from Roosevelt/St Luke’s Hospital pursuant to an oral agreement for $795 per month all inclusive (landlord pays utilities and taxes) to receive donors and collect samples.

National Stem Cell, Inc.

Through our operating subsidiary, National Stem Cell, we have developed a catalog of intellectual properties and patent applications. These technologies are designed to work together in a synergistic fashion. Our initial focus in stem cell therapeutics is to achieve a leadership position in:

a.  the development of identification biomarkers (a biomarker is a substance used as an indicator of a biological state relating to the complete range of genes found in biological structure and processes of the living body, including the nervous system, the endocrine system, and our senses of sight, hearing, taste, smell, and touch. In practice, biomarkers include tools and technologies that can aid in understanding the prediction, cause, diagnosis, progression, regression, or outcome of treatment of disease.) Their use in research has grown out of the need to have a more direct measurement of exposures in the causal pathway of disease. Biomarkers can also provide insight into disease progression, prognosis, and response to therapy. It is a characteristic that is objectively measured and evaluated as an indicator of normal biological processes, pathogenic processes, or pharmacologic responses to a therapeutic intervention, cell derivatives, and cellular proteins.

b.  the development of stem cell therapies for disease and injury; and

c.  the performance of reproductive cell/tissue laboratory services.

We need to test our technologies and therapies before commercialization. A timeline cannot be estimated for each of the technologies as timelines depend on successful funding, testing, and regulatory approval.

We can give no assurance that our technologies will result in our achieving a leadership position in the development of identification biomarkers, stem therapies or the performance of reproductive cell and tissue laboratories services.

In addition to our work with stem cell therapeutics, we intend to develop derivative commercial products using stem cells. Our wholly-owned subsidiary, Proteoderm, has designed and intends to produce and market, anti-aging cosmeceuticals and cosmetics derived from stem cell products which contain a patent pending secreted matrix as an active ingredient.

Principal suppliers for our raw materials are U Miami and San-Mar Laboratories. Raw materials are available. FDA approvals are needed for all stem cell therapies but not for our cosmeceuticals. The FDA process is described below under the heading “FDA Clinical Trials."

Cell therapies for pancreatic islet cells.

National Stem Cell contracted with JHU to conduct research on protocols and projects designed and written by Michael Cohen, President and CEO, and Michael Shamblott, PhD, at the time an adjunct assistant professor and presently an assistant professor at JHU, and, also at the time, our chief scientific officer. Dr. Shamblott and Mr. Cohen designed the projects and National Stem Cell paid for research to be conducted at JHU. Mr. Cohen periodically worked with Dr. Shamblott at the JHU laboratories and periodically reviewed data produced at the laboratory.

Ian McNiece, PhD was director of the stem cell institute in Singapore run by JHU and moved to JHU in Baltimore where he worked with Mr. Cohen and Dr. Shamblott on the project. National Stem Cell moved its research to University of Miami Stem Cell Institute when Dr. McNiece left JHU for University of Miami. Mr. Cohen and Dr. McNiece designed the continuation of the project; and Mr. Cohen visited the laboratory in Miami periodically and reviewed data as he did at JHU.

The identification of stem cells in the pancreas was made as a result of the research project at JHU.

National Stem Cell continued development of the stem cell expansion technology and specifically umbilical cord blood expansion technology at U Miami. In addition, at U Miami, Michael Cohen and Ian McNiece have been working conjointly to create and produce the NC138 Secreted Matrix for use by Proteoderm in its cosmeceuticals.

Through this research, we have identified stem cells in the human pancreas and have applied for patents for cell surface markers (the molecules present on the surface of each cell which define the cell on what receptors are present - a technique often used to associate cells with certain immune functions) for these pancreatic stem cells as well as methods for their isolation. These technologies have been licensed to us in perpetuity from Mr. Cohen as sole inventor.

The license provides that research and development as well as funding and patent obligations are our responsibility. No fees have been paid and no royalties will be paid to Mr. Cohen. No potential payments, whether milestone or otherwise, will be made under this license agreement. Term is perpetual unless we become bankrupt or make an assignment for creditors, in which event all rights revert to Mr. Cohen. We are applying our techniques in order to develop protocols for the conversion of these cells into islet cells (the cells which produce insulin in the pancreas). This technology is in the developmental stage and we can offer no assurance that we can reliably convert stem cells to islet cells. Based on the fact that these cells are autologous rather than from a non-related donor, we anticipate that the cells that we are able to isolate will substantially reduce rejection when transplanted into the liver of the same diabetic patient.  The approach we are developing differs from the United States Food and Drug administration (“FDA") approved “Edmonton Protocol" described below only in that we rely on cells isolated from the same patient rather than cells from a donor.

The use, for over eighteen years following the FDA approved Edmonton Protocol on tens of thousands of diabetic patients, leads us to believe that the liver is an easier organ into which we can deliver our cells. Beta cells require a blood rich environment in order to monitor the glucose level in the blood prior to producing insulin. We believe, and the Edmonton Protocol demonstrates, that the liver produces a suitable blood rich environment.

We intend to expand our autologous cells (increase the numbers of identical cells) and then convert them to beta cells (insulin producing cell) outside the body (referred to as ex vivo). We are developing a proprietary methodology for converting stem cells from a diabetic’s pancreas into beta cells and have applied for a patent on our methodology. However, we are able to identify stem cells in the pancreas which have the same surface cell markers as beta cells which produce insulin. Thus, no conversion to beta cells may be required. We can offer no assurance that either of our methodologies will be effective and reproducible. We have not tested our theories relating to the conversion of stem cells to islet cells nor the use of using surface cell markers and would need further research and testing to confirm or reject our theory.

We then intend to inject our cells, using the current FDA approved transplant procedure, into diabetics’ livers. We finally intend to demonstrate that these expanded autologous cells with surface cellular markers similar to beta cells, will engraft (attach) in the diabetic liver and we anticipate that these cells will produce insulin. The Edmonton Protocol is a method of using cadaveric islet cells (beta cells from cadavers) and injecting these cells into the liver, which is used rather than the pancreas, as it is blood vessel rich and offers a better organ into which to inject beta cells. The Edmonton Protocol involves isolating islets from a cadaveric (deceased) donor pancreas. Each recipient receives islets from one to as many as three donors. The islets are infused into a patient's hepatic portal artery, the main artery that supplies blood to the liver. In the Edmonton Protocol, the currently used procedure involving allogeneic cells, the transplanted cells initially produce insulin, but are eventually rejected by the body. We anticipate that our autologous cells will not be rejected, which is the case with allogeneic cells, as our cells will be injected and attach to the liver of the donor of the cells.

Although we have not performed clinical trials for its use of autologous stem cells to create beta cells in the liver, a number of autologous stem cell banks have existed in the United States for many years. These stem cell banks collect umbilical cords from births and cryopreserve them for possible future use by the child (autologous use) or by related family members. Rejection has been minimal.

Examples include ViaCord LLC, a subsidiary of Perkin Elmer (NYSE: PKI) which is one of many companies which collects umbilical cord blood and stores it cryogenically for future autologous use.

The agreement of our subsidiary, National Stem Cell, with JHU was cancelled due to our failure to pay its invoices. National Stem Cell was sued by JHU and entered into a settlement agreement under which it paid Johns Hopkins $10,000 and owes $190,000 due and payable before July 30, 2010. The license agreement with JHU survives without termination. It calls for an initial license fee of $15,000 which we paid. The agreement does not call for milestone payments but does provide that JHU will receive a royalty of 3% of net revenue.  National Stem Cell is obligated to prosecute patent applications.

On October 29, 2007, we entered into an exclusive license agreement with Ian McNiece to become Chief Scientific Officer and with him to license the ex vivo umbilical cord expansion technology to our subsidiary, National Stem Cell, Inc. for which he would receive250,000 shares of our common stock (25,000 shares post split). Further, upon the completion of a Phase II trial, Dr. McNiece would receive an additional 250,000 shares (25,000 post split). In addition, Dr. McNiece would receive $50,000 at the initiation of the Phase II FDA trial and upon the receipt of granting approval for marketing of the ex vivo expansion technology, he would receive a payment of $150,000 and 1.5% of net sales.

On January 31, 2008, we entered into an agreement with University of Miami to continue research into ex vivo umbilical cord blood expansion technology. The agreement has been extended orally and now terminates January 30, 2011. We paid $75,000 of $118,000 due University of Miami, the remainder due upon completion of the project which is not anticipated until the last quarter of 2010.

We will require additional funding to submit these islet cells and our protocols for research to create beta cells in conjunction with U Miami during 2010. We are attempting to achieve sufficient funding through sale of equity. In the event we are unable to raise sufficient funds in that fashion, we would consider a joint venture with a large pharmaceutical company or a license with a larger company with the resources to conduct regulatory testing.

FDA Clinical Trials

We intend to conduct, assuming our pre-clinical work is successful and we achieve sufficient funding, FDA Phase I trials. These trials are the first stage of testing in human subjects with a small (20-50) group of healthy volunteers. This phase includes trials designed to assess the safety (pharmacovigilance), tolerability, (pharmacokinetics), and the study of the biochemical and physiological effects and the mechanisms of their actions, (pharmacodynamics) of a drug. However, there are some circumstances when real patients are used, such as patients who lack other treatment options. We estimate that Phase I trials of this and other technologies will cost in the range of $3 million to $10 million. Assuming our protocols pass Phase I scrutiny, they must then be subject to Phase II trials using a larger test group. Phase II trials are designed to assess how well the therapy works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Failure of a drug usually occurs during Phase II trials when the drug is discovered either not to work as represented, or to have toxic effects. We estimate that Phase II trials would cost in the range of $10 million to $50 million. Phase III studies are randomized controlled multi-center trials on large patient groups (300–3,000 or more depending upon the disease/medical condition studied) and are aimed at being the definitive assessment of how effective the drug is, in comparison with current treatment and may cost between $30 million to more than $300 million. Because of the multimillion dollar expense of Phase III Trials, we would anticipate that we would need to join with a larger corporation in order to assist us with the expenses of these trials. The reason for the broad range of estimated costs is that the cost of each FDA clinical trial phase depends on the number of patients which the FDA would require and other variables including, but not limited to, locations, protocols and possible collaboration with other companies. We therefore find it impossible to narrow the specific costs of clinical trials per technology at this juncture. As a result, we have listed FDA trial costs from the mildest to the most extreme.

The total amount of funding we require for both our clinical trials and our operations we estimate would be in excess of $128 million if the clinical trials for each technology were performed through FDA Phase III.

We hope to have enough data on some of our technologies by 2011 in order to apply for an FDA Phase I trial. We anticipate that the first technology to achieve that milestone will be the expansion of umbilical cord blood. No guarantee can be given that we will achieve these objectives on a timely basis or at all.

Umbilical cord blood expansion.

Through National Stem Cell, we are currently gathering data for our Phase I trial for umbilical cord blood expansion (which is the replication of umbilical cord blood cells through generations without degradation of the cells). Our expectations for successful results are derived from our patent pending growth medium (sometimes referred to as a “culture medium" which is a solution containing the substances required for the growth of cells) and matrix to grow human embryonic stem cells (“hES"). This growth medium and matrix also applies to the expansion of umbilical cord blood as we are no longer expanding hES derived stem cells. We anticipate that our results will show replication without genomic changes i.e. changes in genes and sequences of genes, and DNA segments, in the chromosomes of an organism. We anticipate that our efforts over the next two years will lead to the commencement of FDA Phase I trials although we can offer no guarantee of success.

Cryopreservation

Through National Stem Cell, we have developed a patent-pending container device for cryopreservation of stem cells (the process where cells are preserved by cooling to low sub-zero temperatures) that we believe will provide significant improvements in viable cell recovery and contaminant protection, both in freezing and thawing stem cells, than is found with cryostorage containers currently in use.

Proteoderm, Inc.

We have developed cosmeceutical products based on patent applications of our stem cell derived proteins Matrix NC-138™ (“NC138") technology which we have assigned to our subsidiary, Proteoderm. “Cosmeceutical" is a word blended from “cosmetic" and “pharmaceutical" and is defined as a cosmetic with active pharmaceutical ingredients. Proteoderm introduced our cosmeceutical at the Anti-Aging Conference sponsored by the American Academy of Anti-Aging Medicine held in National Harbor, Maryland in August, 2008 by manning a kiosk and providing samples of our cosmeceutical kits to participants, primarily physicians and industry leaders.

Proteoderm has developed an anti-aging kit consisting of a day cream, night cream, cleanser, exfoliant and under eye serum under the brand name “Matrix NC-138." Proteoderm has recently executed, with two China-based companies, an agreement for the licensing, sale, and distribution of its cosmeceutical kit in China, Hong Kong and Taiwan.

We received the first order for the materials for the production of 10,000 kits at $100 per unit. Pursuant to the terms of the purchase order, we had to demonstrate our financial ability to manufacture the raw materials for 50,000 units before payment for the first order would be made. We were unable to demonstrate our financial ability to manufacture 50,000 kits and the purchase order expired. However, we have entered into an oral purchase order with China Biopharma and Sinoqest under which the order has been reinstated on the following terms and conditions. The prior requirement that we demonstrate our financial credibility with cash or cash equivalents of $1,000,000 has been waived. However, we must produce and sell at least 1,000 cosmeceutical kits in the United States. The source of the funds to manufacture and package the raw materials for ten thousand cosmeceutical kits was Michael Cohen, President on a non-interest-bearing loan basis. In addition, the purchasers may elect to purchase pre-packaged kits at a price to be negotiated. The purchasers are obligated to obtain permission for importation of our cosmeceutical from the State Food and Drug Administration (SFDA), the Chinese government regulatory authority in charge of safety management of drug, food, health food and cosmetics. We anticipate, based on our conversations with management of the Chinese purchasers that the SFDA will approve our cosmeceutical fourth quarter, 2010.

Among the functions of the SFDA are the following:

to organize relevant authorities to draft laws and regulations on the safety management of food, health food and cosmetics; organize relevant authorities to formulate comprehensive supervision policy, and supervise its implementation;

to exercise comprehensive supervision on the safety management of food, health food and cosmetics in accordance with laws; organize and coordinate supervision work on the safety of food, health food and cosmetics carried out by relevant authorities;

to organize and carry out investigation and impose punishment on serious safety accidents of food, health food and cosmetics; delegated by the State Council, organize, coordinate and conduct specific law-enforcement campaigns over safety of food, health food and cosmetics nationwide; organize, coordinate and collaborate with relevant authorities in carrying out emergency rescue work on serious safety accidents of food, health food and cosmetics;

to comprehensively coordinate the testing and evaluation for the safety of food, health food and cosmetics; formulate provisions on releasing of supervision information for safety of food, health food and cosmetics in conjunction with relevant authorities and monitor their implementation; sum up safety information of food, health food and cosmetics from relevant authorities and release it to the public regularly.

to be in charge of drug registration, draw up, revise and promulgate national standard of drugs; draw up criteria for marketing authorization of health food; review and approve health food; set up classification system for prescription drugs and OTC drugs; establish and improve ADR monitoring system; be responsible for drug reevaluation, review drugs to be withdrawn and formulate a national essential medicines list;

We have ordered the packages for our cosmeceutical products and are developing our website in order to begin sales of our cosmeceuticals in the United States. We anticipate sales to begin in the fourth quarter of 2010.

The cosmeceutical kits will be ready for shipment to customers as soon as the production process is complete, estimated, in the fourth quarter 2010. The kits have been formulated by us working with San Mar Laboratories, Elmsford, New York. San-Mar operates a facility of in excess of 100,000 square feet which includes laboratories, clean rooms, mixing rooms, labeling machinery and picking and packing lines. Pursuant to an oral agreement, San-Mar will mix, bottle, label, pack and ship our cosmeceutical kits for a period of four years from September 1, 2007. We have the right every calendar quarter to find competitive bids for the same services; and if San-Mar cannot match them within 10%, we have the right to change service vendors.

Proteoderm designs, produces and synthesizes proteins, and polypeptides (chains of linked amino acids which when folded in a particular three-dimensional configuration, become proteins) secreted by stem cells and incorporates them into uniquely formulated personal care products. Its business concept is to develop and commercialize products based upon sophisticated, high performance biomaterials exclusively for use in the cosmetics and personal care markets. Our marketing and promotional efforts will feature the anti-aging and anti-wrinkle properties of our products formulated with NC-138. We believe that cosmeceuticals containing our Secreted Matrix can be topically applied to consumers’ skin and can be taken up into the outer skin layers to enhance the natural formation of collagen.

In vivo studies were also conducted using an emulsion containing 3% Matrix NC-138™ on twelve volunteers against a placebo in a half-face double blind study. Volunteers were asked to apply the cream twice daily for six weeks on the crow feet area. Several parameters were analyzed after six weeks: skin profile, skin hydration and a self assessment on the product given by panelists through a questionnaire.

On the basis of in vivo studies, we believe that our cosmeceutical refines skin texture and gives suppleness to the skin thus contributing to a youthful look. However, the research, data and conclusions regarding our cosmeceutical have not been independently verified and the merits of our claims have not been subject to independent evaluation by experts in the cosmeceutical field. The results of our efficacy tests have based on observations of only twelve volunteers and have not yet been replicated. In addition, there are no established standards for test procedures, methodology or documentation by which companies marketing cosmeceuticals must adhere before making claims about their products' efficacy.

The Personal Care Products Council (“PCPC"), formerly known as the “Cosmetic, Toiletry and Fragrance Association" a leading national trade association for the cosmetic and personal care products industry. It is a trusted source of information for and about the industry and a vocal advocate for consumer safety and continued access to new, innovative products. The PCPC has adopted a Consumer Commitment Code to formalize many existing product safety practices and to demonstrate its members’ commitment to safety. The PCPC does not regulate but provides information on national and international regulation. We have applied to the PCPC. We presently adhere to the Personal Care Products Council Consumer Commitment Code, including filing timely reports with the FDA regarding manufacturing and ingredient usage,and will continue to do so after our membership application is accepted. However there is no penalty for failure to follow the code.

The following principles summarize the code: A company should market cosmetic products only after ensuring that every ingredient and finished product has been substantiated for safety and concentrating whether through the CIR or other appropriate data and information, including adverse events, should be available for inspection by the FDA and should maintain a safety information summary of ingredient and product safety information.

The Cosmetic Ingredient Review (“CIR") Expert Panel is an independent, nonprofit panel of scientists and physicians established in 1976 to assess the safety of ingredients used in cosmetics in the U.S. with the support of the U.S. Food and Drug Administration and the Consumer Federation of America in an open, unbiased, and expert manner, and to publish the results in the peer-reviewed scientific literature.The CIR is now an independent organization, the mission of which is to review and assess the safety of ingredients used in cosmetics in an open, unbiased, and expert manner, and to publish the results in the peer-reviewed scientific literature. Although funded by the PCPC, CIR and the review process are independent from the Council and the cosmetics industry. General policy and direction are given by a six member Steering Committee chaired by the President and CEO of the PCPC, with a dermatologist representing the American Academy of Dermatology, a toxicologist representing the Society of Toxicology, a consumer representative representing the Consumer Federation of America, an industry scientist (the current chair of the PCPC CIR Committee), and the PCPC Executive Vice President for Science

We are preparing an application to the CIR for our proprietary Matrix NC-138. All other ingredients are on the approved list. These ingredients include water, a sun block, oils, thickening agents, moisturizers and fragrances. The approved list of cosmetic ingredients may be found at http://www.cir-safety.org/staff_files/pdf4.pdf. We anticipate a six month period for review and analysis which includes documentary review and samples of each ingredient. In the event, which we believe is unlikely, that our Matrix NC-138 is not approved, we will work with the CIR to gain approval whether through modification of the chemistry, further tests or otherwise. However, lack of approval is not a bar to selling our cosmeceutical commercially.

The CIR Procedures established an Expert Panel to set priorities and review and assess ingredient safety data. The seven CIR Expert Panel voting members are physicians and scientists who have been publicly nominated by consumer, scientific, and medical groups; government agencies; and industry. Expert Panel members must meet the same conflict of interest requirements as individuals serving on FDA advisory committees. Three liaison members serve as nonvoting members representing government, consumers, and industry. With participation of these liaison representatives from FDA, CFA, and the Council, the CIR Expert Panel creates a unique forum for open discussions on issues affecting public safety.

CIR staff members conduct extensive literature searches, compile data, and prepare draft reports on high-priority ingredients. They organize the literature into several categories: chemistry (including physical properties and manufacture), use (cosmetic and non-cosmetic), general biology (with absorption, distribution, metabolism, and excretion data), and animal toxicology (acute, short-term, subchronic, and chronic studies, as well as dermal irritation and sensitization data).

The staff also prepares a clinical assessment of the ingredients that may include epidemiologic studies, along with classic repeated insult patch tests. In vitro test data are also gathered and incorporated into the review.

At each stage of the process, CIR seeks the input of all interested parties during a formal 60-day comment period.

If the open scientific literature contains insufficient information, the Expert Panel will call on industry or other interested parties to provide unpublished data or to undertake specific studies. After multiple opportunities for public comment and open, public discussion, a final safety assessment is issued.

The Panel may make one of four basic decisions regarding an ingredient:

Safe ingredients. Ingredients safe in the practices of use (product categories) and concentrations of use for each product category as documented in the safety assessment.

Unsafe ingredients  These are ingredients with specific adverse effects that make them unsuitable for use in cosmetics.

Safe ingredients, with qualifications.  The Panel may reach the conclusion that an ingredient can be used safely, but only under certain conditions. Qualifications frequently relate to maximum concentration, but may also address rinse-off versus leave-on uses and other restrictions.

Ingredients for which the data are insufficient.  If the Panel reaches an insufficient data conclusion, it does not state whether the ingredient is safe or unsafe. The Panel is, however, describing a situation in which the available data do not support safety. The specific data that would allow the Panel to complete its assessment always are identified.

CIR safety assessments are made available as monographs and are published in the International Journal of Toxicology. Each year, CIR publishes the CIR Compendium, a comprehensive collection of findings from all CIR reports.

Recognizing that new information may be available on safety assessments completed years ago, the Expert Panel may re-review of assessments that are more than 15 years old or for which there is some new information known to the Panel. If there are relevant new data, the Panel will consider the need for an amended safety assessment. If the search for newly available data fails to uncover information relevant to ingredient safety, or if the new data duplicate information already in the safety assessment, the Expert Panel will not reopen the safety assessment.

Although we believe that the results of our preliminary in vitro and in vivo studies are determinative of the efficacy of our cosmeceutical, we are performing a more formal and more extensive study for marketing purpose. As a result, we have entered into an agreement with Smeena Khan, M.D, a dermatologist based in Virginia, to conduct a multi-center efficacy study on a larger scale than previous tests we have conducted of the effects of the Proteoderm skin care line on aged skin, particularly wrinkles. The study is designed as a split-face study (i.e. one half the face using our cosmeceutical and the other the creams or lotions presently used by the participants in the study), conducted over the course of a twelve-week period for 150 patients. The study, originally scheduled to commence during the third week in May, 2009 has been postponed to fourth quarter of 2010 as we anticipate having a sufficient number of cosmeceutical kits and other materials for the test. We plan to ship our kits to customers prior to the completion of the study by Dr. Khan.

Our obligations are to provide the cosmeceutical kits, technical support as needed by Dr. Khan, preparation of agreements to be signed by other physicians participating in the study and statistical services; Dr. Khan’s obligations are to have the participants photographed immediately prior to commencement of the study, and every two weeks thereafter. Dr. Khan shall prepare the Study Materials, expected to total 30-40 pages, including but not limited to:

patient and Investigator questionnaires;

patient consents (subject to approval of the Company’s counsel);

instructions to patients and to investigators;

written agreements of the Investigators to participate in the Study;

study protocol (design of the Study);

patient logs;

patient assessment forms; and

other materials deemed by Dr. Khan to be necessary or advisable.

Dr. Khan has been paid $5,000 and 10,000 common stock options exercisable for a period of five years at $2.50 per share and will receive an additional $5,000 and 10,000 options with like terms upon conclusion of the study. In addition, Dr. Khan will receive the kits throughout her lifetime without charge; and she will keep copies of all photographs of all patients with the right to show to her future patients to illustrate the efficacy of the kit.

The agreement does not contain specific termination provisions but cites that Dr. Khan shall devote, with regard to her other commitments, to perform her duties in conducting the study. If the study is conducted as set forth in the agreement with Dr. Khan, the agreement will terminate at the conclusion of the study.

Raw materials are being manufactured by U Miami.

We have entered into a multi-center cosmeceutical study agreement with Kishore Ahuja, M.D. to be a clinical investigator and to document the clinical benefits of our Proteoderm products on aging and aged skin. Under this agreement, Dr. Ahuja shall fulfill the duties set forth in the proposal prepared by Smeena Khan, M. D. at sites in Woodbridge, New Jersey, Paramus, New Jersey and The Bronx, New York. We will provide a sufficient number of cosmeceutical kits as well as technical support as requested by Dr. Ahuja from time to time. We will also retain the services of a statistician to compile the data from Dr. Ahuja's study and prepare a written report, unless Dr. Ahuja should choose to be responsible to compile the data and prepare the report.

Dr. Ahuja shall receive 15,000 options to purchase shares of our common stock. The options will vest as follows: 5,000 options upon signing this Agreement; 5,000 options upon the entry of a minimum of 150 patients who have signed the consent form to participate in his study and 5,000 options upon delivery of the report at the conclusion of his study involving a minimum of 150 patients among the three sites. The options shall be exercisable to purchase shares of our common stock with an expiration date of five years from the date of issuance at $3.50 per share. In addition, Dr. Ahuja will receive $5,000 per center once all patients in a specific center as set forth in paragraph 3 above are enrolled and $15,000 at the completion of the study involving the three centers.

Technologies

Stem Cells and Regenerative Medicine

The decline of cellular functions causes people to experience illnesses and frailties such as heart attack (loss of heart muscle function), arthritis (loss of joint lining cells) and stroke (loss of nerve cell function). The human body has a remarkable ability to heal and even regenerate itself through the mobilization of stem cells from bone marrow and other organs of the body. However, this potential for regeneration is limited and often declines as we age.

Regenerative Medicine is a young and rapidly growing area that we believe will develop into a new and primary therapeutic paradigm for disease and trauma. In the future, we anticipate that treatments based on stem cells, primarily from bone marrow, umbilical cord and peripheral blood, will be used for patients to treat different ailments – such as coronary heart disease, diabetes, central nervous system disease and arthritis. The reason for the surge of interest in cell therapy is that it represents a competitive therapy. For example, a diabetic can roughly control his or her blood sugar with insulin through the periodic injection of insulin or an insulin pump. However, if a diabetic’s body accepts a graft of beta cells, those cells will react instantly to changes in blood sugar concentration and secrete just enough insulin to keep it within bounds. It is possible that stem cell therapies will eventually replace much of the current class of first line treatments and interventions for many disorders and could even provide therapeutic benefit for diseases that are currently intractable or even incurable. We anticipate that the demand for clinical use of stem cells will increase dramatically as new therapies are developed.

The search for regenerative stem cells has focused upon a number of potential sources, specifically:

embryos

umbilical cord blood

placenta

bone marrow

peripheral blood and

subcutaneous fat

Solutions and Therapeutics

We are a biotech company in that our research and development is directed toward commercial products and applications. Our multi-faceted research and development program has led to over a dozen patent applications pending relating to multiple therapeutic treatments and products. We have not received any revenues from these therapies; and the only products which are in production are cosmeceutical.

We believe that our stem cell therapy candidate for diabetes may have key advantages compared to competitors’ therapies.

For example, our non-embryonic stem cell therapy for Type 1 diabetes is being developed for clinical transplant administration based on the FDA approved Edmonton Protocol for therapeutic transplantation of cadaveric islet transplant (extraction of beta cells from the pancreas of a deceased donor.).The Edmonton Protocol is named for the islet transplantation group at the University of Alberta, Edmonton, where the protocol was first devised in the late 1990s, and published in The New England Journal of Medicine in July 2000. Most competitors are developing cellular therapies for this disorder by modifying the cells or their preprogrammed developmental pathways through re-engineering and the introduction of external biochemical factors, not naturally present in the human body.

Competition

Each of our products and areas of development is subject to intense competition from other entities that may have substantially greater resources than we do. Stem cell therapies for diabetes and cardiac injury are being developed by a number of companies. Our stem cell therapeutic development program is, to the best of our knowledge, distinguishable from those of the competitors on the basis of several factors. Competitors’ stem cell therapy candidates rely on re-engineering or modifying cell characteristics that will require multiple validation and safety studies before advancing to clinical trials with patients. Our approach is to develop from bone marrow and umbilical cord blood stem cells and organ specific stem cell candidate therapies that comply with FDA protocols already in effect for therapeutic transplantation with such stem cells. Our cells are derived from the patient’s own body and thus have a lower chance of rejection by the body. For example, our diabetes cell therapy is based on a cell we obtain from the patient’s own organ. We hope to utilize, the Edmonton Protocol in order to administer the patient’s selected cells, into that patient’s liver. As a result, we hope to reduce the time and expenses associated with a Phase I trial by the FDA. Successful phase one trial requires us to demonstrate limited adverse reaction to the therapy and efficacy.

One of our competitors, Novocell, Inc., has developed a beta cell from an embryonic stem cell. Although this technology is preclinical, it is based on an allogeneic model that will require immune suppression, i.e. suppression of the immune response, by drugs or radiation, in order to prevent rejection or to control autoimmune diseases for life. In contrast, our identification of a stem cell in the human pancreas may lead to an autologous therapy for both Type 1 and Type 2 diabetes. Other major competitors include Regentech, Inc. Regentech, Inc. is developing an expansion technology based on a physical device (known as a reactor) to promote cell expansion. Similar technology has also been developed by Pluristem, Inc. Both reactors allow for expansion of cord blood stem cell but are limited in the number of generations produced without differentiation (five generations before differentiation). A reactor is a device, essentially an incubator for cells and is not a medium. The use of a reactor requires a medium. Our medium does not require a reactor. Our medium works in any device, including petri dishes, bottles, plastic sacks as well as with reactors. Thus, we anticipate that we can sell our medium to a far broader clientele. We describe our medium and our expansion without differentiation technology in the discussion relating to our CB-500 technology below.

Our expansion technology is based on our unique growth medium and not a reactor. We anticipate that we can generate replication without genomic changes.

We are unaware of any companies that have cosmeceutical technologies similar to the ones we have developed. . However, a substantial number of companies are offering anti-aging cosmetics. Many physicians offer Botox and laser therapies. None of them includes a protein such as our patent pending protein, NC-138,which occurs in women during pregnancy. Pending the outcome of further testing of our cosmeceutical, we are not claiming that our cosmeceutical has more advantageous anti-aging properties than other products.

Our Current and Future Products

All our products need development except our cosmeceutical products which are in production and scheduled for marketing commencing fourth quarter of 2010.

Future Products

Human Embryonic Stem Cell (hES) Growth Platform (stem cell growth media and matrix). This technology was co-developed by Michael Cohen and JHU and has been assigned to our subsidiary, National Stem Cell. The license agreement specifies an initial payment to JHU and a royalty on sales of which there have been none to date. The work leading to the license performed by Michael Cohen and JHU resulted in a lawsuit against our subsidiary National Stem Cell for nonpayment of fees which was settled by an upfront payment of $10,000 and a final payment of $190,000 due on June 30, 2010. The basic agreement cites that we will reimburse JHU for all costs associated with the preparation, filing, maintenance, and prosecution of patent rights incurred by JHU. The agreement on which the lawsuit was based grants JHU a 3% royalty on sales of licensed products.

Product

    Patent Application #

Stage of Development

1. Platform CB-500                 60-839,124

    Pre-clinical

2. Platform ES-400                  60-830,668

     Pre-clinical

3. E.S.E.F-99 Device                60-847,645

     Pre-clinical

These growth platforms are unique because they are free of animal or human blood components (“serum free") and free of animal product (“xeno free"). Instead, the platforms are based on components that are FDA approved for transplant for human beings.

Thus, the growth platforms differentiate themselves from other platforms on the market, of which our management is aware, in that all other platforms contain either serum or xeno products or both. Our platform ES-400 is both an enriched fluid which constitutes a complete medium and scaffolding, consisting of human collagen-based matrix for the growth of stem cells, whose components are FDA approved for human transplant.

We anticipate that the combination of our Platform ES-400 with E.S.E.F. 99 will reduce the possibility of aneuploid cell cultures in progressive generations of stem cells. Aneuploidy is a type of chromosome abnormality involving an abnormal number of chromosomes. An extra or missing chromosome is a common cause of genetic disorders such as birth defects. Some cancer cells also have abnormal numbers of chromosomes. Aneuploidy occurs during cell division when the chromosomes do not separate properly between the two cells which are the product of the cell division.

E.S.E.F. 99 filters abnormal cells which are formed during the process of separation of progressive stem cells grown on traditional media. Thus, we anticipate that stem cells grown on the ES-400 Platform will achieve the same positive results as stem cells grown on other platforms.

Further testing of our matrix and growth medium is needed before we can be certain of the absence of aneuploidy.

Platform CB-500 is a complete medium and scaffolding whose components are based on umbilical cord blood. We believe that this product is important for the future of stem cell therapy as we believe that it provides for the accelerated growth of cells without differentiation (without genomic change so that derived cells are identical to the initial cells) for the purposes of therapies developed by us or other companies.  Further, because our platforms do not utilize any animal products, the possibility of contamination associated with the transmission of diseases from animals to humans is removed. A medium is a feeder material and growth factor in which cells grow. Scaffolding is the collagen substructure onto which cells adhere in order for them to expand. Our platform is both a medium and scaffolding.

After completing our pre-clinical trials, these products need to be subject to rigorous FDA trials. There is no guarantee that we will achieve sufficient funding for FDA trials and, even if we do raise sufficient funds, that our products will survive FDA trials.

We cannot guarantee results; and further testing is needed to confirm our management's belief that stem cells grown on the ES-400 platform will achieve the same positive results as stem cells grown on other platforms.

Products related to cord blood storage.

This technology was developed by Michael Cohen, our President and CEO, who assigned the rights to us for shares of our common stock. No royalties are due and we are responsible for patent prosecution, maintenance and infringement matters.

 Product

     Patent Application #

Stage of Development

4. FlexPak-5               11-038,119

Seeking manufacturers

FlexPak-5 is our unique cord blood banking cryopreservation bag, used for internal purposes only that we believe with further testing and verification will provide us the ability to bank cord blood in aliquot (an exact division of the cord blood into units for future expansion). What makes FlexPak 5 unique is that it is, to the best of our knowledge, the only product that separates cord blood units in a closed system (a system that has no human touch from the beginning of the process to the end of the process) into five units that may be separated while still cryopreserved into individual units. Each unit is segregated by volume in order to provide for optimum expansion capabilities We believe that no regulatory approval is required. We anticipate that the product will be of use to us once we complete development and FDA approval of our stem cell expansion technology.

Current Products

Products related to cosmetics products.  This technology was co-developed by Michael Cohen, our President and CEO, and Jacob Cohen, his brother, and all rights thereto were assigned to them; and they then assigned the rights to Proteoderm.

Product

       Patent Application #

Stage of Development

5. E.G. Cosmeceutical

60-875,553

     Completed

6. C.B. Cosmeceutical                 60-875,558

     Completed

Our cosmetic products utilizing the Secreted MatrixTM and Matrix NC-138TMwere developed by our subsidiary, Proteoderm, and by San-Mar Laboratories, Inc. based on cosmeceutical technologies which describe the Matrix NC-138TM(a material secreted by stem cells) for which Michael and Jacob Cohen applied for patents and have assigned them to us. San-Mar has been contracted to produce Proteoderm cosmeceutical products based on its Matrix NC-138TM technology.

U Miami has begun producing the Matrix NC-138TMand has the capability of producing the Matrix NC-138 in large volumes and at a reasonable price. Our supply contract with U Miami has expired but we have received oral indications that it will be extended for three years.

The patent applications for the technologies for Matrix NC-138TM, originally developed by Michael Cohen and Jacob Cohen (brothers) were assigned to us in July, 2009, for consideration of 50,000 Shares of Series C Preferred Stock, issued jointly to Messrs. Cohen. We in turn, assigned all of the rights to the technologies to Proteoderm. As additional consideration, Messrs. Cohen received the right to receive 20% of the outstanding shares of the common stock of Proteoderm, in the event it should become a public company. They assigned this right to the JSM Family Trust. The license provides that research and development as well as funding and patent obligations are the responsibility of the licensee. No fees have been paid to date and no royalties will be paid to Messrs Cohen. No potential payments, whether milestone or otherwise, will be made under this license agreement. Term is perpetual unless we become bankrupt or make an assignment for creditors, in which event all rights revert to Messes. Cohen.

In January, 2009, we entered into an agreement with two China-based companies, China Biopharma, Inc., which distributes pharmaceuticals and cosmetics in China, and Sinoquest Investment Ltd., which controls several pharmaceutical and cosmetic distribution companies in China. Under the terms of that agreement, we will provide the ingredients of our cosmeceutical kit containing a day cream, night cream, under eye serum, exfoliant and cleanser with the Matrix NC-138TM, in bulk, and China Biopharma and Sinoquest will market and sell the products in China, Hong Kong and Taiwan. We can give no assurance that we will make substantial sales pursuant to this agreement. The term of the agreement was three years; and over and above the price per kit set forth below, the purchasers were obligated to pay us a royalty of $15 per kit on net sales. The purchasers were obligated to purchase 10,000 units per year commencing the date of the first order. The purchasers were additionally obligated to purchase Proteonomix stock in the open market at a level equal to 5% of gross sales less returns and to retain purchased shares for a period of one year before selling them. The purchasers were also obligated to create a “Wholly Owned Foreign Enterprise" (“WOFE") owned 60% by us and 40% by the purchasers. The WOFE has not been formed.

We received the first order for the materials for the production of 10,000 kits at $100 per unit. Pursuant to the terms of the purchase order, we had to demonstrate our financial ability to manufacture the raw materials for 50,000 units before payment for the first order would be made. We were unable to demonstrate our financial ability to manufacture 50,000 kits and the purchase order expired. However, we have entered into an oral purchase order with China Biopharma and Sinoqest under which the order has been reinstated on the following terms and conditions.  The prior requirement that we demonstrate our financial credibility with cash or cash equivalents of $1,000,000 has been waived. However, the requirement that we produce and sell cosmeceutical kits in the United States remains.  In addition, the purchasers may elect to purchase pre-packaged kits at a price to be negotiated. The purchasers are obligated to obtain permission for importation of our cosmeceutical from the State Food and Drug Administration (SFDA), the Chinese government regulatory authority in charge of safety management of drug, food, health food and cosmetics. We anticipate, based on our conversations with management of the Chinese purchasers that the SFDA will approve our cosmeceutical in fourth quarter, 2010.

Among the functions of the SFDA are the following:

to organize relevant authorities to draft laws and regulations on the safety management of food, health food and cosmetics; organize relevant authorities to formulate comprehensive supervision policy, work plan and supervise its implementation;

to exercise comprehensive supervision on the safety management of food, health food and cosmetics in accordance with laws; organize and coordinate supervision work on the safety of food, health food and cosmetics carried out by relevant authorities;

to organize and carry out investigation and impose punishment on serious safety accidents of food, health food and cosmetics; delegated by the State Council, organize, coordinate and conduct specific law-enforcement campaigns over safety of food, health food and cosmetics nationwide; organize, coordinate and collaborate with relevant authorities in carrying out emergency rescue work on serious safety accidents of food, health food and cosmetics;

to comprehensively coordinate the testing and evaluation for the safety of food, health food and cosmetics; formulate provisions on releasing of supervision information for safety of food, health food and cosmetics in conjunction with relevant authorities and monitor their implementation; sum up safety information of food, health food and cosmetics from relevant authorities and release it to the public regularly.

to be in charge of drug registration, draw up, revise and promulgate national standard of drugs; draw up criteria for marketing authorization of health food; review and approve health food; set up classification system for prescription drugs and OTC drugs; establish and improve ADR monitoring system; be responsible for drug reevaluation, review drugs to be withdrawn and formulate a national essential medicines list;

We have ordered the packages for our cosmeceutical products and are developing our website in order to begin sales of our cosmeceuticals in the United States. We anticipate sales to begin in the fourth quarter of 2010.

The cosmeceutical kits will be ready for shipment to customers as soon as the production process is complete estimated in fourth quarter of 2010.The kits have been formulated by us working with San Mar Laboratories, Elmsford, New York. San-Mar operates a facility of in excess of 100,000 square feet which includes laboratories, clean rooms, mixing rooms, labeling machinery and picking and packing lines. Pursuant to an oral agreement, San-Mar will mix, bottle, label, pack and ship our cosmeceutical kits for a period of four years from September 1, 2007. We have the right every calendar quarter to find competitive bids for the same services; and if San-Mar cannot match them within 10%, we have the right to change service vendors.

U Miami has entered into an exclusive agreement with us to manufacture Matrix NC-138TMas a product for our subsidiary Proteoderm. U Miami manufactures the material in a good manufacturing facility (GNP). The agreement with U Miami has expired and we are negotiating an extension. In the absence of successful negotiation, we will have to seek another supplier; and there is no assurance that we can find one.

We have sufficient funds through a loan from Michael Cohen, our President and Chief Executive Officer, to manufacture and package the raw material for 10,000 kits. Michael Cohen advanced the Company without documentation $95,000 on December 30, 2009. The loan is non-interest-bearing and is payable on demand.

Product related to Expansion Technology

We anticipate replication without any genomic changes but cannot offer assurance that we can accomplish this objective. Based on our current findings, and as we continue our progression into the expansion of human umbilical cord blood, we anticipate that we will have enough data for the FDA Phase I trial, although no guarantees can be given. This technology is extremely important to cord blood banking. The ability to expand cord blood will allow us to increase our underlying inventory while maintaining a sample of the original material indefinitely. Thus we believe we can provide units to multiple recipients from cord blood from one donor. Once our expansion technology is approved by the FDA and in conjunction with our aliquot system when fully developed, expansion of stem cells would allow multiple uses through the increase in supply which we anticipate would be the result of the combination of expansion technology and the aliquot system. We are gathering pre-clinical data, but have not commenced clinical trials or FDA trials. In addition, the expansion technology combined with our patent pending aliquot system, we believe, with further testing, will provide for an increase in supply. Currently other companies use a single cryopreservation format for the storage of cord blood. Once the unit is unfrozen the cord blood must be transplanted. Thus the units of other cord blood banks are single use only and can only be used for one patient once unfrozen.

For development of our islet cells, in conjunction with academic institutions, we anticipate that we will need substantial funding for the continuation of our pre-clinical research and development in 2010 in the approximate amount of $5 million; Phase I of approximately $3 million; Phase II $20 million; and phase III $100 million.

Patents

The Company has applied for the patents set forth above but none have been granted as of yet. The Company has retained patent counsel to protect its intellectual property rights. We are aware of no actual or potential infringement claims, either asserted by or against us or any material exposure or significant gaps, either actual or foreseeable, with respect to our efforts to protect its intellectual property. All the Company’s patent protection measures may not be sufficient in the event of an adverse claim, although the Company performs an exhaustive patent search before attempting to patent a technology.

Licenses Recap

Michael Cohen licensed the following products to the Company subject to a 3% royalty on net sales of licensed products to JHU. No milestone payment will be made.

Product                                                Patent Application #

Platform CB-500

         60-839,124

Platform ES-400

         60-830,668

E.S.E.F-99 Device

         60-847,645

Michael Cohen licensed the following products to the Company. No milestone payment will be made.

Product

     Patent Application #

FlexPak-5                                                                        11-0381

Michael Cohen and Jacob Cohen licensed the following products to the Company. No milestone payment will be made.

Product

Patent Application #

Stage of Development

E.G. Cosmeceutical

60-875,553

Completed

C.B. Cosmeceutical

60-875,558

Completed

The license provides that research and development as well as funding and patent obligations are the responsibility of the licensee. No fees have been paid to date and no royalties will be paid to Mr. Cohen. No potential payments, whether milestone or otherwise, will be made under this license agreement. Term is perpetual unless we become bankrupt or make an assignment for creditors, in which event all rights revert to Mr. Cohen.

The Company licensed its cosmeceutical technologies from Michael Cohen and his brother Jacob Cohen in July, 2009 for consideration of 50,000 Shares of Series C Preferred Stock and assigned the licenses to Proteoderm. As additional consideration, Messrs. Cohen received the right to receive 20% of the outstanding shares of the common stock of Proteoderm in the event it should become a public company. They assigned this right to the JSM Family Trust. The license provides that research and development as well as funding and patent obligations are the responsibility of the licensee. No fees have been paid to date and no royalties will be paid to Messrs. Cohen. No potential payments, whether milestone or otherwise, will be made under this license agreement. Term is perpetual unless we or Proteoderm become bankrupt or make an assignment for creditors, in which event all rights revert to Messrs. Cohen.

Management's Discussion and Analysis

The information set forth and discussed in this Management’s Discussion and Analysis is derived from our financial statements and the related notes. You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes thereto included in this registration statement for the years ended December 31, 2009 and 2008. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements, including those set forth in this Prospectus.

General Business Overview

We are a biotechnology company engaged in the discovery and development of stem cell therapeutic and cosmeceutical products. We are developing pre clinical-stage therapeutic agents and treatments for diabetes, heart and, lung, diseases. Our discoveries involve non embryonic stem cell treatments.

We have developed technologies embodied in patent applications including a medium and a scaffolding for enhancing the growth of stem cells, a growth platform for stem cells, a unique cord blood banking cryopreservation bag and cosmetic products utilizing a secreted matrix derived from stem cells. We have developed some of our intellectual property utilizing our management and advisory team in conjunction with third party universities and research centers. We have concentrated on our cosmeceutical treatment based on our licensed technology. In fiscal 2008, we completed the development of our cosmeceutical products and we anticipate sales to begin in the fourth quarter of 2010.

Azurel, Ltd. was incorporated on June 26, 1995 in the State of Delaware. Azurel marketed a line of fragrances until it was discharged from bankruptcy in December, 2005. In September 2006, Azurel, Ltd., through a share exchange agreement, acquired National Stem Cell Holding Inc. and The Sperm Bank of New York and changed its name to National Stem Cell Holding, Inc.

National Stem Cell Holding, a wholly-owned subsidiary, had intellectual property consisting of research into immunological isolation of stem cell populations derived from umbilical cord blood and bone marrow and in March 2006 had begun working with John Hopkins University and developed multiple patents in stem cell expansion, stem cell growth and identification of particular types of stem cells.

The Sperm Bank of New York was an operating wholly-owned subsidiary which derives its revenue from the sale of donated sperm units to potential parents and from the cryopreservation of sperm units maintained by individuals for future use.

On July 8, 2008, we formed Proteoderm as a third wholly-owned subsidiary. Through this subsidiary, we produce and synthesize protein polypeptides secreted by stem cells and incorporate them into uniquely formulated personal care products.

In August 2008 we changed our name to Proteonomix, Inc.

In an effort to place different technologies and therapies in different subsidiaries, Stromacel, Inc. ("StromaCel") was registered as a Florida corporation on December 24, 2009 by our President and CEO, Michael Cohen for $168. In February, 2010 we acquired all of StromaCel's authorized shares at cost for $168 and StromaCel became a subsidiary of the Company. The Company also formed PRTMI, a wholly-owned subsidiary on January 5, 2010.

PRTMI will focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. PRTMI formed PRTMI RD, a company incorporated in the Dominican Republic in February, 2010.

StromaCel will attempt to develop therapies using stromal cells which are key components of tissues and provide critical cytokines and growth factors as well as the cellular microenvironment for normal homeostasis. A cytokine is a small protein released by cells that affects the interactions and communications between cells and the behavior of cells. A growth factor is a naturally occurring substance capable of stimulating cellular growth, proliferation and differentiation. Homeostasis is a self-regulating process by which a biological system maintains stability while adjusting to changing conditions. Stromal cells provide a niche proliferation environment for stem cells. StromaCel's goal is to study the basic cellular properties of stromal cells and to identify the utility of cellular and protein derivatives in disease repair.

At present, StromaCel, Inc. and the PRTMI subsidiaries do not have any assets, including technology licenses. We cannot guarantee if and when either subsidiary will become operational.

Financial Operations Overview

Revenues

Our revenues and associated direct costs since inception are a result of our sales of donor sperm samples from our Sperm Bank of New York subsidiary, a company engaged in reproductive tissue banking, including sperm, ova, ovarian tissue and testicular tissue. We anticipate that sales of our Proteoderm products will commence in the fourth quarter of 2010.

General and Administrative Expenses

General and administrative expenses consist primarily of the costs associated with our general management, including salaries, professional fees such as legal and accounting, marketing expenses and advisory fees. We have increased our general and administrative expense for legal and accounting compliance costs, investor relations and other activities associated with operating as a publicly traded company. We have strengthened our administrative capabilities through various consulting agreements.

Continued increases will also likely result from additional operational, financial, accounting and advisory contracts. The majority of our expenses were paid by stock based compensation agreements.

Income Taxes

We have not recognized any deferred tax assets or liabilities in our financial statements since we cannot assure their future realization. Because realization of deferred tax assets is dependent upon future earnings, a full valuation allowance has been recorded on the net deferred tax assets, which relate primarily to net operating loss carry-forwards. Utilization of our net operating loss carry-forwards in any one year may be limited under IRC Section382, and we could be subject to the alternative minimum tax, thereby potentially diminishing the value to us of this tax asset.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

YEAR ENDED DECEMBER 31, 2009 VS.YEAR ENDED DECEMBER 31, 2008

Revenue

For the year ended December 31, 2009 revenue was $141,647, an increase of $9,609 from $132,038 for the same period in 2008. This was a result of an increase in sales of SBNY.

Direct costs for the year ended December 31, 2009 increased by $5,681 for the year ended December 31, 2008 because of an increase in sales at SBNY.

Operating Expenses

Operating expenses include all three subsidiaries operating in 2009, including indirect labor, stock based compensation, professional, consulting and marketing fees, other general and administrative expenses and depreciation and amortization which were $3,937,199 for the year ended December 31, 2009 compared to $4,969,436 for the same period in 2008, a decrease of $1,033,333. The decrease is a result of the following: an increase in research and development expenses of $115,646, an increase of wages and wage related expenses of $228,307, an increase of stock based compensation of $15,395, a decrease of fees, consisting mainly of legal, accounting, and product marketing fees, the legal and accounting fees were paid in stock which was valued at market for the date of issuance, of $1,404,575 an increase of other general and administrative expenses of $27,289 and no change in depreciation. The stock based professional and consulting fees for 2009 relate to legal, internal accounting, marketing and advisory fees. In 2008 the stock based professional and consulting fees included legal, internal accounting, real estate consulting (negotiating an exit to a multi-year lease) and marketing fees for the development of the Proteoderm name and concept. All valuations are based on the market price of our common stock at the date of issuance as contracts with consultants and professionals were based on the issuance of shares of our common stock and not on a specific dollar amount. When considering the above changes in operating expenses please refer to the heading "Stock Based Compensation" below. As a result, our expenses as set forth in our financial statements will vary as a result of the price of our common stock at the dates of stock issuances for services and not for other economic reasons.

RESULTS OF OPERATION AND FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

Cash Flow

	Years Ended December 31,
	2009	2008
	(amounts in thousands)
Net cash (used in) operating activities	$(205,796)	$(111,415)
Net cash (used in) provided by investing activities	$-	$-
Net cash provided by financing activities	$305,508	$111,530

The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations.  For the year ended 2009, the Company had limited operating abilities, and, as a result, had negative cash flow from operations.

We had cash of approximately $99,827 at December 31, 2009 and a working capital deficit of $4,568,923.  The primary areas of funding were the proceeds received from notes payable - related parties of $305,508; an increase in accounts payable and accrued expenses of $729,743. We will need to generate significant additional revenue to support our projected increases in staffing and other operating expenses, which we cannot give any assurance we will be able to accomplish. Our current operating expenditures are approximately $125,000 per month to support our operations; and under our projected growth plan, we expect to triple that amount to approximately $375,000 per month in fiscal 2010. Our monthly cash burn rate is $95,000. Along with revenues from our existing contracts and sales at SBNY, we believe that we will need to raise capital to address the reduction in debt required for us to grow, become effective and to allow us to stay in business. We estimate that we will require approximately $2,000,000 in additional capital to sustain our operations at their current level through fiscal 2010 and that we will require as much as $3,000,000 in additional revenues or $3,500,000 in additional funding to achieve our projected growth plan. The Company cannot currently meet the John Hopkins $190,000 obligation, but the Company anticipates being able to meet this obligation when it comes due July 30, 2010.

Although we believe the additional capital we will require will be provided either through new equity investment, debt and/or increased revenue from the sale of our cosmeceuticals products, we cannot assure that the equity investment will be made, we can obtain debt at acceptable terms or that we can generate sufficient revenue to maintain projected operating levels. Accordingly, we may need to try to secure additional equity or debt financing which we cannot assure would be available to us at prices that would be acceptable. Our failure to generate such revenue, reduce expenses or obtain necessary financing would impair our ability to stay in business and raises substantial doubt about our ability to remain as a going concern. We are attempting to raise capital through share issuance but we have no specific timetable. Our management team is meeting with institutions and investment bankers in an effort to raise debt or equity funding. The Company has not received any definitive proposal. It has no specific timetable for raising additional equity. The current cash burn rate is covered either by the management team or by stock issuances. Debts are covered by stock issuances or conversion to debt instruments. The Company’s only source of revenue to date is SBNY which reported revenues of $141,647 for the year ended December 31, 2009 and a net loss of $3,858,012 and revenues of $132,038 with a net loss of $4,969,436 for the fiscal year ended December 31, 2008.

Off-Balance Sheet Arrangements

We have no off-balance sheet financing arrangements and we have not entered into any transactions involving unconsolidated subsidiaries or special purpose entities.

Effect of Inflation

Inflation and changing prices are not generally a material factor affecting our business. General operating expenses such as salaries, employee benefits, advisory fee and lease costs are, however, subject to normal inflationary pressures.

CRITICAL ACCOUNTING POLICIES

General

The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

We believe that the following critical accounting policies reflect our more significant judgments and estimates used in the preparation of our financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

In the years covered by this report, the Company's revenues have been generated from the sales of its donor sperm samples. The Company recognizes revenues provided a contractual arrangement exists, delivery has occurred and the fee is determinable and collection is reasonably assured. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable.

If the Company enters into support agreements, revenue will be recognized over the life of the contract on a straight-line basis regardless of when the fee is due and payable.

Stock-based Compensation

We account for employee stock-based compensation by using ASC 718-10 which requires recognition of stock-based compensation expense for all share-based payments based on fair value.  These include grants of employee stock options, restricted stock plans, performance-based awards and stock appreciation rights transactions be recognized in the financial statements based on their fair values over the period during which an employee is required to provide service in exchange for the award (the vesting period), net of estimated forfeitures. The estimation of fair value of stock options requires management to make estimates for certain assumptions regarding risk-free interest rates, expected life of the options, expected volatility of the price of our common stock, and the expected dividend yield of our common stock.

We account for non-employee stock-based compensation expense under ASC 505“Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". We utilize the fair value of the option issued to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the non-employee has been reached or the performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Long-Lived Assets

Long-lived assets that do not have indefinite lives, such as property and equipment, license agreements, and patents are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses for assets to be held and used are then measured based on the excess, if any, of the carrying amounts of the assets over their fair values. Long-lived assets to be disposed of in a manner that meets certain criteria are stated at the lower of their carrying amounts or fair values less costs to sell and are no longer depreciated.

SIGNIFICANT NEW ACCOUNTING PRONOUNCEMENTS

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05"). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the roll forward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

In May 2009, the FASB published ASC 855, “Subsequent Events" (“ASC 855"). ASC 855 requires the Company to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. ASC 855 is effective for financial periods ending after June 15, 2009.

ASC 470-20-65, “Transition Guidance for Conforming Changes to, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (“ASC 470-20-65"). ASC 470-20-65 is effective for years ending after December 15, 2008. The overall objective of ASC 470-20-65 is to provide for consistency in application of the standard. The Company has computed and recorded a beneficial conversion feature in connection with certain of their prior financing arrangements and does not believe that ASC 470-20-65 will have a material effect on that accounting.

ASC 815-40, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock" (“ASC 815-40"), provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative., ASC 815-40 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock. The Company is determining what impact, if any, ASC 815-40 will have on its financial position, results of operations and cash flows.

ASC 470-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (“ASC 470-20") requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. ASC 470-20 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe that the adoption of ASC 470-20 will have a material effect on its financial position, results of operations or cash flows.

In April 2008, ASC issued ASC 350, “Determination of the Useful Life of Intangible Assets". This amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350. The guidance is used for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities", (“ASC 815"). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption is not permitted and the ASC is to be applied prospectively only. Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed. The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805"). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

 In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

Results of Operations

Three Months Ended September 30, 2010 Compared to the Three Months Ended September 30, 2009

The following analysis reflects the condensed consolidated results of operations of Proteonomix, Inc. and its subsidiaries.

2010	Stem-Cell	Proteoderm	Sperm Bank	PRTMI & PRTMI RD(1)	StromaCel/ XGen	Total
Sales	$ -	$ -	$21,647	$ -	$-	$21,647
Cost of sales	$ -	$ -	$218	$ -	$ -	$218
Gross profit	$ -	$ -	$21,429	$ -	$ -	$21,429
Operating expenses	$538,399	$5,094	$28,653	$ -	$59,500	$631,646
Depreciation and amortization	$3,476	$ -	$ -	$ -	$ -	$3,476
Other income (expense)	$-	$ -	$ -	$ -	$ -	$-
Net income (loss)	$(541,875)	$(5,094)	$(7,224)	$ -	$(59,500)	$(613,693)
(1) PRTMI RD is a wholly-owned subsidiary of PRTMI.

2009	Stem-Cell	Proteoderm	Sperm Bank	Total
Sales	$ -	$-	$72,299	$ 72,299
Cost of sales	$ -	$-	$ 3,740	$ 3,740
Gross profit	$ -	$-	$68,559	$ 68,559
Operating expenses	$997,666	$83,835	$43,177	$1,124,678
Depreciation and amortization	$3,476	$ -	$ -	$ 3,476
Other income (expense)	($8,375)	$ -	$ -	($8,375)
Net income (loss)	$(1,009,517)	$(83,835)	$ 5,382	$(1,067,970)

Net Revenues.  Net revenues were $21,647 for the three month period ended September 30, 2010, compared to $72,299 for the comparable period in 2009, or a decrease of $50,652. The decrease is due to a smaller demand for the sperm bank services. A majority of the revenue is driven by the storage of the samples versus the actual sale of the samples.

Cost of Sales.  Cost of sales for the three months ended September 30, 2010 was $218 (1% of net revenue), compared to $3,740 (6% of net revenue) during the same period in 2009, a decrease of $3,522, or 95% of the net revenue. The decreased costs are the result of lower costs involved in the production of the samples.

Operating Expenses and Depreciation.  Operating expenses and depreciation for the three months ended September 30, 2010, decreased $493,032 (44%) to $635,122 for 2010 as compared to $1,128,154 for the same period in 2009. The table below details the components of operating expense, as well as the dollar and percentage changes for the three-month period ended September 30.

	Three Months Ended September 30,
	2010	2009	$ Change	% Change

Wage and wage related costs	$103,423	$128,603	$(25,180)	(19.6)
Professional fees	331,488	886,443	(554,955)	(62.6)
Insurance costs	13,021	27,827	(14,806)	(53.2)
Rent - building and equipment	9,354	15,250	(5,896)	(38.7)
Travel and related	51,740	33,794	17,946	53.1
Miscellaneous expenses	481	32,761	(32,280)	(98.5)
Depreciation and amortization	3,476	3,476	-	0.0
Stock based compensation	121,201	-	121,201	100.0
Total	$634,184	$1,128,154	$(493,970)	(43.8)

Wage and wage related costs, which includes salaries, commissions, taxes and benefits, decreased $25,180 (19.6%), due to a reduction in wages and reduced taxes as certain FICA limits were reached..

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees. Professional fees decreased for the three months ended September 30, 2010 versus the same period last year by $554,955 (63%) due to: a decrease in the issuance of stock for services rendered during the quarter and a decrease in the accrued stock liability and a decrease in legal fees associated with a reclassification of patent costs to intangible assets.

Insurance costs in the three months ended September 30, 2010, were $13,021 compared to $27,827 for the same period in 2009, a decrease of $14,806 (53%). The decrease is attributed to a reduction in policy limitations.

Rent decreased by $5,896 (39%) to $9,354 in the three months ended September 30, 2010, as compared to $15,250 for the same period in 2009, due to the Company’s allocation of rent relating to their sperm bank operations.

Travel expense for the three months ended September 30, 2010 of $51,740 compared to the same period for 2009 of $33,794, or an increase of $17,946 (53%). During the third quarter of 2010, the Company accrued a stock liability for reimbursement of travel costs, which increased as a result of additional lab work done in their laboratory in Miami as well as increased global activities in the Middle East and Europe.

Miscellaneous expense decreased by $32,280 (99%) to $481 for the three months ended September 30, 2010, as compared to $32,761 for the same period in 2009. The decrease was due to the Company’s lack of cash flow.

Depreciation expense in our operating expenses for the three months ended September 30, 2010 of $3,476 compared to the same period for 2009 of $3,476 remained the same due to no new additions of our fixed assets, and no fixed assets have become fully depreciated.

Stock-based compensation, which represents a noncash expense category, represents stock-based compensation to consultants under various contracts. During the three months ended September 30, 2010, the Company recognized an expense associated with stock-based compensation of $121,201. During the same period of 2009, the Company recognized no stock-based compensation expense for consultants.

Employee stock option expense in 2010 and 2009 represents the Black-Scholes fair value as outlined above in accordance with ASC 718-10. ASC 718-10 requires the recognition of all share-based payments to employees or to non-employee directors, as compensation for service on the Board of Directors, as compensation expense in the consolidated financial statements. The amount of compensation is measured based on the estimated fair values of such stock-based payments on their grant dates, and is amortized over the estimated service period to vesting.  Consulting expense for stock-based payments to consultants is based on the fair value of the stock-based compensation at inception and amortized over the estimated service period but, in accordance with ASC 505-50, is remeasured on each reporting date until the performance commitment is complete.

Other Income (Expense). Other income (expense) includes interest income, interest expense and other non-operating income. Other expense for the three months ended September 30, 2010 was $0 compared to other expense of $8,375 for the same period last year. The decrease in other expense from 2009 is the result of reduction of debt associated with the interest cost that was recorded in 2009.

Net Loss and Net Loss per Share.  Net loss for the three months ended September 30, 2010 was $613,693, compared to $1,067,970 for the same period in 2009, for a decreased net loss of $454,277 (43%). Net loss per share for the three months ended September 30, 2010 was $0.13 compared to $0.30 in the same period for 2009, based on the weighted average shares outstanding of 4,897,734 and 3,525,794, respectively. The decreased net loss for the third quarter of 2010 compared to the same period in 2009 arose from the following: (i) decreased net revenue of $50,652, (ii) decreased cost of sales of $3,522, (iii) decreased salary and benefit costs of $25,180, (iv) decreased professional fees of $554,955 (v) a decrease in insurance costs of $14,806, (vi) an increased travel and entertainment costs of $17,946, (vii) a decrease in miscellaneous costs of $32,280, (viii) a decrease in rent expense of $5,896, (ix) an increase in stock-based compensation for consultants of $121,201, and (x) an increase in other net non-operating income and expense of $8,375.

Nine Months Ended September 30, 2010 Compared to the Nine Months Ended September 30, 2009

The following analysis reflects the condensed consolidated results of operations of Proteonimx, Inc. and its subsidiaries.

2010	Stem-Cell	Proteoderm	Sperm Bank	PRTMI & PRTMI RD(1)	StromaCel/ XGen	Total
Sales	$ -	$ -	$68,972	$ -	$ -	$68,972
Cost of sales	$ -	$ -	$2,330	$ -	$ -	$2,330
Gross profit	$ -	$ -	$66,642	$ -	$ -	$66,642
Operating expenses	$2,210,298	$23,282	$63,938	$2,100	$60,344	$2,359,962
Depreciation and amortization	$10,428	$ -	$ -	$ -	$ -	$10,428
Other income (expense)	($19,026)	$ -	$ -	$ -	$ -	($19,026)
Net income (loss)	($2,239,752)	($23,282)	$2,704	($2,100)	($60,344)	($2,322,774)

(1)PRTMI RD is a wholly-owned subsidiary of PRTMI.

2009
	Stem-Cell	Proteoderm	Sperm Bank	Total
Sales	$ -	$-	$127,424	$127,424
Cost of sales	$ -	$-	$7,292	$7,292
Gross profit	$ -	$-	$120,132	$120,132
Operating expenses	$2,706,926	$83,835	$122,851	$2,913,612
Depreciation and amortization	$10,428	$-	$ -	$10,428
Other income (expense)	($25,125)	$-	$ -	($25,125)
Net income (loss)	($2,742,479)	($83,835)	($2,719)	($2,829,033)

Net Revenues.  Net revenues were $68,972 for the nine month period ended September 30, 2010, compared to $127,424 for the comparable period in 2009, or a decrease of $58,452. The decrease is due to a smaller demand for the sperm bank services. A majority of the revenue is driven by the storage of the samples versus the actual sale of the samples.

Cost of Sales.  Cost of sales for the nine months ended September 30, 2010 was $2,330 (4% of net revenue), compared to $7,292 (6% of net revenue) during the same period in 2009, a decrease of $4,962, or 68% of the increased net revenue. The decreased costs are the result of lower costs involved in the production of the samples.

Operating Expenses and Depreciation.  Operating expenses and depreciation for the nine months ended September 30, 2010, decreased $553,650 (19%) to $2,370,390 for 2010 as compared to $2,924,040 for the same period in 2009. The table below details the components of operating expense, as well as the dollar and percentage changes for the nine-month period ended September 30.

	Nine Months Ended September 30,
	2010	2009	$ Change	% Change

Wage and wage related costs	$318,752	$313,185	$5,567	1.8
Professional fees	1,604,786	2,341,994	(737,208)	(31.5)
Insurance costs	35,906	27,827	8,079	29.0
Rent - building and equipment	26,228	44,266	(18,038)	(40.7)
Travel and related	179,729	47,771	131,958	276.2
Miscellaneous expenses	59,866	123,174	(63,308)	(51.4)
Depreciation and amortization	10,428	10,428	-	0.0
Stock based compensation	134,695	15,395	119,300	774.9
Total	$2,370,390	$2,924,040	$(553,650)	(18.9)

Wage and wage related costs, which includes salaries, commissions, taxes and benefits, increased $5,567 (2%), due to increased pay to the CFO in 2010 versus 2009. The CFO was hired July 1, 2009 so only had three months included for that period.

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees. Professional fees decreased for the nine months ended September 30, 2010 versus the same period last year by $737,208 (32%) due to: a decrease in the issuance of stock for services rendered during the quarter and a decrease in the accrued stock liability and a decrease in legal fees associated with a reclassification of patent costs to intangible assets.

Insurance costs in the nine months ended September 30, 2010, were $35,906 compared to $27,827 for the same period in 2009, an increase of $8,079 (29%). The increase is attributed to additonal D&O insurance.

Rent decreased by $18,038 (41%) to $26,228 in the nine months ended September 30, 2010, as compared to $44,266 for the same period in 2009, due to the Company’s allocation of rent relating to their sperm bank operations and additional office space.

Travel expense for the nine months ended September 30, 2010 of $179,729 compared to the same period for 2009 of $47,771, or an increase of $131,958 (276%). During the third quarter of 2010, the Company increased its travel costs associated with our establishment of the XGen subsidiary as well as additional global activities throughout Europe and additional laboratory work in Miami.

Miscellaneous expense decreased by $63,308 (51%) to $59,866 for the nine months ended September 30, 2010, as compared to $123,174 for the same period in 2009. The decrease was due to general business expenses reducing due to cash flow issues.

Depreciation expense in our operating expenses for the nine months ended September 30, 2010 of $10,428 compared to the same period for 2009 of $10,428 remained the same due to no new additions of our fixed assets, and no fixed assets have become fully depreciated.

Stock-based compensation, which represents a noncash expense category, represents stock-based compensation to consultants under various contracts. During the nine months ended September 30, 2010, the Company recognized an expense associated with stock-based compensation of $134,695. During the same period of 2009, the Company recognized $15,395 stock-based compensation expense for consultants.

Employee stock option expense in 2010 and 2009 represents the Black-Scholes fair value as outlined above in accordance with ASC 718-10. ASC 718-10 requires the recognition of all share-based payments to employees or to non-employee directors, as compensation for service on the Board of Directors, as compensation expense in the consolidated financial statements. The amount of compensation is measured based on the estimated fair values of such stock-based payments on their grant dates, and is amortized over the estimated service period to vesting.  Consulting expense for stock-based payments to consultants is based on the fair value of the stock-based compensation at inception and amortized over the estimated service period but, in accordance with ASC 505-50, is remeasured on each reporting date until the performance commitment is complete.

Other Income (Expense). Other income (expense) includes interest income, interest expense and other non-operating income. Other expense for the nine months ended September 30, 2010 was $19,026 compared to other expense of $25,125 for the same period last year. The decrease in other expense from 2009 is the result of reduction of debt associated with the interest cost that was recorded in 2009.

Net Loss and Net Loss per Share.  Net loss for the nine months ended September 30, 2010 was $2,322,774, compared to $2,829,033 for the same period in 2009, for a decreased net loss of $506,259 (18%). Net loss per share for the nine months ended September 30, 2010 was $0.51 compared to $0.93 in the same period for 2009, based on the weighted average shares outstanding of 4,540,618 and 3,044,946, respectively. The decreased net loss for the three quarters of 2010 compared to the same period in 2009 arose from the following: (i) decreased net revenue of $58,452, (ii) decreased cost of sales of $4,962, (iii) increased salary and benefit costs of $5,567, (iv) decreased professional fees of $737,208 (v) an increase in insurance costs of $8,079, (vi) an increased travel and entertainment costs of $131,958, (vii) a decrease in miscellaneous costs of $63,308, (viii) a decrease in rent expense of $18,038, (ix) an increase in stock-based compensation for consultants of $119,300, and (x) an increase in other net non-operating income and expense of $6,099

LIQUIDITY AND CAPITAL RESOURCES

The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities:

	Nine Months Ended September 30
Category	2010	2009

Net cash provided (used) in operating activities	$(447,976)	$(290,059)
Net cash provided (used) in investing activities	(156,346)	-
Net cash provided by financing activities	507,424	341,709

Net increase (decrease) in cash	$(96,898)	$51,650

Net Cash Used in Operations

Net cash used in operating activities for the nine months ended September 30, 2010, was $447,976, compared with net cash used in operating activities of $290,059 during the same period for 2009, or an increase in the use of cash for operating activities of $157,917 (55%). The increase in the use of cash is due to: (i) lower net income (loss) of $506,259 offset by a decrease in accounts receivable of $112,047 and a decrease in accounts payable of $207,223.

Net Cash Used in Investing Activities

In 2010, the only investing activities were the increase in costs associated with filing patents of $156,346. There were no cash flow activities from investing activities for the nine months ended September 30, 2009.

Net Cash Provided by Financing Activities

Net proceeds from financing activities were $507,424 for nine months ended September 30, 2010, compared with $341,709 for the same period in 2009, or an increase of $165,715 (49%). Of the 2010 and 2009 proceeds from financing activities, 100% was from the issuance of new debt to related parties from cash infused into the Company. Management is seeking, and expects to continue to seek to raise additional capital through equity or debt financings, including through one or more equity or debt financings to fund its operations, and pay amounts due to its creditors and employees. However, there can be no assurance that the Company will be able to raise such additional equity or debt financing or obtain such bank borrowings on terms satisfactory to the Company or at all.

Cash and Cash Equivalents

Our cash and cash equivalents decreased during nine months ended September 30, 2010 by $96,898, compared to an increase in cash and cash equivalents during the same period in 2009 of $51,650. As outlined above, the decrease in cash and cash equivalents for the current fiscal period was the result of; (i) cash used in operating activities of $447,976, (ii) cash used for the net increase in patent costs of $156,346, and (iii) an increase in cash by $507,424 from financing activities.

Working Capital Information - The following table presents a summary of our working capital at the end of each period:

	(Unaudited)
Category	September 30, 2010	December 31, 2009

Cash and cash equivalents	$2,929	$99,827

Current assets	219,389	334,105
Current liabilities	6,329,886	4,903,028
Working capital (deficit)	$(6,110,497)	$(4,568,923)

At September 30, 2010, we had a working capital deficit of $6,110,497, compared with a working capital deficit at December 31, 2009 of $4,568,923, an increase in working capital deficit of $1,541,574 (34%). As of September 30, 2010, the Company had cash and cash equivalents of $2,929 as compared to $99,827 on December 31, 2009. The decrease in cash is the net result of our operating, investing and financing activities outlined above. Our revenue generating activities during the period, as in previous years, have not produced sufficient funds for profitable operations, and we have incurred operating losses since inception. Accordingly, we have continued to utilize the cash raised in our financing activities to fund our operations. In addition to raising cash through additional financing activities, we may supplement our future working capital needs through the extension of trade payables and increases in accrued expenses. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

Our cash and cash equivalents during the nine months ending September 30, 2010 decreased by $96,898 and is the net result of our operating, investing and financing activities outlined above. Our revenue generating activities during the period, as in previous years, have not produced sufficient funds for profitable operations, and we have incurred operating losses since inception.  Accordingly, we have continued to utilize the cash raised in our financing activities to fund our operations. In addition to raising cash through additional financing activities, we have supplemented, and expect to continue to supplement, our future working capital needs through the extension of trade payables, ongoing non-interest bearing loans from our chief executive officer, additional deferral of salaries for executive officers, employees and consultants. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

In view of the above matters, realization of certain of the assets in the accompanying balance sheets is dependent upon our continued operation, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of its future operations.

Additional Capital

To the extent that additional capital is raised through the sale of our equity or equity-related securities of our subsidiaries, the issuance of our securities could result in dilution to our stockholders. No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements, implement our business strategies, If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected.  We may be required to raise substantial additional funds through other means. We have not begun to receive revenues from our cord blood services or cosmeceutical sales at this point. Management may seek to raise additional capital through one or more equity or debt financings or through bank borrowings.  We cannot assure our stockholders that our technology and products will be commercially accepted or that revenues will be sufficient to fund our operations.

If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current of future effect upon our financial condition or results of operations as of September 30, 2010 and December 31, 2009.

Financial Condition, Going Concern Uncertainties and Events of Default

During the nine-month period ended September 30, 2010, Proteonomixs’ revenue generating activities have not produced sufficient funds for profitable operations and we have incurred operating losses since inception. In view of these matters, realization of certain of the assets in the Company’s consolidated balance sheet is dependent upon continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing on acceptable terms, and the success of future operations. Also, we have outstanding trade and accrued payables of $2,688,193 including accrued salaries due to our management of $1,225,000. Also, our Chief Executive Officer’s net outstanding noninterest-bearing loans were $925,055.

Our independent registered public accounting firm’s report on the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009, contains an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Accordingly, careful consideration of such opinions should be given in determining whether to continue or become our stockholder.

Significant Accounting Policies

The preparation of the Company’s financial statements requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the periods presented.  For a discussion of the Company’s critical accounting policies and estimates, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  Except as disclosed in Note 2 of our 2009 Form 10-K, there have been no material changes to these critical accounting policies that impacted the Company’s reported amounts of assets, liabilities, revenues or expenses during the nine month period ended September 30, 2010.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is information regarding our current directors and executive officers. The directors are elected annually by the shareholders. The executive officers are appointed by our Board of Directors and serve at the pleasure of the Board. None of our directors are independent; and the market on which we trade, the OTCBC , and the market on which we intend our shares to trade, the Over-the-Counter Bulletin Board, do not require that any of our directors be independent.

Name

Age

Title

Michael Cohen

43

President, Chief Executive Officer,

Chairman, Board of Directors,

Chief Operating Officer

Chief Financial Officer

Treasurer

Roger Fidler

59

Director

Steven Byle

41

Director

Ian McNiece, PhD

54

Vice-President, Scientific

Development, Chief Scientific

Officer, Director

Jason Isaacs

XX

Secretary

Michael Cohen, President, Chief Executive, Operating and Financial Officer, Treasurer, and Chairman of the Board.

Michael Cohen has served as our President, Chief Executive Officer and Chairman of our board of directors since September 12, 2006, as Chief Financial Officer and Treasurer since September 2010_____, and as Chief Operating Officer since September 2010________. Michael Cohen began his career as a paramedic for NYC EMS in 1989. He joined Americorp Securities as a Vice President in its mergers and acquisitions department in 1994. He was instrumental in launching a number of successful IPOs at Americorp Securities. He was recruited by Dafna Construction in 1995 as its CFO and played a principal role in its growth and subsequent purchase. In 1997, Mr. Cohen joined Citigroup as a Vice President of Corporate Finance and managed a department in the risk management division of Salomon Smith Barney. In 2005, Mr. Cohen founded National Stem Cell Inc, our operating subsidiary. Mr. Cohen serves as our Chairman of the Board and President as well as the Principal Investigator for most of our therapeutic developments. Mr. Cohen served as a director of Vanity Holdings Inc., a public marketing company (OTCBB: VAEV) from October 2007 to March, 2009. Mr. Cohen attended Skidmore College and graduated with a Bachelor of Science from Haifa University in 1988.Mr. Cohen, was interviewed on a medical television show broadcast from the Dominican Republic and carried throughout Central and South America. The one-hour program, entitled "Health and Something More"; (Salud y Algo Mas), produced by Dr. Cesare Mella, a physician from the Dominican Republic, was aired by those stations in Central and South America which carry channel 19 (Canal 19). The show's host was Dr. Pedro Acosta; and the translator was Dr. Vicente Rodriguez. Mr. Cohen's interview appeared on Wednesday, February 17th at 7 PM local Dominican Republic time. The show was entirely dedicated to Proteonomix and its subsidiaries and covered the nature of stem cells and stem cell therapy, particularly with regard to myocardial infarction (heart attacks) and diabetes. Mr. Cohen also discussed the nature of the Proteonomix stem cell derivative used in cosmetics designed by its subsidiary, Proteoderm.

Ian McNiece, Vice President, Scientific Development, Chief Scientific Officer and Director

Dr. McNiece,has served as Vice-President for Scientific Development and Chief Scientific Officer since November 11, 2009 and as a Director since December 7, 2010.   He received his PhD in 1986 from the University of Melbourne undertaking his thesis work in studies of blood cell development at the Peter MacCallum Cancer Institute in Melbourne, Australia. He moved to the United States in July, 1986 to the University of Virginia as a postdoctoral fellow. In August, 1997 he was employed by Amgen Inc, as a Research Scientist and then as a Laboratory Head. In September 1998, he left Amgen and moved to the University of Colorado as the Director of Research in the Bone Marrow Transplant Program. Subsequently, he joined JHU as a Professor of Oncology and Laboratory Director of the Graft Engineering Laboratory from January 2003 to May 2007. This laboratory is responsible for all processing of bone marrow, peripheral blood progenitor cell (PBPC) products and cord blood products for transplantation of cancer patients. He was actively involved in optimization of cellular grafts for patient treatment and the translation of basic research to clinical treatment. In July, 2007 he joined the Stem Cell Institute at U Miami as Director of the Experimental and Clinical Cell-Based Therapies and is presently Professor of Medicine at U Miami. Dr. McNiece on January 2, 2007 became a member of the Scientific Advisory Board and Chief Scientific Officer and on November 11, 2009 he also became Vice-President of Scientific Development.

In February, 2010, he was appointed to the Board of Directors of The Foundation for the Accreditation of Cellular Therapy (FACT). Founded in 1996, FACT establishes standards for high quality medical and laboratory practice in cellular therapies. It is a non-profit corporation co-founded by the International Society for Cellular Therapy (ISCT) and the American Society of Blood and Marrow Transplantation (ASBMT) for the purposes of voluntary inspection and accreditation in cellular therapy field. The major objective of FACT is to promote high quality patient care and laboratory performance in the belief that a valid accreditation must assess both clinical and laboratory aspects.

In 2000, recognizing the global impact of cord blood banking and transplantation, FACT co-developed international standards for cord blood collection, processing, testing, banking, selection and release. In 2006, FACT collaborated to establish international standards in the field of cellular therapy by international teams of experts in cellular therapy and cord blood banking fields. The standards contain the minimum guidelines for facilities and individuals performing cellular therapy product transplantation, cord blood banking, or providing support services for such activities. On-site inspections are carried out by a team of inspectors who are qualified by training and experience, have attended inspector training and who have a working knowledge of FACT. The inspection process is quality-oriented and follows the FDA's rules for current Good Tissue Practice.

Roger Fidler, Director.

Mr. Fidler has served as a director since January 2, 2010.  He also was the sole director, President, Chief Executive and Financial Officer of Global Agri-Med Technologies, Inc., a corporation that is publicly traded in the pink sheets, since inception in October 28, 1999. Mr. Fidler has been engaged in the private practice of law since 1983, specializing in corporate and securities law. Mr. Fidler has previously served on the Boards of Directors and as an officer of several other publicly held corporations, including Alfacell Corp., Diehl Graphsoft, Inc., D-Lanz Development Group, Inc., the Leonard Swindbourne Acquisition Corp., and numerous private companies. Mr. Fidler received a B.S. degree in Physics from Dickinson College, Carlisle, Pennsylvania in 1972; a Masters of Science degree from the University of Illinois at Champaign-Urbana, Illinois in 1974; and a Juris Doctor from the University of South Carolina in 1977 where he was a member of the Law Review. He is a member of the bars of New Jersey, New York and the District of Columbia and has practiced before the federal and state courts in New York and New Jersey as well as pro hac vice in cases before Federal District Courts in Kentucky and Florida. In addition he is a patent attorney authorized to practice before the United States Patent and Trademark Office. Mr. Fidler also performs legal services for us, including opining upon the issuance of the securities offered hereby.

Steven Byle, Director.

Steven Byle joined our board of directors on January 5, 2009. He has been, since 2007, Vice-President of Technology for Dockwise, B.V, an energy company, the securities of which trade on the Oslo Stock Exchange under the symbol DOCK. From 2001 to 2008, he was Chief Executive Officer and Legal Counsel for Offshore Kinematics, Inc., a subsidiary of Dockwise which Mr. Byle founded and sold to Dockwise. Since 2005, he has been a member of the board of directors of Ocean Dynamic China, an engineering subsidiary of Offshore Kinematics. In 2008, he co-founded Texas Auto Superstore, an online automotive sales company. Mr. Byle owned a technology and development consortium, the Novellent Group, and was a co-founder of Internet Legal Resource Guide which provided online research for attorneys. Mr. Byle earned his B.S. in Engineering from the University of Michigan in 1991, summa cum laude, and was an Angell Scholar, and received his J.D. from the University of Texas Law School magna cum laude in 1998. He also attended Beijing Polytechnic University.

Scientific Advisory Board and Science Advisors:

Name

Age

Title

Commencement Date

Ian McNiece, Ph.D.

54

Chief Scientific Officer

January 2, 2007

Barbara Nabrit-Stephens, M.D.

62

Scientific Advisor

June 2, 2008

Gungdong (Francis) Pahng, Ph.D.40

Scientific Advisor

January 2, 2009

Ashoke Agarwal, M.D. FACC

57

Scientific Advisor

June 15, 2008

The functions of the Scientific Advisory Board (“SAB") are as follows: advising the Company with regard to recruitment, processing, storage, banking; research, and development of technologies; and commercialization, including banking, of allogeneic and umbilical cord blood and peripheral blood stem cells as well as other aspects of the Company’s business, including but not limited to platform and expansion technologies, therapies related to diabetes and cardiac disease and anti-ageing technologies; supporting the Company in research and development and in related strategic decision making by providing access to leading experts and opinion leaders. The SAB supports “outside-the-box" thinking; and assesses the Company's innovation, business, commercialization, and capabilities.

Each contract with a member of our Scientific Advisory Board states that the member perform advisory and consulting functions including, but not limited to the following services: 1) advising the registrant in regard to all aspects of the Scientific Advisory Board mandates set forth above; 2) reviewing and providing assessment of clinical protocols, rules, regulations; 3) providing advice and assistance concerning clinical developments, and directions; 4) providing information, knowledge, and comments to and for research and development strategic decision making purposes; and 5) providing advice and assistance regarding regulatory procedures including the Food and Drug Administration or other corresponding regulatory bodies in other countries in order to achieve regulatory approval.

Members of the Scientific Advisory Board do not participate in management decisions of the Company.

Barbara Nabrit-Stephens, M.D., M.B.A, Scientific Advisor, earned her Medical Degree from Tufts University in 1976. She received her B.A. from Harvard University in 1972 and her M.B.A. from the University of Tennessee in 1998. She served as a pediatrician in private practice in Nashville, Tennessee from 1990 to 1999. She served as Assistant Professor and Director of Education for the Department of Pediatrics, Meharry Medical College from 1985 to 1990. She served as Assistant Clinical Professor at Vanderbilt University School of Medicine from 1986 to 2000. In 1999 she transitioned to administrative duties as Medical Director of Tennessee Coordinated Care Network until August, 2000 when she assumed the position of Medical Director for OmniCare Health Plan, Detroit, Michigan. In February, 2003 she became Vice President of Medical Affairs at Keystone Mercy Health Plan (KMHP), Philadelphia, Pennsylvania.  She left KMHP in May, 2005 and after six months assumed her role in Tampa, Florida where she served as Medical Director for Blue Cross/Blue Shield of Florida from January 2006 to March 2009. She is presently an independent medical consultant.

Gundong (Francis) Pahng, Ph.D., Scientific Advisor, is one of the founders of Zionex, Inc., a software development and consulting company based in Seoul, Korea, and, since 2001, has served as its Chief Technology Officer. Since 2007, he has also served as a member of the Board of Directors of Comnext, a Japan-based joint venture company with Zionex, which provides Supply Chain Management and Advanced Planning and Scheduling solutions.  Prior to that, and from 1998 to 2001, Dr. Pahng was Senior Research Scientist at the Korea Institute of Science and Technology. Dr. Pahng received his Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

Ashoke Agarwal, M.D., FACC, Chief Scientific Officer for the Company’s subsidiaries, National Stem Cell, Inc. and StromaCel, Inc. Dr. Agarwal, 62 years old, became the Chief Scientific Officer for the Company's subsidiary, National Stem Cell, Inc. in June 2008 and became a member of the Scientific Advisory Board of the Company at the same time. Dr. Agarwal is a cardiologist and is in private practice in the fields of Internal Medicine and Cardiology from 1983 – present.   Affiliated with four hospitals in New Jersey, his primary practice is at St. Joseph’s Hospital, Patterson, New Jersey. He also served as Section Chief, Division of Cardiology at Passaic Beth Israel Hospital (1994 - 1996). He is a member of a number of medical societies and committees including the New Jersey State Medical Society (since 1984). Dr. Agarwal is past president of the Passaic County Medical Society. He received his medical degree at the Medical College, Calcutta, India, in 1969.

Dr. Agarwal is a member of the American College of Cardiology and a Fellow of the American College of Cardiology (F.A.C.C.), a leading professional society representing heart specialists in the United States and abroad. Members of the F.A.C.C. include adult cardiologists, pediatric cardiologists, cardiovascular surgeons, researchers and academicians, and specialists in a cardiovascular-related field. Dr. Agarwal is certified in Internal Medicine by the American Board of Internal Medicine.

As of the date of this registration statement, we have one full-time employee, Michael Cohen, President, Chief Executive Officer and Chairman of the Board of Directors, 10 consultants who include executive officers, and three professionals, who have degrees or are licensed in their respective fields, our Treasurer, Chief Financial Officer and General Counsel.

Consulting Agreements

We entered into consulting agreements with the following individuals or entities as described below.

On January 1, 2007, we entered into an agreement with Nancyco of NY, Inc. for consulting services including marketing and sales. The base fee was $200,000 for the period ended January 2, 2008. In lieu of a cash fee, the consultant accepted and was paid 200,000 (post split) shares of our common stock.

On June 4, 2007, we entered into an agreement with Joel & Sam of New York, Inc. for consulting services for the negotiation of an exit strategy for a ten year lease in which we were the tenant at 17 State Street, New York, New York. The consultant successfully negotiated the termination of the lease. The consultant received (post split) 36,790 shares at the commencement of the engagement and 300,000 shares upon the termination of the lease.

On June 1, 2008, we entered into an agreement with National Financial Communications Corp. DBA/OTC Financial Network for public relations services for a one year period which commenced May 20, 2008 with an extension period of six months which was not taken. Compensation was set at $5,000 per month plus reimbursement of expenses. The consultant also was to receive options to purchase one million shares.  We paid, in lieu of cash compensation and the options, 150,000 shares of our common stock.

On November 17, 2008, we entered into an agreement with Brian Kingsfield for consulting services including evaluation of our business plan, marketing opportunities, and generation of product leads among other activities. The agreement was to terminate on October 30, 2009. Compensation was 150,000 shares of our common stock. We cancelled the agreement for non performance and put a stop order on 110,000 shares of stock.

CODE OF ETHICS

We have not adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below discloses any person (including any "group") who is known to the Registrant to be the beneficial owner of more than five (5%) percent of the Registrant's voting securities. As of December 23, 2010, the Registrant had 5,865,556 shares of common stock issued and outstanding.

The following table sets forth information regarding the beneficial ownership of outstanding voting securities as of December 23, 2010 (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each owner of more than 5% of our common stock (5% owners).

  Number of Shares

Beneficial Owned

Prior to

Name and Address

Percent

Title of Class

of Beneficial Owner (1)

     Offering                   of Class

Common Stock (2)

Michael Cohen

960,460 shares

   16.4%

President, Chief Executive

Officer and Chairman of

the Board of Directors

187 Mill Lane

Mountainside, New Jersey 07052

Series A1 Preferred Stock (3)

Michael Cohen

200,000 shares

   100.0%

Series B Preferred Stock (4)

Michael Cohen

6 shares

   100.0%

Series C Preferred Stock (5)

Michael Cohen

25,000 shares

50.0%

Jacob Cohen

25,000 shares

50.0%

25 Brook Place

West Orange, New Jersey 07052

Common Stock

Roger Fidler

35,000 shares

    0.6%

Director and General Counsel

225 Franklin Avenue

Midland Park, New Jersey 07432

Common Stock

Steven Byle

265,005 shares

   4.5%

Secretary and Director

187 Mill Lane

Mountainside, NJ 07052

Common Stock

Ian McNiece, PhD

    85,600 shares

   1.5%

Vice President, Scientific Development

821 Majorca Avenue,

Coral Gables Florida 33134.

Total Directors and Officers

and 5% stockholders

1,346,065 shares

23.0%

Directors and Officers

1,346,065 shares

23.0%

(1)  Denotes that the entity has beneficial ownership by an officer, director or an owner of 5% or more in the Company. The term “beneficial" means sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days from the date of this Memorandum. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2)  Michael Cohen owns 894,868 shares in his name and 65,592 shares through his 50% beneficial ownership of the Cost Group, Inc., a private company.

(3)  The Series A1 Preferred Stock is convertible into 2,000,000 shares of common stock but no shares have been converted. Mr. Coehn also owns options convertible into 1,000,000 shares of the Company’s Common Stock, These options are exercisable at $3.55 per share.  Neither have been included in the totals.

(4)  The Series B Preferred Stock elects six directors. It is not convertible into common stock. It has not been included in the totals.

(5)  Each share of the Series C Preferred Stock have 100 votes. It has not been included in the totals.

The following table contains the executive compensation to the executive officers of the Company for the periods set forth below.

Summary Compensation Table Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total($)
Michael Cohen President, CEO (1)	2007	$250,000	$75,000	$30,000	$-0-	$ -0-	$-0-	$40,000	$395,500
	2008	$250,000	$75,000	$-0-	$-0-	$ -0-	$-0-	$40,000	$365,500
	2009	$250,000	$75,000	$-0-	$-0-	$ -0-	$-0-	$40,000	$365,500
Kenneth Steiner COO(2)	2008	$-0-	-0-	$540,000	$-0-	$ -0-	$-0-	$-0-	$540,000
	2009	$-0-	$-0-	$600,000	$-0-	$ -0-	$ -0-	$ -0-	$600,000
Joel Pensley Former Secretary(3)	2007	$-0-	-0-	$1,406,000	$-0-	$ -0-	$-0-	$-0-	$1,406,000
	2008	$-0-	-0-	$215,000	$-0-	$ -0-	$-0-	$-0-	$215,000
	2009	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
Antonio Moura Treasurer, Former CFO(4)	2007	$-0-	-0-	$384,800	$-0-	$ -0-	$-0-	$-0-	$384,800
	2008	$-0-	-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
	2009	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
Ian McNiece Vice President	2007	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
	2008	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
	2009	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
Steven Byle Secretary(5)	2007	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
	2008	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
	2009	$-0-	$-0-	$-0-	$-0-	$ -0-	$-0-	$-0-	$-0-
Robert Kohn CFO(6)	2009	$75,000-	$-0-	$177,500	-0-	$ -0-	$-0-	$-0-	$252,500

(1)  Mr. Cohen has accrued in 2007, 2008 and 2009 $250,000 in salary and $75,000 in bonus as well an expense allowance for health care and vehicles of $40,000 each. Mr. Cohen converted the accrued but unpaid salary as well as the expense allowance due him in 2007 for 160,793 shares of our common stock the certificates of which were issued in 2008. No conversion or payment was made for the accrued but unpaid salary, bonus or expense allowance due him in 2008 or 2009. Mr. Cohen received 7,500 shares in 2007 for serving on the board of directors.

(2)  Dr. Steiner has not been issued any shares of common stock. Pursuant to an amendment of his consulting agreement with the Company, Dr. Steiner is entitled to a total of three hundred fifty (350,000) thousand shares, all of which shares shall be issued to him at the conclusion of the term of the Consulting Agreement. For financial statement purposes, the share issuance is valued as follows: 50,000 shares upon entering the agreement on May 17, 2008 and 50,000 shares every four month thereafter. Valuation of the shares is at the market price of the shares each four months subsequent to the date of the agreement. In the event Dr. Steiner resigns or is removed for cause prior to the termination date of the Agreement, he is not entitled to the issuance of any shares of our common stock. Dr. Steiner resigned contract was not renewed on September, 2010.

(3)  Mr. Pensley has been issued 480,000 shares of common stock under a retainer agreement entered into in November 2007 which expired in November 2009. Shares have been valued at their market price on the date of grant. 180,000 of Mr. Pensley’s shares were issued subsequent to the end of the 2008 fiscal year. Shares were valued at market on the dates of grant. Mr. Pensley resigned from his positions with the Company as Secretary and a Director on December 29, 2009.

(4)  Mr. Moura has been issued 104,000 shares of common stock under a retainer agreement entered into in November 2007 which expired in November 2009. Shares have been valued at their market price on the date of grant.  38,500 of Mr. Moura’s shares were issued subsequent to the end of the 2008 fiscal year. Shares were valued at market on the dates of grant. Mr. Noura resigned August 4, 2010.

(5)  Steven Byle became our Secretary on December 29, 2009 and resaigned that position on August 4, 2010. He receives no compensation for serving as such.

(6)  Mr. Kohn became the Chief Financial Officer on July 1, 2009. His base annual salary is $150,000 which he has accrued in 2009. He was granted 250,000 shares of common stock as a signing bonus which were valued at their market price on the date of grant. The shares have not been issued to date and were subject to an oral agreement for a four month probationary period, which ended November 2, 2009. The Company was not obligated to issue shares until the probationary period had been met and the employee had not been terminated. Mr. Kohn resigned October 4, 2010. The Company negotiated a separation agreement with Mr. Kohn that resulted in recognizing the amount of accrued salary and benefits pursuant to Mr. Kohn’s agreement with the Company and the issuance of 156,000 shares of common stock.

Executive Compensation

In January 2005, we entered into an agreement with Michael Cohen, pursuant to which Mr. Cohen serves as President and Chief Executive Officer. Pursuant to the agreement, Mr. Cohen is entitled to receive a salary of $250,000 per annum, plus an annual bonus of no less than 30% of the base salary. The Board of Directors may increase the Basic Compensation based upon the performance of the company and Mr. Cohen.  Mr. Cohen’s minimum bonus of $75,000 per annum has not been paid and has accrued. As of December 31, 2009, Mr. Cohen has not earned a bonus except for the minimum bonus stipulated in his employment agreement. The agreement with Mr. Cohen was amended on December 21, 2009, to memorialize bonus milestones which had been orally agreed to. The amended agreement establishes bonus milestones as follows: positive cash flow for the Company as a whole (including subsidiaries) on a calendar quarter basis; the Company’s or its subsidiaries’ patents becoming effective; FDA approval of any of the Company’s technologies for Phase I, II and III; sales of cosmeceuticals by the Company’s subsidiary Proteoderm, and Proteoderm becoming a public company. Additional milestones may be adopted by the Board of Directors from time to time. The amendment covers period from January 4, 2008 to December 31, 2010.

In addition, Mr. Cohen is entitled to the issuance of 50,000 shares of common stock upon the filing of patent applications naming him as investigator or inventor, which are assigned to the Company, and the granting of patents which are assigned to the Company. To date, Mr. Cohen has received 50,000 Series C Preferred Shares (jointly with Jacob Cohen) for the assignment of patent rights and applications to the Company which shares were transferred to the JSM Family Trust. Mr. Cohen is also entitled to use of a car leased by us for not more than $1,000 per month and reimbursement of related expenses. Mr. Cohen also receives a benefits package including health insurance, vision, dental, and life insurance. In addition, pursuant to his employment agreement, Mr. Cohen is entitled to reimbursement for all medical and dental expenses for himself and his immediate family which are not covered by insurance. The agreement is for a term of five years from July 1, 2009, and automatically renews for additional five-year periods unless terminated by the Company or Mr. Cohen by written notice given 90 days prior to the expiration of the agreement. The agreement may also be terminated by us for “cause," or by Mr. Cohen for “good reason," as such terms are defined in the agreement. Upon termination, Mr. Cohen will be entitled to 36 months’ salary, and benefits, including health insurance, and options, if any are issued, which have not vested at the time of termination. Upon the death of Mr. Cohen while the agreement is in effect, the thirty-six months’ continuation of compensation and benefits shall be paid to the JSM Family Trust, and his immediate family will remain covered by the Company’s health insurance plan.

On July 1, 2009, we entered into an employment agreement with Robert Kohn, pursuant to which Mr. Kohn serves as Chief Financial Officer until June 29, 2012. Pursuant to the agreement, Mr. Kohn is entitled to receive a salary of $150,000 per annum which accrues until the Company has raised $1,500,000. Mr. Kohn will receive an additional $50,000 per annum if the Company receives $3,000,000 in debt, equity or joint venture funding and an additional $50,000 per annum if the Company receives $10,000,000 in debt, equity or joint venture funding. In addition, Mr. Kohn is entitled to the issuance of 250,000 shares of common stock upon the execution of the employment agreement as a signing bonus. The shares have not been issued and were subject to an oral agreement for a four month probationary period, which ended November 2, 2009. The Company was not obligated to issue shares until the probationary period had been met and the employee had not been terminated. Mr. Kohn will also receive an additional 250,000 shares upon the spin-off of Proteoderm as a public company in the event such spin-off occurs during the term of the agreement.

In addition, Mr. Kohn receives a benefits package including health insurance, vision, dental, and life insurance. In addition, pursuant to his employment agreement, Mr. Kohn is entitled to reimbursement for all medical and dental expenses for himself and his immediate family which are not covered by insurance. The agreement is for a term of three years from July 1, 2009, unless terminated by the Company or Mr. Kohn by written notice given 90 days prior to the expiration of the agreement. The agreement may also be terminated by us for "cause," as such term is defined in the agreement. Upon termination, Mr. Kohn will only be entitled to accrued salary, and benefits which have vested at the time of termination. Mr. Kohn resigned October 4, 2010 and was paid his contractual obligations through September 30, 2010.

In May, 2008, we entered into a consulting agreement with Kenneth Steiner, M. D., which was amended in February, 2009. The term of the agreement is for two years, pursuant to which Dr. Steiner serves as our Chief Operating Officer. He will receive an aggregate of 350,000 shares upon completion of the two-year term of the agreement. Mr. Steiner’s contract ended September 1, 2010 and was not renewed.. In November, 2007, we entered into agreements with Antonio Moura, Treasurer and Chief Financial Officer and Joel Pensley, Secretary and Counsel, both of which were amended in February, 2009. Mr. Moura has received 104,000 Shares as compensation for his services rendered and to be rendered. Mr. Pensley received 480,000 Shares, for services rendered and to be rendered to the Company. Mr. Pensley resigned December 29, 2009 and Mr. Moura resigned August 4, 2010.

On October 29, 2007, we entered into an exclusive license agreement with Ian McNiece to become Chief Scientific Officer and conjointly to develop and license the ex vivo umbilical cord expansion technology to our subsidiary, National Stem Cell, Inc. for which he would receive 250,000 shares of our common stock (25,000 shares post split). Further, upon the completion of a Phase II trial, Dr. McNiece would receive an additional 250,000 shares (25,000 post split). In addition, Dr. McNiece would receive $50,000 at the initiation of the Phase II FDA trial and upon the receipt of granting approval for marketing of the ex vivo expansion technology, he would receive a payment of $150,000 and 1.5% of net sales.

Ian McNiece entered into a consulting agreement with us dated December 1, 2009 under which he will be paid a fee of $4,000 per month. Payment will be made at the end of each month. Until the Company has raised a total of $3 million in equity or convertible debt, Dr. McNiece's cash compensation will accrue. In addition, Dr. McNiece will receive an aggregate of 200,000 shares of our common stock issuable 50,000 Shares on the first and second anniversary of the commencement of the consulting agreement and 100,000 at its conclusion.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS STOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date ($)(f)	Number of Shares or Units of Stock that have not Vested (#)(g)	Market Value of Shares of Units of Stock that Have not Vested ($)(h)	Equity Incentive Plan Awards: Number of Un- earned Shares, Units or Other Rights that have not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Michael Cohen
Kenneth Steiner						350,000
Antonio Moura						38,500	77,000
Joel Pensley						180,000	360,000
Ian McNiece						100,000	250,000
Roger Fidler						25,000

Stock Option and Grant Plans

The Company recently adopted the 2010 Employees, Directors, Officers and Consultants Stock Option and Stock Award Plan (the “Plan”).  Under this Plan a committee of the Board has been appointed comsisting of Steven Byle and Roiger Fidler to approve issuances of options and grants.  No director shall serve as a member of the Committee unless he or she is a “disinterested person” within the meaning of such Rule 16b-3. It is the intent of the Company to register the Plan under the 1933 Securities Act (the “Act”) and to register grants made under the Plan under the Act..  The Plan allows the issuance of up to 2,500,000 shares or options exercisable into such shares.

Director Compensation

We have not compensated any member of the board of directors for acting as such since the beginning of fiscal 2008. We do not consider members of our Scientific Advisory Board as directors as they do not exercise management responsibilities.

Each of the Company’s officers, directors and consultants is involved in other business activities and none is required to devote any particular amount of time to the affairs of the Company. Michael Cohen is obligated to devote at least 80% of his time to the business of the Company.

Certain Relationships and Related Transactions, and Director Independence.

We entered into consulting agreements with our officers Michael Cohen in 2005, Kenneth Steiner, M.D in 2008, Joel Pensley in 2007, and Antonio Moura in 2007. The contracts for Mr. Moura and Mr. Pensley expired on November 30, 2009. Mr. Pensley resigned as an officer and director of the company on December 29, 2009. Mr. Moura resigned August 4, 2010. Mr. Steiner was not renewed on September 1 , 2010. (See Item 6 – Executive Compensation.)

In July, 2009, Michael Cohen and Jacob Cohen assigned to the Company all rights to patent applications and all related discoveries, inventions and intellectual property relating to stem cell derived cosmetic and cosmeceutical in exchange for 50,000 shares of Series C Preferred Stock. We have assigned all such rights to Proteoderm. As additional consideration for the assignment, Messrs. Cohen will also receive, in the event Proteoderm should become a public company, 20% of the outstanding shares of Proteoderm immediately prior to the filing of a registration statement or reverse merger documents. Proteoderm has no present intention of becoming a public company and has not held any preliminary discussions with underwriters and other fundraisers.

As of December 31, 2009, we owed Michael Cohen, President, approximately $850,000 representing unpaid salary. In addition, in 2008 and 2009, Mr. Cohen lent the Company a total of approximately $417,631 which remains outstanding.

The Cash Advances do not bear interest and do not have a term by which they must be paid in order for the Company to avoid default i.e. there is no default provision;

Mr. Cohen keeps accurate records of the dates and amounts of each Cash Advance and the method of payment of each Cash Advance, such as cash, check, or wire;

The Cash Advances may be paid to the Company or may be paid directly to a creditor of the Company;

All Cash Advances must be preapproved by Michael Cohen, President. CEO and Chairman of the Board of the Company;

The Company may pay all or part of the Cash Advances to either Lender or both Lenders from time to time, in cash or in the Company’s common stock valued at “market" defined as the average closing price of the stock on the market or exchange on which the common stock trades for the ten trading days preceding payment of a Cash Advance or in excess of market; and

The Cash Advances shall be listed as indebtedness to each Lender on the books and records of the Company.

We have entered into consulting agreements with each member of the Scientific Advisory Board which are ongoing. These agreements are attached to this registration statement as exhibits.

Director Compensation

Directors receive no compensation for acting as such. None of our directors are independent.

PLAN OF DISTRIBUTION

With respect to the distribution of the exchanged shares, shareholders of PROTEONOMIX will receive one (1) of our Class D Preferred Shares for each share of common stock of PROTEONOMIX, which they owned on _____________ , 2011, the record date of the distribution and which the holder chooses to exchange by execution of the Subscription Agreement attached to the inside of the back cover of this Prospectus.  Fractional shares will be rounded up to the next whole share.  These distributions will be made shortly after the end of the thirty (30) day subscription period commencing on the record date and ending thirty days after the date of this Prospectus.

Our common stock is currently quoted on the Bulletin Board under the symbol PROT.. No market will be sought by the Company for the Class D Preferred Shares.. Accordingly, our Class D Preferred shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

The securities offered by this prospectus will be exchanged and the underlying common stock will be converted without underwriters and without commissions. The distribution of the securities may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

In addition to the above, each of the converting shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the converting shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the converting shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Converting Stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Delaware, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in these states, outside the U.S. or in Pennsylvania, New York and Louisiana. We will make the appropriate filings in Pennsylvania, New York and Louisiana to permit sales of the securities registered in this offering.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discusses U.S. federal income tax consequences of the exchange transactions to PROTEONOMIX stockholders who hold PROTEONOMIX common stock as a capital asset.  The discussion that follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect.  This summary is not intended as a complete description of all tax consequences of the exchange, and in particular may not address U.S. federal income tax considerations applicable to PROTEONOMIX stockholders who are subject to special treatment under U.S. federal income tax law.  Stockholders subject to special treatment include, for example:

·

foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia),

·	financial institutions,

·	dealers in securities,
·	traders in securities who elect to apply a market-to-market method of accounting,

·	insurance companies,
·	tax-exempt entities,

·	holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and
·	holders who hold PROTEONOMIX common stock as part of a hedge, straddle, conversion, or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the exchange under applicable foreign, state, or local laws.

PROTEONOMIX stockholders are urged to consult with their tax advisors regarding the tax consequences of the exchange to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

We believe that the distribution will not qualify as a tax-free distribution because we do not believe it meets the requirements of Section 355 of the Code.

Based upon the assumption that the exchange  to qualify as a tax-free distribution under Section 355 of the Code, then each PROTEONOMIX stockholder receiving our shares of Class D Preferred Stock in the exchange generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of the Class D Preferred Stock less the value of the common stock exchanged for it.

Back-up Withholding Requirements

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

·	is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or
·

provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules.

A stockholder who does not supply PROTEONOMIX with his, her, or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S.  Any amount withheld under these rules will be creditable against the stockholder’s federal income tax liability.  Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption.  If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder’s shares will be reported annually to the I.R.S. and to the stockholder.

Federal Securities Laws Consequences

Of the up to 8,170,733 shares of PROTEONOMIX Class D Preferred Stock distributed to PROTEONOMIX stockholders in the exchange, all of the shares will be freely transferable under the Act, except for those securities received by persons who may be deemed affiliates of PROTEONOMIX under Securities Act rules.  Persons who may be deemed to be affiliates of PROTEONOMIX after the exchange generally include individuals or entities that control, are controlled by, or are under common control with PROTEONOMIX, such as our directors and executive officers.  Up to 4,818,961 shares of our common stock could be held by affiliates after completion of the exchange if the affiliates exchanged all of their common shares, including shares issuable pursuant to convertible instruments, for the Class D Preferred being offered hereby and then converted into the common stock at the maximum rate of exchnage. This would constitute approximately 45.4% of the class of common stock if all shares were exchanged and then converted.

Persons who are affiliates of PROTEONOMIX generally will be permitted to sell their shares of PROTEONOMIX Class D Preferred Stock received in the exchange only pursuant to Rule 144 under the Securities Act.  However, because the shares received in the exchange are not restricted securities, the holding period requirement of Rule 144 will not apply.  As a result, PROTEONOMIX Class D Preferred Stock received by PROTEONOMIX affiliates pursuant to the exchange may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding PROTEONOMIX common stock or the average weekly trading volume for PROTEONOMIX common stock during the preceding four-week period, and the securities are sold in “broker’s transactions” and in compliance with certain notice provisions under Rule 144).

USE OF PROCEEDS

PROTEONOMIX will receive $8,170,733 of the proceeds of the 8,170,733 Class D Preferred Shares being sold.  The Company may receive up to a maximum of $26,554,882.50 if all of the shares are sold and converted at the maximum conversion price of $2.50 per share.  All such proceeds will be used for working capital.

SHARES ELIGIBLE FOR FUTURE SALE

As of September 30, 2010 the Company’s 4,861,984 shares of issued and outstanding Common Stock were  held by approximately 300 shareholders. Of these,4,069,491 were in the public float.  The other 792,493_ shares were subject to resale restrictions pursuant to Rule 144.  All of those shares were held by affiliates and subject to volume limitations.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i)  One percent of the outstanding shares of Common Stock; or

(ii)  The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about PROTEONOMIX In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least one year may resell such shares without regard to the requirements described above.  PROTEONOMIX is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors.  See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 240,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of Preferred Stock.  As of September 30, 2010, there were 4,861,984 shares of Common Stock issued and outstanding, and 200,0000 shares of Class A Preferred Stock and 6 shares of Class B Preferred Stock and 50,000 shares of Class C Preferred Stock were issued and outstanding. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 240,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director.  Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends.  Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to common stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants, or other securities of the Company.  The Common Stock is not convertible or redeemable.  Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights and preferences as the Board of Directors may determine in its sole discretion.  The Company has issued shares of its Preferred Stock subdivided into three Classes as described below.

Class A Preferred Stock- The Company has issued 200,000 shares of its Class A Preferred Stock The Series A1 Preferred Stock is convertible into 2,000,000 shares of common stock but no shares have been converted.

Class B Preferred Stock-The Company has issued 6 shares of its Class B Preferred Stock The Series B Preferred Stock elects six directors. It is not convertible into common stock.

Class C Preferred Stock-The Company has issued 50,000 shares of its Class C Preferred Stock Each share of the Series C Preferred Stock have 100 votes.

Class D Preferred Stock-The Company has authorized the issuance of up to 8,170,733 shares of Class D Preferred Stock for use in this offering. The Class D shares can be exchanged on a one for basis for shares the now existing common stock as of a record date of ____ , 2011.  Each of the Class D Shares are convertible into 1.3 common shares subject to a conversion payment of $2.50 during the first year, $1.25 during the second year and $.75 during the third year of the Class D Shares existence. The shares may be converted after the third year at no cost to the Holder.  The rate of conversion is not subject to adjustment for any stock dividends, stock splits or other reorganization events either to the Class D Preferred Stock or to the underlying common stock..

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer, or employee of PROTEONOMIX, except that legal counsel is a director of the Company.  Furthermore, none of the experts was hired on a contingent basis  and none of the other experts named herein will receive a direct or indirect interest in PROTEONOMIX except legal counsel owns 35,000 shares of the Company’s common stock..

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock is Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands,, N.J..

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Roger L. Fidler, Esq., Midland Park, New Jersey 07432.  His telephone number is (201) 670-0881. Mr. Fidler owns 35,000 shares of the Company’s common stock and is a director of the Company.

EXPERTS

Our audited financial statements as of December 31, 2010 and 2009 have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated March 26, 2010 upon authority as experts in accounting and auditing.  KBL, LLP’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

DESCRIPTION OF PROPERTY

We maintain our principal office at 187 Mill Road, Mountainside, New Jersey.  Our telephone number is (973) 544-6116. We sublease our current operations office and laboratory space at 187 Mill Lane in Mountainside, New Jersey in from BioGenetics pursuant to an oral month-to-month lease at $2,500 per month, including tax and utilities. The lease may be cancelled by either BioGenetics or by us on one month’s notice. The facility encompasses 1,680 square feet of combined office and laboratory space in a modern building.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened, except by James Magee, President of GEM Media, who contends the Company has responsibility for $350,000 of charges associated with the failed XGen Dubai project and Mark Huggins of Hulk Media who alleges liability for $60,000 in commissions for the introduction to GEM and other related consulting services. The Company believes its has meritorious defenses to both of these assertions and would defend any litigation that arises from these allegations vigorously.

OUR TRADING SYMBOL

The Common Stock of PROTEONOMIX trades on the Bulletin Board under the symbol PROT.

As of December 23, 2010 , there were approximately 300 shareholders of record for the Company’s  5,865,556 shares of outstanding common stock.

DIVIDENDS

We have never paid a cash dividend on our common stock.  It is our present policy to retain earnings, if any, to finance the development and growth of our business.  Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMNIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Delaware law for any person whom the Company may indemnify there under, including directors, officers, employees, and agents of the Company.  In addition, the Certificate of Incorporation, as permitted under the Delaware General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors.  As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties.  The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law.  The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

Provisions of Delaware law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors.  These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us.  We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Delaware General Corporation Law, which regulates corporate acquisitions.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i) The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii) Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii) On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this registration statement, we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System.  The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form S-1 with the Commission to register shares of our common stock.  This prospectus is part of that registration statement and as permitted by the Commission’s rules, does not contain all of the information set forth in the registration statement.  For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement.  You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above.  You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete.  Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Proteonomix, Inc.

Mountainside, NJ

We have audited the accompanying consolidated balance sheets of Proteonomix, Inc. (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2009 and 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Proteonomix, Inc. as of December 31, 2009 and 2008, and the results of its consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2009 and 2008 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

March 26, 2010

PROTEONOMIX, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS
	DECEMBER 31,	DECEMBER 31,
	2009	2008
Current Assets:
Cash and cash equivalents	$ 99,827	$ 115
Accounts receivable, net	41,813	137,435
Inventory	192,465	191,775

Total Current Assets	334,105	329,325

Fixed assets, net of depreciation	41,077	50,226

Other Assets:
Intangible assets, net of amortization	35,839	40,596

Total Other Assets	35,839	40,596

TOTAL ASSETS	$ 411,021	$ 420,147

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Obligation to issue preferred stock	$ -	$ 2,000
Obligation to issue common stock	1,733,606	5,707,436
Current portion of notes payable - related parties	417,631	112,123
Current portion of notes payable	392,675	392,675
Accounts payable and accrued expenses	2,359,116	1,629,373

Total Current Liabilities	4,903,028	7,843,607

Total Liabilities	4,903,028	7,843,607

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 Par Value; 10,000,000 shares authorized

Preferred stock Series A - 200,000 and 0 shares issued and outstanding	200	-
Preferred stock Series B - 6 and 0 shares issued and outstanding	-	-
Preferred stock Series C - 50,000 and 0 shares issued and outstanding	50	-
Common stock, $.001 Par Value; 240,000,000 shares authorized
and 4,264,664 and 2,360,874 shares issued and outstanding	4,265	2,361
Additional paid-in capital	11,401,466	4,614,155
Retained earnings (deficit)	(15,897,988)	(12,039,976)

Total Stockholders’ Equity (Deficit)	(4,492,007)	(7,423,460)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 411,021	$ 420,147

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	YEARS ENDED
	DECEMBER 31,
	2009	2008

OPERATING REVENUES
Sales	$ 141,647	$ 132,038

COST OF GOODS SOLD
Inventory – beginning	191,775	197,995
Purchases	23,882	11,291
	215,657	209,286
Inventory – end	(192,465)	(191,775)
Total Cost of Goods Sold	23,192	17,511

GROSS PROFIT (LOSS)	118,455	114,527

OPERATING EXPENSES

Research and development	115,646	-
Wages and wage related expenses	578,810	350,503
Professional, consulting and marketing fees	2,722,935	4,127,510
Other general and administrative expenses	505,902	478,613
Depreciation and amortization	13,906	13,906
Total Operating Expenses	3,937,199	4,970,532

LOSS BEFORE OTHER INCOME (EXPENSE)	(3,818,744)	(4,856,005)

Interest income (expense), net	(39,268)	(209,681)
Forgiveness of payables	-	96,250
Total Other Income (expense)	(39,268)	(113,431)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(3,858,012)	(4,969,436)
Provision for Income Taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (3,858,012)	$ (4,969,436)

NET LOSS PER BASIC AND DILUTED SHARES	$ (1.16)	$ (2.33)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	3,325,274	2,131,002

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional Paid-in	Retained Earnings
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance December 31, 2007	-	$ -	-	$ -	-	$ -	1,554,568	$ 1,555	$ 1,975,930	$ (7,070,540)	$ (5,093,055)
Shares issued in conversion of debt	-	-	-	-	-	-	582,200	582	1,318,035	-	1,318,617
Shares issued for services	-	-	-	-	-	-	224,106	224	1,320,190	-	1,320,414
Net loss for the year ended December 31, 2008	-	-	-	-	-	-	-	-	-	(4,969,436)	(4,969,436)

Balance December 31, 2008	-	-	-	-	-	-	2,360,874	2,361	4,614,155	(12,039,976)	(7,423,460)
Preferred shares issued for obligation to issue shares	200,000	200	6	-	-	-	-	-	1,800	-	2,000
Preferred shares issued in accordance with agreement with CEO	-	-	-	-	50,000	50	-	-	-	-	50
Shares issued for obligation to issue shares	-	-	-	-	-	-	1,137,990	1,138	5,081,642	-	5,082,780
Shares issued for services	-	-	-	-	-	-	765,800	766	1,688,474	-	1,689,240
Stock based compensation on options issued	-	-	-	-	-	-	-	-	15,395	-	15,395
Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	-	(3,858,012)	(3,858,012)
Balance December 31, 2009	200,000	$ 200	6	$ -	50,000	$ 50	4,264,664	$ 4,265	$ 11,401,466	$ (15,897,988)	$ (4,492,007)

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	YEARS ENDED
	DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,858,012)	$ (4,969,436)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	13,906	13,906
Common stock issued for consulting services	1,689,240	1,320,414
Preferred stock issued for agreement	50	-
Accrued interest added to loans payable	-	57,675
Forgiveness of payables	-	(96,250)
Stock based compensation	15,395	-
Obligation to issue common shares – services	1,108,950	2,799,906

Changes in assets and liabilities
(Increase) in accounts receivable	95,622	(3,236)
Decrease in inventory	(690)	6,220
Increase (decrease) in accounts payable and
and accrued expenses	729,743	759,386
Total adjustments	3,652,216	4,858,021

Net cash (used in) operating activities	(205,796)	(111,415)

CASH FLOWS FROM FINANCING ACTIVITES
Increase (decrease) in cash overdraft	-	(593)
Capital contribution	-	-
Proceeds from notes payable - related parties	305,508	112,123
Proceeds from notes payable	-	-

Net cash provided by financing activities	305,508	111,530

NET INCREASE IN CASH AND CASH EQUIVALENTS	99,712	115

CASH AND CASH EQUIVALENTS -BEGINNING OF PERIOD	115	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 99,827	$ 115

CASH PAID DURING THE YEAR FOR:
Income taxes	$ -	$ -
Interest expense	$ -	$ -

SUPPLEMENTAL NONCASH INFORMATION:

Common stock issued for consulting services	$ 1,689,240	$ 1,320,400
Conversion of obligation to issue common shares to common stock and paid in capital	$ 5,082,780	$ 2,489,667
Conversion of obligation to issue preferred shares to preferred stock and paid in capital	$ 2,000	$ -

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Proteonomix, Inc. (the “Company") is a Delaware corporation incorporated on June 26, 1995 as Azurel, Ltd. In September 2006, Azurel, Ltd. changed its name to National Stem Cell Holding, Inc. and then in August 2008 the name of the Company was changed to Proteonomix, Inc.

Azurel, Ltd. was incorporated on June 26, 1995 in the State of Delaware and marketed a line of fragrances. On February 2, 2001, Azurel filed a voluntary petition for protection from creditors under Chapter 11 in the United States Bankruptcy Court for the District of New Jersey, Newark until it was discharged from bankruptcy in December, 2005. Control was changed in September 2006 when Azurel acquired National Stem Cell, Inc. and its subsidiary, The Sperm Bank of New York, Inc. through a share exchange agreement.  In this transaction the common stock was reverse split 1:37. Azurel subsequently changed its name following the acquisition. Then again in August 2008, the Company reverse split its stock 1:10 when the name was changed to Proteonomix, Inc.

On January 14, 2005, National Stem Cell, Inc. acquired The Sperm Bank of New York, Inc. a company established in 1997 operating as a reproductive cell and tissue bank. National Stem Cell, Inc. acquired The Sperm Bank of New York, from its sole shareholder, for a note payable in the amount of $150,000 and acquired the accounts receivable and inventory valued at $150,000. On January 13, 2006, National Stem Cell Inc. converted the note payable into 21,866 shares of common stock. The acquisition was treated as a purchase transaction.

On July 8, 2008, the Company formed Proteoderm, Inc. as a wholly-owned subsidiary. Through this subsidiary, the Company produces and synthesizes protein polypeptides and growth hormones secreted by stem cells and incorporates them into uniquely formulated personal care products. Proteoderm, Inc. has generated no revenues since inception.

On January 5, 2010, the Company formed the Proteonomix Regenerative Translational Medicine Institute, (“PRTMI”), as a wholly-owned subsidiary. PRTMI will focus on the translation of research in stem cell biology and cellular therapy to clinical applications of regenerative medicine.  PRTMI formed PRTMI RD, a company incorporated in the Dominican Republic in February, 2010.

On February 24, 2010 the Company acquired StromaCel, Inc., a wholly-owned subsidiary for the price of its formation cost on December 24, 2009.  The mission of StromaCel is to develop therapies using stromal cells. Stromal cells are key components of tissues and provide critical cytokines and growth factors as well as the cellular microenvironment for normal homeostasis.

The Company owns and operates five subsidiaries, The Sperm Bank of New York, Inc., Proteoderm, Inc., National Stem Cell, Inc., PRTMI and StromaCel, Inc.  Only the first three are owned as of December 31, 2009.

The Company is a biotechnology company engaged in the discovery and development of stem cell therapeutic products. The Company is developing pre-clinical-stage therapeutic agents and treatments for cancer, diabetes, heart, lung, and kidney diseases as well as for stem cell bone marrow and organ transplants. The Company’s discoveries involve stem cell treatments without using embryonic stem cells.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB") Accounting Standards Codification (“ASC") 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs").

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $3,858,012 and $4,969,436 for the years ended December 31, 2009 and 2008 respectively.  In addition, the Company has a working capital deficit in the amount of $4,568,923 as of December 31, 2009. The Company has continued to develop its pre-clinical-stage therapeutic agents and various treatments utilizing stem cell treatments while generating revenues and operating its sperm bank division.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period. Management believes that the Company’s capital requirements will depend on many factors. These factors include the final phase of development of their pre-clinical stage therapeutic agents being successful as well as product implementation and distribution.

In the near term, the Company plans to seek quotation of its common stock on the OTC Bulletin Board to gain liquidity and notice. The Company will continue to pursue traditional forms of financing.  The Company’s ability to continue as a going concern for a reasonable period is dependent upon management’s ability to raise additional interim capital and, ultimately, achieve profitable operations. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to derivative liabilities, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. Any amounts of cash in financial institutions over FDIC insured limits, exposes the Company to cash concentration risk.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Research and Development

The Company annually incurs costs on activities that relate to research and development of new technology and products.  Research and development costs are expensed as incurred. Certain of these costs would be reduced by government grants and investment tax credits where applicable. The Company has never had any government grants or investment tax credits.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

The Company’s intangible assets consist of patents and intellectual property, which are carried at the purchase price and/or the legal cost to obtain them. Patents and licenses are being amortized over their estimated useful lives, which range from seven to seventeen years.

The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life of the related asset. The Company periodically reviews its capitalized intangible assets to assess recoverability based on the projected undiscounted cash flows from operations, and impairments are recognized in operating results when a permanent diminution in value occurs.

Revenue Recognition

The Company recognizes revenue for the sales of its donor sperm samples, which have been the only source of revenue to date are when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured.

The Company anticipates revenue from support agreements it enters into will be recognized on a straight-line basis over the life of the contract, although the fee is due and payable at the time the agreement is signed or upon annual renewal.

Accounts Receivable

The Company intends to conduct business with companies based on an evaluation of each customer’s financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary from customer to customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Management has determined that there is an allowance of $162,437 for doubtful accounts at December 31, 2009.

Accounts receivable will generally be due within 30 days and collateral is not required.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Under ASC 740 the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Uncertainty in Income Taxes

Under ASC 740-10-25 recognition and measurement of uncertain income tax positions is required using a “more-likely-than-not" approach.  Management evaluates their tax positions on an annual basis and has determined that as of December 31, 2009 no additional accrual for income taxes is necessary.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; equipment - 5 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share ("EPS") include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share on the consolidated statement of operations due to the fact that the Company reported a net loss and to do so would be anti-dilutive for the periods presented.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

                                                               December 31,  December 31,

2009

2008

Net loss

$(3,858,012)          $(4,969,436)

Weighted-average common shares

Outstanding (Basic)

    3,325,274             2,131,002

Weighted-average common stock

Equivalents

Series A1 Preferred Stock

   2,000,000                          -

Stock options

                           -

                   -

Warrants

                           -

       -

Weighted-average commons shares

Outstanding (Diluted)

    5,325,274               2,131,002

Stock-Based Compensation

In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments". The adoption of this principle had no effect on the Company’s operations.

ASC 718-10 requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method. The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

Stock-Based Compensation (Continued)

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital. For common stock issuances to non-employees that are fully vested and are for future periods, the Company classifies these issuances as prepaid expenses and expenses the prepaid expenses over the service period. At no time has the Company issued common stock for a period that exceeds one year.

Segment Information

The Company follows the provisions of ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information".  This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.  The Company operates in two distinct reporting segments, one for the sperm bank division and one for its stem-cell and skin care divisions as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008.

Inventory

Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $192,465 as of December 31, 2009 consists of donor’s sperm samples. Based on the method in which these samples are contained, it is very rare that a sample would spoil. Samples are cleared for cryopreservation after rigorous laboratory testing. Samples are cryopreserved in nitrogen vapor and are maintained frozen until purchased by a client. There has been no reserve for obsolescence of inventory and inventory is only removed upon use. The Company, to date has never destroyed any samples in inventory, or sold samples that were not viable (alive after been thawed for use).

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805"). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities", (“ASC 815"). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

In April 2008, ASC issued ASC 350, “Determination of the Useful Life of Intangible Assets". This amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350. The guidance is used for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

ASC 470-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (“ASC 470-20") requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. ASC 470-20 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe that the adoption of ASC 470-20 will have a material effect on its financial position, results of operations or cash flows.

ASC 815-40, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock" (“ASC 815-40"), provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative., ASC 815-40 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock. The Company is determining what impact, if any, ASC 815-40 will have on its financial position, results of operations and cash flows.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

ASC 470-20-65, “Transition Guidance for Conforming Changes to, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (“ASC 470-20-65"). ASC 470-20-65 is effective for years ending after December 15, 2008. The overall objective of ASC 470-20-65 is to provide for consistency in application of the standard. The Company has computed and recorded a beneficial conversion feature in connection with certain of their prior financing arrangements and does not believe that ASC 470-20-65 will have a material effect on that accounting.

In May 2009, the FASB published ASC 855, “Subsequent Events" (“ASC 855"). ASC 855 requires the Company to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. ASC 855 is effective for financial periods ending after June 15, 2009. Management has evaluated subsequent events through March 26, 2010, the date the financial statements were issued.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05"). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the roll forward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 3 -FIXED ASSETS

Fixed assets as of December 31, 2009 and 2008 were as follows:

Estimated

Useful Lives       December 31,      December 31

(Years)                     2009                  2008

Computer Equipment

5

$13,281

$13,281

Machinery and Equipment

5-7

     5,868                 5,868

Leasehold Improvement

15

   20,980               20,980

Furniture and fixtures

7

   28,350               28,350

   68,479               68,479

Less: accumulated depreciation

  (27,402)            (18,253)

Fixed assets, net

$41,077             $50,226

There was $9,149 and $9,149 charged to operations for depreciation expense for the years ended December 31, 2009 and 2008, respectively.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets as of December 31, 2009 and 2008 were as follows:

Estimated

Useful Lives    December 31,      December 31

(Years)              2009                      2008

Patents and Trademarks

10

       $47,566

           $47,566

Less: accumulated amortization                                               (11,726)                (6,970)

Intangible assets, net                                                              $35,839                $40,596

There was $4,757 and $4,757 charged to operations for amortization expense for the years ended December 31, 2009 and 2008, respectively.

NOTE 5 - PROMISSORY NOTES

The Company has outstanding $392,675 in promissory notes payable as of December 31, 2009 and 2008, respectively. There is $39,268 of accrued interest included in accounts payable and accrued expenses on these notes as of December 31, 2009.  The Company had issued 16,500 warrants with these notes that have since been converted to shares of common stock and none remain outstanding as of December 31, 2009.

The Company entered into these promissory notes between April and July 2007 with six individuals/companies. On December 31, 2008, the Company renegotiated these notes. In the process of this, the Company added $57,675 in interest that was unpaid during 2008. The Company also issued shares to the noteholders to cure a default under the note and extended the due date to January 30, 2009. The Company is currently in default of these agreements as they remain outstanding. The noteholders have waived any default provisions associated with the notes. The notes accrued interest at annual interest rates of 10% and were to mature from October 2007 to January 2008.

The Company is currently negotiating with the promissory note holders and anticipate that within the first two quarters of 2010 the Company will achieve resolution of this issue. The Company has accrued interest in the amount of $39,268 for 2009 at 10%. The Company cannot give any assurance that these negotiations will be successful.

NOTE 6 - RELATED PARTY LOANS

The Company has unsecured loans and advances with officers of $417,631 and $112,123 as of December 31, 2009 and 2008, respectively. The loans and advances are typically repaid through conversions to shares of common stock. The advances are short-term and typically repaid within 6 months. The officers have not accrued interest on these amounts as the repayment of the advances are made on a recurring basis. These loans were made to fund the Company with working capital during the process of securing contracts.  All loans and advances are due on demand and are included in current liabilities.

In addition, the Company has other related party payables outstanding that consist of accrued compensation to the President and CFO of the Company totaling $925,000 and $525,000 as of December 31, 2009 and 2008, respectively. These amounts have been included in current liabilities on the consolidated balance sheets.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 7 - LICENSING AGREEMENT

The John Hopkins University

On November 14, 2005, the Company entered into an intellectual property licensing agreement with The John Hopkins University (“JHU"). The license agreement relates to certain patents pending and contains royalty payment arrangements as well as funding guarantees.

Due to certain internal JHU intellectual property timeline issues regarding technology development with the Company and the Company’s failure to pay fees in connection with the development, JHU discontinued the Company’s research plan and terminated the agreement.

During 2005 and 2006, $296,250 was recognized as license fees and remained outstanding as of December 31, 2007. During 2008, the Company and JHU negotiated a settlement agreement which was executed on September 24, 2008. The settlement agreement stipulated that should a $10,000 payment be made, the total amount due would be reduced to $190,000. The Company made the payment and the Company recognized $96,250 in forgiveness of the JHU payable. As of December 31, 2009 and 2008, the Company has $190,000 outstanding, respectively to JHU under the terms of the agreement.  The remaining balance of $190,000 is due by July 30, 2010.

NOTE 8 - COMMITMENTS

Lease Agreement

The Company has entered into an oral lease agreement for its research and development, manufacturing, warehousing and administrative offices on a month to month basis. The Company estimates that the monthly obligation is approximately $2,500 per month.

Employment Agreements with Officers

The Company has entered into an employment agreement with its President and CEO. The agreement obligates the Company to pay this officer base compensation of $325,000 per year which includes a $75,000 bonus. The Company and the officer can terminate this agreement, and can adjust compensation at anytime during the length of the contract.  In addition, the officer is to receive 50,000 shares of common stock for each patent filed in which he is named as inventor or investigator. The Company has issued all shares under this agreement through December 31, 2009. On July 1, 2009, the Company and its President and CEO, modified the employment agreement to include: a) the Company’s recognition of the assignment by the President and CEO at no additional consideration by the Company of the technologies, including the patent applications to the Company’s subsidiary, National Stem Cell, Inc.; b) for the transfer of the 2 Proteoderm patents and future patent applications related to inventions and discoveries related to stem cell derived cosmetics and cosmeceuticals, 50,000 Series C Preferred Shares with a par value of $0.001 (see Note 9) and the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust; and c) an increase in the vehicle allowance to $1,000 per month.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 8 -COMMITMENTS (CONTINUED)

On July 1, 2009, we entered into an employment agreement with Robert Kohn, pursuant to which Mr. Kohn serves as Chief Financial Officer until June 29, 2012. Pursuant to the agreement, Mr. Kohn is entitled to receive a salary of $150,000 per annum which accrues until the Company has raised $1,500,000. Mr. Kohn will receive an additional $50,000 per annum if the Company receives $3,000,000 in debt, equity or joint venture funding and an additional $50,000 per annum if the Company receives $10,000,000 in debt, equity or joint venture funding. In addition, Mr. Kohn is entitled to the issuance of 250,000 shares of common stock upon the execution of the employment agreement as a signing bonus.

The shares have not been issued and were subject to an oral agreement for a four month probationary period, which ended November 2, 2009. The Company was not obligated to issue shares until the probationary period had been met and the employee had not been terminated. Mr. Kohn also receives an additional 250,000 shares upon the spin-off of Proteoderm as a public company in the event such spin-off occurs during the term of the agreement.

In addition, Mr. Kohn receives a benefits package including health insurance, vision, dental, and life insurance. In addition, pursuant to his employment agreement, Mr. Kohn is entitled to reimbursement for all medical and dental expenses for himself and his immediate family which are not covered by insurance. The agreement is for a term of three years from July 1, 2009, unless terminated by the Company or Mr. Kohn by written notice given 90 days prior to the expiration of the agreement. The agreement may also be terminated by us for "cause," as such term is defined in the agreement. Upon termination, Mr. Kohn will only be entitled to accrued salary, and benefits which have vested at the time of termination.

Consulting Agreements

The Company has entered into consulting agreements with consultants to assist in developing the Company’s business. The agreements range in term from one-year to two-years. The agreements call for the issuance of common stock as the Company does not have sufficient cash flow to compensate its consultants with cash.

License Agreement

In January 2009, the Company entered into a three-year license and purchase agreement with two China based companies for the exclusive license of the Proteoderm products in China, Hong Kong and Taiwan (the “territory"). The agreement includes pricing, delivery and minimum purchase requirements for the China-based companies of these products. Through December 31, 2009, no products have been purchased.  The Company did not meet the terms of the agreement due to delays in financing.

Litigation

The Company has been threatened to be sued by Maureen Abato, Esq. over a claim that she is owed 50,000 shares of our common stock for legal services she claims she provided to the Company, and by Fred Grant, a consultant who introduced the Company to Ice Cold Stocks.com. The Company denies both claims.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 8 -COMMITMENTS (CONTINUED)

The Company filed a lawsuit against Scott Crompton, an investor relations consultant of the Company (“defendant") on January 21, 2009, in the United States District Court for the District of New Jersey, alleging, breach of contract. A temporary restraining order was entered on February 4, 2009, blocking the sale of 10,334 shares of common stock that remain unsold from the total of 33,500 shares issued to the defendant for investor relations services. On February 22, 2010, the United States District Court for the Southern District of Florida dismissed the action against Scott Crompton for failure to prosecute. The Company has no intention of re-opening the case.

NOTE 9 -STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

In April 2009, the Company had determined that it had not obtained the proper authorization required to issue any classes of its preferred stock.  As a result, it was determined that the issuance of the Company’s Class A and Class B Preferred Stock were never legally executed, as such, do not exist.  Therefore, as of January, 2005, the Company established an unsettled obligation to the holders of any aforementioned Class A and Class B Preferred Stock.

As of December 31, 2009 and 2008, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001. The Company increased the authorized shares from 4,000,000 to 10,000,000 on July 21, 2008. The preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. In August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the consolidated financial statements are shown post-split.

In May 2009, the Company formally designated three series of preferred stock; the Series A Convertible Preferred Stock consists of 200,000 shares, convertible into common stock, each share for 10 shares of common stock; the Series B Preferred Stock which consists of 6 shares; and the Series C Preferred Stock which consists of 50,000 shares.

Each share of Series A Preferred Stock is convertible into 10 shares of common stock. The Company, prior to realizing that the preferred stock had not been properly authorized, assumed that it had issued 200,000 shares of Series A Preferred Stock in 2005 to its President. The 200,000 shares were thought to have been issued for a value of a $2,000 (par) as founders’ shares. As a result, the Company performed an informal valuation and determined there was no increase in the value of the preferred stock and as of December 31, 2008, there was a $2,000 obligation to issue preferred shares on the consolidated balance sheets, respectively. These shares were issued in May 2009.

The Company also had assumed that it had properly issued 6 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock enables the holder to nominate and appoint one member to the board of directors. The Company’s President was to be the holder of the six shares of Series B Preferred Stock, and upon proper authorization, the Company formally issued these shares to the President in May 2009. The Series B Preferred Shares value is par.

89

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

On July 1, 2009, Michael Cohen and Jacob Cohen entered into a technology license agreement with Company relating to stem cell based cosmetic and cosmeceutical technologies they developed. The license agreement provides that they receive a) 50,000 Shares of the Company’s Series C Preferred Stock, par value $.001 per share and (b) the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust. Each share of Series C Preferred Stock shall be entitled to one hundred votes on all matters submitted to a vote of the Corporation’s shareholders. The 50,000 shares of the Series C Preferred Stock were issued in July 2009.

Preferred Stock (Continued)

December 31, 2009

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Fair Value	Intrinsic Value	Conversion to Common Stock
Series “A" (1)	January 2005	May, 2009	200,000	$.001	$2,000	$2,000	10:1
Series “B" (1)	January 2005	May, 2009	6	$.001	<$1	<$1	None
Series “C" (2)	July 1, 2009	July 1, 2009	50,000	$.001	$50	$50	None

(1) Issued to the President and CEO, Michael Cohen authorized in January 2005 as Founder’s shares.

(2) Issued equally to the President & CEO, Michael Cohen and his brother Jacob Cohen for the development of the Proteoderm products.  Michael Cohen and Jacob Cohen have the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company.

 December 31, 2008

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Fair Value	Intrinsic Value	Conversion to Common Stock
Series “A" (1)	January 2005	May, 2009	200,000	$.001	$2,000	$2,000	10:1
Series “B" (1)	January 2005	May, 2009	6	$.001	<$1	<$1	None

(1)Issued to the President and CEO, Michael Cohen authorized in January 2005 as Founder’s shares.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock

As of December 31, 2009 and 2008, the Company has 240,000,000 shares of common stock authorized with a par value of $.001. On July 21, 2008, the Company amended its certificate of incorporation to increase the authorized shares from 50,000,000 to 240,000,000.

The Company has 4,264,664 and 2,360,874 shares issued and outstanding as of December 31, 2009 and 2008, respectively.

The Company has had its common stock reverse split twice since 2006. In May 2006, the Company reverse split its shares 1:37 and then again in August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the consolidated financial statements are shown post-split.

During 2007, the Company issued 124,987 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed. These services were valued at $685,676. In addition, the Company recorded a capital contribution of $30,000 from a third party with no shares of common stock being issued. The Company recorded this directly to additional paid in capital.

During 2008, the Company issued 224,106 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed or interest accrued. These services were valued at $1,320,414. In addition, the Company issued 582,200 shares of common stock (on April 14, 2008, approved for issuance on June 4, 2007) in conversion of loans from the Company’s President and accrued compensation to the Company’s President in the amount of $1,318,617. The value was determined based on average pricing at the times the liabilities were incurred.

In the year ended December 31, 2009, the Company issued 1,137,990 shares of common stock to consultants due for obligations arising from various marketing services and professional fees for services rendered from November 30, 2007 to November 18, 2008, for fair value at the time services were performed, valued at $5,082,780. The Board had authorized the shares to consultants at the time services were performed but the obligation was not satisfied until the share issuance in 2009.

During 2009, the Company authorized and issued 615,800 shares for various services including professional fees and marketing valued at $1,464,390 for the fair value at the time the services were performed. In addition, the Company issued 100,000 shares of common stock on November 18, 2009 in conversion of loans from the Company's President for $150,000 and conversion of advances from our past Secretary of $75,000 in exchange for 50,000 shares of common stock. The shares were issued at fair value at the time of conversion.

The shares issued are exempt from registration under Sec. 4(2) of the Securities Act of 1933.

Warrants

The Company had granted 16,500 warrants to holders of certain of the promissory notes. The warrants were issued in 2007 and were to expire five years later. The exercise price of the warrants were $20.00 per share. The warrants were alued at a value of $108,854 utilizing the Black-Scholes method. The warrants were converted into shares of common stock for issuance in 2008. These shares have not been issued as of December 31, 2009.  At December 31, 2009 and 2008, there are no warrants outstanding.

The following is a breakdown of the warrants granted:

December 31, 2009

Warrants	Number	Exercise Price	Relative Value	Fair Value	Term
Outstanding at Beginning of Year	0
Warrants Converted into Common Stock in 2009	0
Warrants Outstanding at End of Period	0

December 31, 2008

Warrants	Number	Exercise Price	Relative Value	Fair Value	Term
Warrants Granted and Issued 9/28/2007	16,500	$20.00			5 Years
Outstanding at Beginning of Year	16,500	$20.00	$82,158	$108,854	5 Years
Warrants Converted into Common Stock in 2008	16,500
Warrants Outstanding at End of Period	0

The value of the warrants has been determined using the Black-Scholes pricing model using the following assumptions:

Expected term (in years)	5 years
Expected stock volatility	100%
Expected stock dividend yield	0%
Risk-free interest rate	3%
Fair value per warrant	$6.60
Number of warrants	16,500
Value of warrants	$108,854
Relative value of warrants	$82,158

The warrant agreements contained no clauses regarding adjustments to exercise price, net settlement provisions, registration rights or liquidated damages clauses.  The entire $82,158 was reflected as a discount on the notes and was amortized completely in 2007 and included as interest expense.

Options

The Company had granted 20,000 options to a consultant in May 2009 for her work related to Proteoderm products. Of the 20,000 options, 10,000 were exercisable immediately with the remaining 10,000 exercisable upon completion of the consultant’s engagement. The options are to expire in five years.

The exercise price of the options is $2.50 per share. The options were valued utilizing the Black-Scholes method and have a put option value of $1.5395, calculated based on an expected term of 5 years, expected stock volatility of 100%, expected stock dividend yield of 0%, and risk-free interest rate of 3%. The value of the 10,000 options that are expensed in May 2009 is $15,395.

December 31, 2009

Stock Options	Number	Exercise Price	Relative Value (3)	Fair Value	Term
Outstanding at Beginning of the Year	0
Options Granted in May 2009 (1)	20,000	$2.50	$15,395		5 Years
Options Outstanding at the End of the Period(2)	20,000	$2.50

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Options- (Continued)

December 31, 2008

Stock Options	Number	Exercise Price	Relative Value (3)	Fair Value	Term
Outstanding at Beginning of the Year	0
Options Granted	0
Options Outstanding at the End of the Period	0

   (1) Exercise price was based on the Fair Market Value of the common stock at date of grant.

   (2)  10,000 options will be exercisable at the end of the completion of the consulting contract, and 10,000 are currently exercisable as of December 31, 2009.

   (3) Relative value is based on the Black-Scholes method.

NOTE 10 - PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2009, deferred tax assets consist of the following:

Net operating losses

$ 5,405,316

Valuation allowance

(5,405,316)

$      -

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 10 – PROVISION FOR INCOME TAXES (CONTINUED)

At December 31, 2009, the Company had a net operating loss carry-forwards in the amount of $15,897,988 available to offset future taxable income through 2029.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.  A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended December 31, 2009 and 2008 is summarized as follows:

2009

2008

Federal statutory rate

(34.0%)

(34.0%)

State income taxes, net of federal benefits

3.3

3.3

Valuation allowance

30.7

30.7

0

%

0

%

NOTE 11 -

FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted ASC 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 11 – FAIR VALUE MEAASUREMENTS (CONTINUED)

	Level 1	Level 2	Level 3	Total

Cash	99,827	-	-	99,827

Total assets	99,827	-	-	99,827

NOTE 12 - SEGMENT INFORMATION

The Company operates and the chief decision maker for the Company segregates the operations into three separate distinct reporting segments. These segments are the sperm bank division and the stem-cell division which includes the minimal operating expenses of the skin care products.

Operating segment data for the year ended December 31, 2009 are as follows:

	Stem-Cell	Proteoderm	Sperm Bank	Total
Sales	$ -		$141,647	$141,647
Cost of sales	-		23,192	23,192
Gross profit	-		118,455	118,455
Operating expenses	3,708,725		214,568	3,923,293
Depreciation and amortization	13,906		-	13,906
Other income (expense)	(39,268)		-	(39,268)
Net income (loss)	(3,761,899)		(96,113)	(3,858,012)
Segment assets	176,838		234,183	411,021
Fixed Assets, net of depreciation	41,077		-	41,077

Operating segment data for the year ended December 31, 2008 are as follows:

	Stem-Cell	Sperm Bank	Total
Sales	$ -	$132,038	$132,038
Cost of sales	-	17,511	17,511
Gross profit	-	114,527	114,527
Operating expenses	4,808,864	147,762	4,956,626
Depreciation and amortization	13,906	-	13,906
Other income (expense)	(113,431)	-	(113,431)
Net income (loss)	(4,936,201)	(33,235)	(4,969,436)
Segment assets	90,822	329,325	420,147
Fixed Assets, net of depreciation	50,226	-	50,226

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 13 – SUBSEQUENT EVENTS

Proteonomix Regenerative Translational Medicine Institute, Inc.

On January 5, 2010 the Company formed a wholly-owned subsidiary, PRTMI. PRTMI will focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. The mission of PRTMI is to undertake preclinical and clinical trials in regenerative medicine for delivery of cutting edge therapies overcoming delays caused by non-clinical considerations. PRTMI intends to interface with clinical and preclinical programs in order to identify potential therapies that can be accelerated into clinical studies. PRMTI will develop clinical protocols, organize manufacturing of cellular products for clinical use, and monitor compliance of clinical trials conducted by PRTMI with government and regulatory bodies. PRTMI will seek to acquire and strategically align itself with proven products in the market place that may provide cutting edge strategies when combined with the regenerative medicine therapies being developed by Proteonomix, its parent. Further, PRTMI will seek to provide a seamless transition between cellular manufacturing laboratories and patient care facilities.

The formation of PRTMI RD S.R.L., a corporation organized under the laws of the Dominican Republic as a subsidiary of Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI"), was announced on March 10, 2010. PRTMI RD intends to continue the translation in the Dominican Republic of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine and to seek a seamless transition between laboratories and patient care facilities in the DR. Neither Proteonomix, nor PRTMI or PRTMI RD has yet developed hospital affiliations in the DR.

StromaCel, Inc.

On February 18, 2010 the Company announced that it had formed a wholly-owned subsidiary, StromaCel, Inc. The mission of StromaCel is to develop therapies using stromal cells. Stromal cells are key components of tissues and provide critical cytokines and growth factors as well as the cellular microenvironment for normal homeostasis. A cytokine is a small protein released by cells that affects the interactions and communications between cells and the behavior of cells. A growth factor is a naturally occurring substance capable of stimulating cellular growth, proliferation and differentiation. Homeostasis is a self-regulating process by which a biological system maintains stability while adjusting to changing conditions. Stromal cells provide a niche proliferation environment for stem cells. StromaCel's goal is to study the basic cellular properties of stromal cells and to identify the utility of cellular and protein derivatives in disease repair.

Ashoke Agarwal, M.D. – Chief Scientific Officer of StromaCel, Inc.

On February 23, 2010, the Company entered into an employment agreement for a period of two years with Ashoke Agarwal, M.D., F.A.C.C. as Chief Scientific Officer of its subsidiary, StromaCel, Inc.  Under the terms of the agreement, the Company will employ Dr. Agarwal to advise the Company with regard to research and development of stem cells, stem cell expansion and the development of products based on stem cell technology and all other matters deemed reasonable by the Company related to diabetes and cardiac disease and as requested by the Company.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2009 AND 2008

NOTE 13 – SUBSEQUENT EVENTS (CONTINUED)

Ashoke Agarwal, M.D. – Chief Scientific Officer of StromaCel, Inc. (Continued)

Dr. Agarwal will receive 10,000 shares of Proteonomix per quarter for the two years, which will be exchanged for shares in StromaCel upon mutual agreement, if StromaCel ever trades on a public stock exchange. Dr. Agarwal will also be reimbursed all travel expenses related to his position.

Dr. Agarwal, 62 years old, became the Chief Scientific Officer for the Company's subsidiary, National Stem Cell, Inc. in June 2008 and became a member of the Scientific Advisory Board of the Company at the same time.  He is a cardiologist and  has been in private practice in the fields of Internal Medicine and Cardiology since 1983 and is affiliated with four hospitals in New Jersey. He was formerly Chairman of the Department of Medicine (1996-1998) and Section Chief of the Department of Cardiology (1999 - 2002) at Barnert Hospital, Paterson, New Jersey. He also served as Section Chief, Division of Cardiology at Passaic Beth Israel Hospital (1994 - 1996).

Kishore Ahuja, M.D.  and Multi-Center Cosmeceutical Study

On March 1, 2010 the Company and its subsidiary Proteoderm entered into a multi-center cosmeceutical study agreement with Kishore Ahuja, M.D. to be a clinical investigator to document the clinical benefits of the Proteoderm products on aging and aged skin, particularly with regard to wrinkles.  Dr. Ahuja will receive 15,000 stock options of Proteonomix exercisable at $3.50 per share with an expiration date of five years. The options will vest: 5,000 options immediately; 5,000 upon the entry of 150 patients who have consented to participate in the study and the remaining 5,000 options upon the delivery of the report at the conclusion of the study from all three centers.   Dr. Ahuja will receive cash compensation of $5,000 per center once the patients are enrolled at each center and $15,000 at the completion of the study.

PROTEONOMIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

ASSETS	(UNAUDITED)
	SEPTEMBER 30,	DECEMBER 31,
	2010	2009
Current Assets:
Cash and cash equivalents	$ 2,929	$ 99,827
Accounts receivable, net	25,780	41,813
Inventory	190,680	192,465

Total Current Assets	219,389	334,105

Fixed assets, net of depreciation	34,216	41,077

Other Assets:
Intangible assets, net of amortization	188,618	35,839
Intellectual Property License	3,401,891	-

Total Other Assets	3,590,509	35,839

TOTAL ASSETS	$ 3,844,114	$ 411,021

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Obligation to issue common stock	$ 2,716,638	$ 1,733,606
Current portion of notes payable - related parties	925,055	417,631
Current portion of notes payable	-	392,675
Accounts payable and accrued expenses	2,688,193	2,359,116

Total Current Liabilities	6,329,886	4,903,028

Total Liabilities	6,329,886	4,903,028

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 Par Value; 10,000,000 shares authorized
Preferred stock Series A - 200,000 shares issued and outstanding	200	200
Preferred stock Series B - 6 shares issued and outstanding	-	-
Preferred stock Series C - 50,000 shares issued and outstanding	50	50
Common stock, $.001 Par Value; 240,000,000 shares authorized
and 4,897,734 and 4,264,664 shares issued and outstanding	4,898	4,265
Additional paid-in capital	15,729,842	11,401,466
Retained earnings (deficit)	(18,220,762)	(15,897,988)

Total Proteonomix, Inc.'s Stockholders' Equity (Deficit)	(2,485,772)	(4,492,007)
Noncontrolling interest	-	-

Total Stockholders’ Equity (Deficit)	(2,485,772)	(4,492,007)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 3,844,114	$ 411,021

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009	2010	2009

OPERATING REVENUES
Sales	$ 21,647	$ 72,299	$ 68,972	$ 127,424

COST OF GOODS SOLD
Inventory - beginning	190,353	190,440	192,465	191,775
Purchases	545	1,655	545	3,872
	190,898	192,095	193,010	195,647
Inventory - end	(190,680)	(188,355)	(190,680)	(188,355)
Total Cost of Goods Sold	218	3,740	2,330	7,292

GROSS PROFIT (LOSS)	21,429	68,559	66,642	120,132

OPERATING EXPENSES

Wages and wage related expenses	103,423	128,603	318,752	313,185
Stock based compensation	121,201	-	134,695	15,395
Professional, consulting and marketing fees	331,488	886,443	1,604,786	2,341,994
Other general and administrative expenses	74,596	109,632	300,791	243,038
Depreciation and amortization	3,476	3,476	10,428	10,428
Total Operating Expenses	634,184	1,128,154	2,369,452	2,924,040

LOSS BEFORE OTHER INCOME (EXPENSE)	(612,755)	(1,059,595)	(2,302,810)	(2,803,908)

Interest income (expense), net	-	(8,375)	(19,026)	(25,125)
Total Other Income (expense)	-	(8,375)	(19,026)	(25,125)

NET LOSS BEFORE MINORITY INTEREST AND
PROVISION FOR INCOME TAXES	(612,755)	(1,067,970)	(2,321,836)	(2,829,033)
Minority interest	-	-	-	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(612,755)	(1,067,970)	(2,321,836)	(2,829,033)
Provision for Income Taxes	(938)	-	(938)	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (613,693)	$ (1,067,970)	$(2,322,774)	$ (2,829,033)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.13)	$ (0.30)	$ (0.51)	$ (0.93)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	4,897,734	3,525,337	4,540,618	3,044,946

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,322,774)	$ (2,829,033)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	10,428	10,428
Common stock issued for consulting services	73,950	1,464,240
Stock based compensation	134,695	15,395
Obligation to issue common shares - Services	1,283,625	580,000
Noncontrolling interest	-	-

Changes in assets and liabilities
(Increase) decrease in accounts receivable	16,033	(96,014)
Decrease in inventory	1,785	3,420
Increase in accounts payable and
and accrued expenses	354,282	561,505
Total adjustments	1,874,798	2,538,974

Net cash (used in) operating activities	(447,976)	(290,059)

CASH FLOWS FROM INVESTING ACTIVITES
Increase in patent fees	(156,346)	-

Net cash (used in) investing activities	(156,346)	-

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from notes payable - related parties	507,424	341,709

Net cash provided by financing activities	507,424	341,709

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	(96,898)	51,650

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	99,827	115

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 2,929	$ 51,765

CASH PAID DURING THE PERIOD FOR:
Income taxes	$ -	$ -
Interest expense	$ 938	$ -

SUPPLEMENTAL NONCASH INFORMATION:

Common stock issued for consulting services	$ 73,950	$ 1,464,240
Conversion of obligation to issue common shares to common stock and
additional paid in capital	$ 300,593	$ 2,841,300
Conversion of obligation to issue preferred shares to preferred stock and
additional paid in capital	$ -	$ 2,000
Conversion of notes payable and accrued interest for common stock and
additional paid in capital	$ 417,879	$ -

The accompanying notes are an integral part of these consolidated financial statements

 Notes to Condensed Consolidated Financial Statements

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

The unaudited financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these financial statements be read in conjunction with the December 31, 2009 Form 10-K filed with the SEC, including the audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Proteonomix, Inc. (the “Company") is a Delaware corporation incorporated on June 26, 1995 as Azurel, Ltd. In September 2006, Azurel, Ltd. changed its name to National Stem Cell Holding, Inc. and then in August 2008 the name of the Company was changed to Proteonomix, Inc.

Azurel, Ltd. was incorporated on June 26, 1995 in the State of Delaware and marketed a line of fragrances. On February 2, 2001, Azurel filed a voluntary petition for protection from creditors under Chapter 11 in the United States Bankruptcy Court for the District of New Jersey, Newark until it was discharged from bankruptcy in December, 2005. Control was changed in September 2006 when Azurel acquired National Stem Cell, Inc. and its subsidiary, The Sperm Bank of New York, Inc. through a share exchange agreement.  In this transaction the common stock was reverse split 1:37. Azurel subsequently changed its name following the acquisition. Then again in August 2008, the Company reverse split its stock 1:10 when the name was changed to Proteonomix, Inc.

On January 14, 2005, National Stem Cell, Inc. acquired The Sperm Bank of New York, Inc. a company established in 1997 operating as a reproductive cell and tissue bank. National Stem Cell, Inc. acquired The Sperm Bank of New York, from its sole shareholder, for a note payable in the amount of $150,000 and acquired the accounts receivable and inventory valued at $150,000. On January 13, 2006, National Stem Cell Inc. converted the note payable into 21,866 shares of common stock. The acquisition was treated as a purchase transaction.

On July 8, 2008, the Company formed Proteoderm, Inc. as a wholly-owned subsidiary. Through this subsidiary, the Company produces and synthesizes protein polypeptides and growth hormones secreted by stem cells and incorporates them into uniquely formulated personal care products. Proteoderm, Inc. has generated no revenues since inception.

On January 5, 2010, the Company formed the Proteonomix Regenerative Translational Medicine Institute, (“PRTMI”), as a wholly-owned subsidiary. PRTMI will focus on the translation of research in stem cell biology and cellular therapy to clinical applications of regenerative medicine.  PRTMI formed PRTMI RD, a company incorporated in the Dominican Republic in February, 2010.

On February 24, 2010 the Company acquired StromaCel, Inc., a wholly-owned subsidiary for the price of its formation cost on December 24, 2009.  The mission of StromaCel is to develop therapies using stromal cells. Stromal cells are key components of tissues and provide critical cytokines and growth factors as well as the cellular microenvironment for normal homeostasis.

On May 4, 2010, Proteonomix licensed from the Cohen-McNiece Foundation the Stromal Cell technology for potential therapeutic use in the regrowth of damaged cardiac cells after a heart attack.  The Cohen-McNiece Foundation was formed by Proteonomix President, Michael Cohen, and its Chief Scientific Officer and Vice-President, Ian McNiece, PhD to develop cellular technology for patients who have suffered myocardial infarctions.  The Technology was licensed in exchange for a 2% royalty on gross revenue derived from use of the StromalCel Technology and 1,000,000 stock options exercisable for five years at $3.55 per share vested immediately to Michael Cohen, our President and 90% owner of the Cohen-McNiece Foundation. The 2% royalty will be used by the Foundation to do further research into stem cell applications. Proteonomix also received a right of first refusal to license any technology developed by the Foundation.

Proteonomix has sub-licensed the StromaCel Technology to StromaCel for a 2% royalty, but Proteonomix will remain responsible for all costs associated with patent prosecution for the StromaCel Technology. In the event of bankruptcy, the rights to the Technology granted by the license revert to the Foundation.

On August 6, 2010 the Company formed a new subsidiary XGen Medical LLC, a Nevis British Virgin Islands entity (“XGen Medical” or “XGen”). X Gen Medical has been established with the intention of conducting business in the global medical marketplace. Proteonomix plans on utilizing XGen Medical to serve as a platform for joint ventures with medical facilities worldwide. It is anticipated that new relationships formed with XGen Medical will create medical facilities capable of not just attracting treatments locally, but also acting as hubs for medical tourism. Medical tourism is constantly on the rise and anticipated to continue to grow substantially due to current high costs of health care for certain procedures and improvements in both technology and standards of care in many countries. The establishment of a separate subsidiary, XGen Medical LLC., was essential in order to allow Proteonomix to properly enter global markets with the intention of soliciting business through our proprietary PRTMI model. We anticipate closing on some of these negotiations in the near future, which we anticipate will include the necessary funding required to firmly establish XGen Medical as a PRTMI provider. Under the agreement, two investors were responsible for investing $5,000,000 into XGen Medical in exchange for a 49% interest in XGen Medical.  In exchange for the investment StromaCell will provide XGen Medical with the technology and know how to practice the cardiac treatment utilizing the technology, and Proteoderm granted distribution rights to cosmeceuticals containing the proprietary stromal cell cosmetic technology in the GCC countries. Due to a default by one of the investors, the remaining investor has indicated that payments toward satisfaction of the contract will be made. To the date of this filing no such payments have been made. The Company plans on litigating to the fullest extent of the law to collect this investment along with any penalties incurred in the default. The minority shareholder that is in default has been terminated as of November 1, 2010, and any agreements that he entered into on behalf of the Company are being renegotiated or terminated as he acted outside of his capacity as an officer of XGen. XGen, for the nine months ended September 30, 2010 and as of September 30, 2010, has only recorded those agreements that were negotiated by Proteonomix, Inc., the 51% owner of XGen.

The Company owns and operates six subsidiaries, The Sperm Bank of New York, Inc., Proteoderm, Inc., National Stem Cell, Inc., PRTMI, StromaCel, Inc. and XGen Medical, LLC.

The Company is a biotechnology company engaged in the discovery and development of stem cell therapeutic products. The Company is developing pre-clinical-stage therapeutic agents and treatments for cancer, diabetes, heart, lung, and kidney diseases as well as for stem cell bone marrow and organ transplants. The Company’s discoveries involve stem cell treatments without using embryonic stem cells.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB") Accounting Standards Codification (“ASC") 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs").

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

During the nine-month period ended September 30, 2010, the Company’s revenue generating activities consisting solely of the sperm bank activities have not produced sufficient funds for profitable operations and we have incurred significant operating losses. since inception. In view of these matters, realization of certain of the assets in the accompanying consolidated balance sheet is dependent upon continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing on acceptable terms, and the success of future operations. We have recently established a majority owned subsidiary in XGen Medical, LLC which will provide a new source of revenue, and continue to develop out stem cell technology and cosmeceutical product line. We anticipate revenues to commence by the end of 2010 on these products. We have outstanding trade and accrued payables of $2,688,193 including accrued salaries due to our management of $1,225,000, and loans from our Chief Executive Officer’s of $925,055.

As shown in the accompanying condensed consolidated financial statements the Company has incurred recurring losses of $2,322,774 and $2,829,033 for the nine months ended September 30, 2010 and 2009 respectively.  In addition, the Company has a working capital deficit in the amount of $6,110,497 as of September 30, 2010. The Company has continued to develop its pre-clinical-stage therapeutic agents and various treatments utilizing stem cell treatments while generating revenues and operating its sperm bank division.Our independent registered public accounting firm’s report on the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009, contains an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about our ability to continue as a going concern.  Accordingly, careful consideration of such opinions should be given in determining whether to continue or become our stockholder.

As of September 30, 2010, we had a cash balance of $2,929. Management believes these funds to be insufficient to fund our operations, absent any cash flow from operations or funds from the sale of our equity or debt securities. We are currently spending or incurring (and accruing) expenses of approximately $100,000 per month on operations and the continued research and development of our technologies and products.

Management believes that we will require approximately an additional $1,200,000 to fund our operations for the next 12 months and to repay certain outstanding trade payables and accrued expenses.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period. Management believes that the Company’s capital requirements will depend on many factors. These factors include the final phase of development of their pre-clinical stage therapeutic agents being successful as well as product implementation and distribution.

The condensed consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to derivative liabilities, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of SIX months or less to be cash equivalents. Any amounts of cash in financial institutions over FDIC insured limits, exposes the Company to cash concentration risk.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the condensed consolidated balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Research and Development

The Company incurs costs on activities that relate to research and development of new technology and products.  Research and development costs are expensed as incurred. Certain of these costs may be reduced by government grants and investment tax credits where applicable. The Company has never had any government grants or investment tax credits.

Intangible Assets

The Company’s intangible assets consist of patents and intellectual property, which are carried at the purchase price and/or the legal cost to obtain them. Patents are being amortized over their estimated useful lives, which range from seven to seventeen years. The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life of the related asset. The Company periodically reviews its capitalized intangible assets to assess recoverability based on the projected undiscounted cash flows from operations, and impairments are recognized in operating results when a permanent diminution in value occurs.

The value assigned to the license is not currently being amortized because the license is perpetual. The Company will test for impairment on an annual basis and impair the value if necessary.

Revenue Recognition

The Company recognizes revenue for the sales of its donor sperm samples, which have been the only source of revenue to date are when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured.

The Company anticipates revenue from support agreements it enters into will be recognized on a straight-line basis over the life of the contract, although the fee is due and payable at the time the agreement is signed or upon annual renewal.

Accounts Receivable

The Company intends to conduct business with companies based on an evaluation of each customer’s financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary from customer to customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Management has determined that there is an allowance of $137,335 for doubtful accounts at September 30, 2010.

Accounts receivable will generally be due within 30 days and collateral is not required.

Income Taxes

Under ASC 740 the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Uncertainty in Income Taxes

Under ASC 740-10-25 recognition and measurement of uncertain income tax positions is required using a “more-likely-than-not" approach.  Management evaluates their tax positions on an annual basis and has determined that as of September 30, 2010 no additional accrual for income taxes is necessary.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; equipment - 5 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets

Long-lived assets, primarily its licenses and fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share ("EPS") include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share on the consolidated statement of operations due to the fact that the Company reported a net loss and to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

September 30, 2010

    September 30, 2009

Net loss

$ (2,322,774)

$  (2,829,033)

Weighted-average common shares

Outstanding (Basic)

    4,540,618

                   3,044,946

Weighted-average common stock

Equivalents

Series A1 Preferred Stock

    2,000,000

                  2,000,000

Stock options

    1,058,749

                       20,000

Warrants

                            -

                    __       -

Weighted-average commons shares

Outstanding (Diluted)

     7,599,367

                  5,064,946

Stock-Based Compensation

In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments". The adoption of this principle had no effect on the Company’s operations.

ASC 718-10 requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method.

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital. For common stock issuances to non-employees that are fully vested and are for future periods, the Company classifies these issuances as prepaid expenses and expenses the prepaid expenses over the service period. At no time has the Company issued common stock for a period that exceeds one year.

Segment Information

The Company follows the provisions of ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information".  This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.  The Company operates in five distinct reporting segments, as of September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009.

Inventory

Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $190,680 as of September 30, 2010 consists of donor’s sperm samples. Based on the method in which these samples are contained, it is very rare that a sample would spoil. Samples are cleared for cryopreservation after rigorous laboratory testing. Samples are cryopreserved in nitrogen vapor and are maintained frozen until purchased by a client. There has been no reserve for obsolescence of inventory and inventory is only removed upon use. The Company, to date has never destroyed any samples in inventory, or sold samples that were not viable (alive after been thawed for use).

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

Noncontrolling Interests

In accordance with ASC 810-10-45, Noncontrolling Interests in Consolidated Financial Statements, the Company classifies controlling interests as a component of equity within the consolidated balance sheets. The Company has applied the provisions in ASC 810-10-45 to the financial information for the nine months ended September 30, 2010. For the nine months ended September 30, 2010, $29,155 of expenses attributable to the minority owners are being carried off balance sheet as the investment for the share of 41% of XGen Medical, LLC has not been made yet.

Recent Accounting Pronouncements

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805"). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities", (“ASC 815"). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

In April 2008, ASC issued ASC 350, “Determination of the Useful Life of Intangible Assets". This amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350. The guidance is used for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

ASC 470-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (“ASC 470-20") requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. ASC 470-20 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe that the adoption of ASC 470-20 will have a material effect on its financial position, results of operations or cash flows.

ASC 815-40, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock" (“ASC 815-40"), provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative. ASC 815-40 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock. The Company is determining what impact, if any, ASC 815-40 will have on its financial position, results of operations and cash flows.

ASC 470-20-65, “Transition Guidance for Conforming Changes to, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (“ASC 470-20-65"). ASC 470-20-65 is effective for years ending after December 15, 2008. The overall objective of ASC 470-20-65 is to provide for consistency in application of the standard. The Company has computed and recorded a beneficial conversion feature in connection with certain of their prior financing arrangements and does not believe that ASC 470-20-65 will have a material effect on that accounting.

In May 2009, the FASB published ASC 855, “Subsequent Events" (“ASC 855"). ASC 855 requires the Company to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. ASC 855 is effective for financial periods ending after June 15, 2009.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05"). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the roll forward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 -FIXED ASSETS

Fixed assets as of September 30, 2010 (unaudited) and December 31, 2009 were as follows:

Estimated

Useful Lives         September 30,   December 31,

(Years)                    2010                2009

Computer Equipment

5

$ 13,281

            $ 13,281

Machinery and Equipment

5-7

     5,868                 5,868

Leasehold Improvement

15

   20,980               20,980

Furniture and fixtures

7

   28,350               28,350

   68,479               68,479

Less: accumulated depreciation

  (34,263)            (27,402)

Fixed assets, net

$ 34,216            $ 41,077

There was $6,861 and $6,861 charged to operations for depreciation expense for the nine months ended September 30, 2010 and 2009, respectively.

NOTE 4 - PATENTS AND TRADEMARKS

Intangible assets as of September 30, 2010 (unaudited) and December 31, 2009 were as follows:

Estimated

Useful Lives    September 30,       December 31,

(Years)              2010                        2009

Patents and Trademarks

10

     $203,912

         $47,566

Less: accumulated amortization

       (15,294)                    (11,727)

Intangible assets, net                                                           $188,618                     $35,839

There was $3,567 and $3,567 charged to operations for amortization expense for the nine months ended September 30, 2010 and 2009, respectively.

NOTE 5 - PROMISSORY NOTES

The Company had outstanding $0 in promissory notes payable and $0 in accrued interest as of September 30, 2010.  The Company entered into promissory notes for $392,675 between April and July 2007 with six individuals/companies. On December 31, 2008, the Company renegotiated these notes. In the process of this, the Company added $57,675 in interest that was unpaid during 2008. The Company also issued shares to the noteholders to cure a default under the note and extended the due date to January 30, 2009. The notes accrued interest at annual interest rates of 10% and were to mature from October 2007 to January 2008. The Company negotiated a full settlement on April 15, 2010 and issued 354,070 shares for all principal and interest due the promissory note holders.

The Company had issued 16,500 warrants with these notes that have since been converted to shares of common stock and none of the warrants remain outstanding as of September 30, 2010.

NOTE 6 - RELATED PARTY LOANS

The Company has unsecured loans and advances with officers of $925,055 as of September 30, 2010. The loans and advances are typically repaid through conversions to shares of common stock. The advances are short-term and typically repaid within 6 months. The officers have not accrued interest on these amounts as the repayment of the advances are made on a recurring basis. These loans were made to fund the Company with working capital during the process of securing contracts.  All loans and advances are due on demand and are included in current liabilities. In addition, the Company has other related party payables outstanding that consist of accrued compensation and related expenses to the President and former CFO of the Company totaling $1,225,000 as of September 30, 2010. This amount has been included in current liabilities on the condensed consolidated balance sheets.

NOTE 7 - LICENSING AGREEMENTS

The John Hopkins University

On November 14, 2005, the Company entered into an intellectual property licensing agreement with The John Hopkins University (“JHU"). The license agreement relates to certain patents pending and contains royalty payment arrangements as well as funding guarantees.

Due to certain internal JHU intellectual property timeline issues regarding technology development with the Company and the Company’s failure to pay fees in connection with the development, JHU discontinued the Company’s research plan and terminated the agreement.

During 2005 and 2006, $296,250 was recognized as license fees and remained outstanding as of December 31, 2007. During 2008, the Company and JHU negotiated a settlement agreement which was executed on September 24, 2008. The settlement agreement stipulated that should a $10,000 payment be made, the total amount due would be reduced to $190,000. The Company made the payment and the Company recognized $96,250 in forgiveness of the JHU payable. As of June 30, 2010, the Company has $190,000 outstanding, respectively to JHU under the terms of the agreement.

The Company is currently in default on the John Hopkins obligation, and in the third quarter of 2010, made payments totaling $80,000 against this payable. As of September 30, 2010, the total outstanding liability is $110,000. The Company will continue to make payments to fully satisfy this liability.

The Stromal Cell Technology License

On May 4, 2010, Proteonomix licensed from the Cohen-McNiece Foundation the Stromal Cell technology for potential therapeutic use in the regrowth of damaged cardiac cells after a heart attack.  The Cohen-McNiece Foundation was formed by Proteonomix President, Michael Cohen, and its Chief Scientific Officer and Vice-President, Ian McNiece, PhD to develop cellular technology for patients who have suffered myocardial infarctions.  The Technology was licensed in exchange for a 2% royalty on gross revenue derived from use of the StromalCel Technology and 1,000,000 stock options exercisable for five years at $3.55 per share vested immediately to Michael Cohen, our President and 90% owner of the Cohen-McNiece Foundation. The 2% royalty will be used by the Foundation to do further research into stem cell applications. Proteonomix also received a right of first refusal to license any technology developed by the Foundation.

Proteonomix has sub-licensed the StromaCel Technology to StromaCel for a 2% royalty, but Proteonomix will remain responsible for all costs associated with patent prosecution for the StromaCel Technology. In the event of bankruptcy, the rights to the Technology granted by the license revert to the Foundation.

NOTE 8 - COMMITMENTS

Lease Agreement

The Company has entered into an oral lease agreement for its research and development, manufacturing, warehousing and administrative offices on a month to month basis. The Company estimates that the monthly obligation is approximately $2,500 per month. In addition, the Company leases office space on a monthly basis n the amount of $249 per month.

Employment Agreements with Officers

The Company has entered into an employment agreement with its President and CEO. The agreement obligates the Company to pay this officer base compensation of $325,000 per year which includes a $75,000 bonus. The Company and the officer can terminate this agreement, and can adjust compensation at anytime during the length of the contract.  In addition, the officer is to receive 50,000 shares of common stock for each patent filed in which he is named as inventor or investigator. The Company has issued all shares under this agreement through September 30, 2010. On July 1, 2009, the Company and its President and CEO, modified the employment agreement to include: a) the Company’s recognition of the assignment by the President and CEO at no additional consideration by the Company of the technologies, including the patent applications to the Company’s subsidiary, National Stem Cell, Inc.; b) for the transfer of the 2 Proteoderm patents and future patent applications related to inventions and discoveries related to stem cell derived cosmetics and cosmeceuticals, 50,000 Series C Preferred Shares with a par value of $0.001 (see Note 9) and the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust; and c) an increase in the vehicle allowance to $1,000 per month.

On July 1, 2009, we entered into an employment agreement with Robert Kohn, pursuant to which Mr. Kohn serves as Chief Financial Officer until June 29, 2012. Pursuant to the agreement, Mr. Kohn is entitled to receive a salary of $150,000 per annum which accrues until the Company receives $1,500,000 in equity, debt or joint venture funding. Mr. Kohn will receive an additional $50,000 per annum if the Company receives $3,000,000 in debt, equity or joint venture funding and an additional $50,000 per annum if the Company receives $10,000,000 in debt, equity or joint venture funding. In addition, Mr. Kohn is entitled to the issuance of 250,000 shares of common stock upon the execution of the employment agreement as a signing bonus.

Mr. Kohn also receives an additional 250,000 shares upon the spin-off of any subsidiary as a public company in the event such spin-off occurs during the term of the agreement.

In addition, Mr. Kohn receives a benefits package including health insurance, vision, dental, and life insurance. In addition, pursuant to his employment agreement, Mr. Kohn is entitled to reimbursement for all medical and dental expenses for himself and his immediate family which are not covered by insurance. The agreement is for a term of three years from July 1, 2009, unless terminated by the Company or Mr. Kohn by written notice given 90 days prior to the expiration of the agreement. The agreement may also be terminated by us for "cause," as such term is defined in the agreement. Upon termination, Mr. Kohn will only be entitled to accrued salary, and benefits which have vested at the time of termination. On September 30, 2010, the Company and Mr. Kohn entered into a Separation Agreement, and in accordance with the terms of the agreement, Mr. Kohn will relinquish his duties as CFO and in return, receive $187,500 of his accrued compensation, $37,500 of his accrued fringe benefits, and keep 156,250 shares of common stock he received for his signing bonus, and return the 93,750 shares that were received.

Consulting Agreements

The Company has entered into consulting agreements with consultants to assist in developing the Company’s business. The agreements range in term from one year to three years. The agreements call for the issuance of common stock as the Company does not have sufficient cash flow to compensate its consultants with cash.

In December 2009, the Company entered into a three year agreement with the Company’s Chief Scientific Officer and Vice-President, Ian McNiece, PhD.  Under the terms of the agreement Mr. McNiece will receive $4,000 per month for three years which is accrued until the Company has received $3,000,000 in equity or convertible debt financing.  Furthermore, Mr. McNiece will receive 200,000 shares of common stock- 50,000 shares on the first and second anniversary of the signing of the agreement and 100,000 shares at the end of the agreement.

Effective June 1, 2010, the Company entered into a one year agreement at $7,500 per month with Wolfe, Axelrod and Weinberger to provide marketing services.  Wolfe, Axelrod and Weinberger will receive 75,000 stock options @$5.00 per share ratably over twelve months commencing July 1, 2010.  The Company has a right to terminate the agreement after three months including all fees and stock options.  The maximum stock options to be issued, if terminated, would be 18,750 shares. The Company has expensed $30,000 through September 30, 2010, and issued 10,000 shares of stock in October 2010 to cover 2 additional months of service through November 30, 2010. The Company is currently determining whether to extend beyond November 30, 2010 at this time. The Company has expensed in stock-based compensation 18,750 options through September 30, 2010.

On June 15, 2010 the Company entered into a three month agreement with Logoform AG to perform business development, research and related investment relations services.  Logoform AG received 100,000 stock options @ $5.00 per share exercisable until June 15, 2011, ratably over twelve months commencing July 15, 2010. The Company has expensed 24,999 options through September 30, 2010 as stock-based compensation in accordance with the terms of the agreement.

License Agreement

In January 2009, the Company entered into a three-year license and purchase agreement with two China based companies for the exclusive license of the Proteoderm products in China, Hong Kong and Taiwan (the “territory"). The agreement includes pricing, delivery and minimum purchase requirements for the China-based companies of these products. Through September 30, 2010, no products have been purchased.  The Company did not meet the terms of the agreement due to delays in financing.

Litigation

The Company has been threatened to be sued by Fred Grant, a consultant who introduced the Company to Ice Cold Stocks.com. The Company denies the claim.

NOTE 9 -STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

In April 2009, the Company had determined that it had not obtained the proper authorization required to issue any classes of its preferred stock.  As a result, it was determined that the issuance of the Company’s Class A and Class B Preferred Stock were never legally executed, as such, do not exist.  Therefore, as of January, 2005, the Company established an unsettled obligation to the holders of any aforementioned Class A and Class B Preferred Stock.

As of September 30, 2010, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001. The Company increased the authorized shares from 4,000,000 to 10,000,000 on July 21, 2008. The preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. In August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the condensed consolidated financial statements are shown post-split.

In May 2009, the Company formally designated three series of preferred stock; the Series A Convertible Preferred Stock consists of 200,000 shares, convertible into common stock, each share for 10 shares of common stock; the Series B Preferred Stock which consists of 6 shares; and the Series C Preferred Stock which consists of 50,000 shares.

Each share of Series A Preferred Stock is convertible into 10 shares of common stock. The Company, prior to realizing that the preferred stock had not been properly authorized, assumed that it had issued 200,000 shares of Series A Preferred Stock in 2005 to its President. The 200,000 shares were thought to have been issued for a value of a $2,000 (par) as founders’ shares. As a result, the Company performed an informal valuation and determined there was no increase in the value of the preferred stock and as of December 31, 2008, there was a $2,000 obligation to issue preferred shares on the consolidated balance sheets, respectively. These shares were issued in May 2009.

The Company also had assumed that it had properly issued 6 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock enables the holder to nominate and appoint one member to the board of directors. The Company’s President was to be the holder of the six shares of Series B Preferred Stock, and upon proper authorization, the Company formally issued these shares to the President in May 2009. The Series B Preferred Shares value is par.

On July 1, 2009, Michael Cohen and Jacob Cohen entered into a technology license agreement with Company relating to stem cell based cosmetic and cosmeceutical technologies they developed. The license agreement provides that they receive a) 50,000 Shares of the Company’s Series C Preferred Stock, par value $.001 per share and (b) the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust. Each share of Series C Preferred Stock shall be entitled to one hundred votes on all matters submitted to a vote of the Corporation’s shareholders. The 50,000 shares of the Series C Preferred Stock were issued in July 2009.

September 30, 2010

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Fair Value	Intrinsic Value	Conversion to Common Stock
Series “A" (1)	January 2005	May, 2009	200,000	$.001	$2,000	$2,000	10:1
Series “B" (1)	January 2005	May, 2009	6	$.001	<$1	<$1	None
Series “C" (2)	July 1, 2009	July 1, 2009	50,000	$.001	$50	$50	None

(1) Issued to the President and CEO, Michael Cohen authorized in January 2005 as Founder’s shares.

(2) Issued equally to the President & CEO, Michael Cohen and his brother Jacob Cohen for the development of the Proteoderm products.  Michael Cohen and Jacob Cohen have the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company.

Common Stock

As of September 30, 2010, the Company has 240,000,000 shares of common stock authorized with a par value of $.001. On July 21, 2008, the Company amended its certificate of incorporation to increase the authorized shares from 50,000,000 to 240,000,000.

The Company has 4,897,734 shares issued and outstanding as of September 30, 2010.

The Company has had its common stock reverse split twice since 2006. In May 2006, the Company reverse split its shares 1:37 and then again in August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the condensed consolidated financial statements are shown post-split.

During 2007, the Company issued 124,987 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed. These services were valued at $685,676. In addition, the Company recorded a capital contribution of $30,000 from a third party with no shares of common stock being issued. The Company recorded this directly to additional paid in capital.

During 2008, the Company issued 224,106 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed or interest accrued. These services were valued at $1,320,414. In addition, the Company issued 582,200 shares of common stock (on April 14, 2008, approved for issuance on June 4, 2007) in conversion of loans from the Company’s President and accrued compensation to the Company’s President in the amount of $1,318,617. The value was determined based on average pricing at the times the liabilities were incurred.

In the year ended December 31, 2009, the Company issued 1,137,990 shares of common stock to consultants due for obligations arising from various marketing services and professional fees for services rendered from November 30, 2007 to November 18, 2008, for fair value at the time services were performed, valued at $5,082,780. The Board had authorized the shares to consultants at the time services were performed but the obligation was not satisfied until the share issuance in 2009.

During 2009, the Company authorized and issued 615,800 shares for various services including professional fees and marketing valued at $1,464,390 for the fair value at the time the services were performed. In addition, the Company issued 100,000 shares of common stock on November 18, 2009 in conversion of loans from the Company’s President for $150,000 and conversion of advances from our past Secretary of $75,000 in exchange for 50,000 shares of common stock.  The shares were issued at fair value at the time of conversion.

During the nine months ended September 30, 2010 the Company issued 633,070 shares of common stock including 29,000 shares for professional fees for services rendered during the second quarter of 2010, for fair value at the time services were performed, valued at $73,950.  The Board had authorized the shares to the professionals at the time services were performed.  250,000 shares were issued to Robert Kohn, our CFO, due November 1, 2009 under the terms of his employment contract.  The Board had authorized the shares at November 1, 2009 but the obligation was not satisfied until the share issuance June 4, 2010.  354,070 shares were issued on April 15, 2010 to satisfy the outstanding promissory notes including settlement of all principal and interest.  (See Note 5- Promissory Notes).

The shares issued are exempt from registration under Sec. 4(2) of the Securities Act of 1933.

Warrants

The Company had granted 16,500 warrants to holders of certain of the promissory notes. The warrants were issued in 2007 and were to expire five years later. The exercise price of the warrants was $20.00 per share. The warrants were valued at a value of $108,854 utilizing the Black-Scholes method. The warrants were converted into shares of common stock for issuance in 2008. These shares have not been issued as of September 30, 2010.  At September 30, 2010, there are no warrants outstanding.

The value of the warrants has been determined using the Black-Scholes pricing model using the following assumptions:

Expected term (in years)	5 years
Expected stock volatility	100%
Expected stock dividend yield	0%
Risk-free interest rate	3%
Fair value per warrant	$6.60
Number of warrants	16,500
Value of warrants	$108,854
Relative value of warrants	$82,158

The warrant agreements contained no clauses regarding adjustments to exercise price, net settlement provisions, and registration rights or liquidated damages clauses.  The entire $82,158 was reflected as a discount on the notes and was amortized completely in 2007 and included as interest expense.

Options

The Company had granted 20,000 options to a consultant in May 2009 for her work related to Proteoderm products. Of the 20,000 options, 10,000 were exercisable immediately with the remaining 10,000 exercisable upon completion of the consultant’s engagement. The options are to expire in five years.

The exercise price of the options is $2.50 per share. The options were valued utilizing the Black-Scholes method and have a put option value of $1.5395, calculated based on an expected term of 5 years, expected stock volatility of 100%, expected stock dividend yield of 0%, and risk-free interest rate of 3%. The value of the 10,000 options that are expensed in May 2009 is $15,395.

The Company had granted 15,000 options to a consultant in April 2010 for his work related to Proteoderm products. Of the 15,000 options, 5,000 were exercisable immediately with an additional 5,000 exercisable upon completion of certain requirements under the terms of the contract and the remaining 5,000 exercisable upon completion of the consultant’s engagement. The options are to expire in five years.

The exercise price of the options is $3.50 per share. The options were valued utilizing the Black-Scholes method and have a put option value of $2.6987, calculated based on an expected term of 5 years, expected stock volatility of 180.50%, expected stock dividend yield of 0%, and risk-free interest rate of 1.75%. The value of the 5,000 options that are expensed in April, 2010 is $13,494.

The Company had granted 1,000,000 options to its President, Michael Cohen, on April 26, 2010 exercisable immediately. The options are to expire in five years.  These were issued pursuant to a license agreement for Stromal Cell.

The exercise price of the options is $3.55 per share. The options were valued utilizing the Black-Scholes method and have a put option value of $3.4019, calculated based on an expected term of 5 years, expected stock volatility of 180.5%, expected stock dividend yield of 0%, and risk-free interest rate of 1.75%. The value of the 1,000,000 options that are capitalized as license on the condensed consolidated balance sheet is $3,401,891.

The Company had granted 75,000 options to a U.S. based investor relations firm on June 1, 2010 exercisable ratably over 12 months commencing July 1, 2010. The options are to expire in five years.  If Proteonomix cancels the contract after a three month trial period, then the maximum amount of options exercisable is 18,750. The Company has expensed three months of these options (18,750 total) that have vested through September 30, 2010 as  stock based compensation in the amount of $51,944 as of September 30, 2010.

The Company had granted 100,000 options to a European investor relations firm on June 15, 2010 exercisable ratably over 12 months commencing July 15, 2010. The options are to expire in June 2011.  The Company has expensed three months of these options (24,999 total) that have vested through September 30, 2010 as  stock based compensation in the amount of $69,257 as of September 30, 2010.

September 30, 2010
Stock Options	Number	Exercise Price (1)	Relative Value (2)	Fair Value	Term
Outstanding at Beginning of the Year (3)	20,000	$2.50	$15,395	$50,000	5 Years
Options Granted in First Quarter	0
Options Granted in Second Quarter
Kishore Ahuja, M.D. (4)	15,000	$3.50	$13,494	$52,500	5 Years
Michael Cohen, President (5)	1,000,000	$3.55	$3,401,891	$3,550,000	5 Years
Wolfe, Axelrod & Weinberger (6)	75,000	$5.00	$51,944	$375,000	5 Years
Logoform AG (7)	100,000	$5.00	$69,257	$500,000	5 Years
Options Outstanding at the End of the Period	1,210,000

(1) The exercise price is based on the Fair Market Value of the common stock at date of grant.

(2) Relative value is based on the Black-Scholes method.

(3) 20,000 options were granted in May 2009 at $2.50 per share.

(4) 15,000 options were granted on April 1, 2010 at $3.50 per share. 10,000 options will be exercisable upon the completion of certain requirements of the contract, and 5,000 are exercisable as of April 2010.

(5) Michael Cohen, the President of Proteonomix was granted 1,000,000 options on April, 26, 2010 at $3.55 per share.

(6) 75,000 options were issued on June 1, 2010 at $5.00 per share.  These are vested equally over a 12 month period starting July 1, 2010 and can be cancelled after a 90 day period except for 18,750 shares, which cannot be cancelled.

(7) 100,000 options were issued on June 15, 2010 @ $5.00 per share vested equally over 12 months beginning July 2010.

NOTE 10 -

PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.

Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  At September 30, 2010, deferred tax assets consist of the following:

Net operating losses

$ 6,195,059

Valuation allowance

(6,195,059)

$             -

At September 30, 2010, the Company had a net operating loss carry-forward in the amount of $18,220,762 available to offset future taxable income through 2030.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.  A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended September 30, 2010 and 2009 is summarized as follows:

September 30, 2010

      September 30, 2009

Federal statutory rate

(34.0%)

(34.0%)

State income taxes, net of federal benefits

3.3

3.3

Valuation allowance

30.7

30.7

0

%

0

%

NOTE 11 -

FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted ASC 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2010:

	Level 1	Level 2	Level 3	Total

Cash	2,929	-	-	2,929

Total assets	2,929	-	-	2,929

NOTE 12 - SEGMENT INFORMATION

The Company operates and the chief decision maker for the Company segregates the operations into five separate distinct reporting segments. These segments are the sperm bank division, the stem-cell division, and includes the minimal operating expenses of Proteoderm, the skin care products division, PRTMI and StromaCel.

Operating segment data for the nine months ended September 30, 2010 is as follows:

	Stem-Cell	Proteoderm	Sperm Bank	PRTMI & PRTMI RD(1)	StromaCel/ XGen	Total
Sales	$ -	$ -	$68,972	$ -	$ -	$68,972
Cost of sales	$ -	$ -	$2,330	$ -	$ -	$2,330
Gross profit	$ -	$ -	$66,642	$ -	$ -	$66,642
Operating expenses	$2,210,298	$23,282	$63,938	$2,100	$60,344	$2,359,962
Depreciation and amortization	$10,428	$ -	$ -	$ -	$ -	$10,428
Other income (expense)	($19,026)	$ -	$ -	$ -	$ -	($19,026)
Net income (loss)	($2,239,752)	(23,282)	$2,704	($2,100)	($60,344)	($2,322,774)
Segment assets	$222,834	$-	$216,489	$2,900	$3,401,891	$3,844,114
Fixed Assets, net of depreciation	$34,216	$ -	$ -	$ -	$ -	$34,216

(1) PRTMI RD is a wholly-owned subsidiary of PRTMI.

For the nine months ended September 30, 2009

	Stem-Cell	Sperm Bank	Total
Sales	$ -	$127,424	$127,424
Cost of sales	$ -	$7,292	$7,292
Gross profit	$ -	$120,132	$120,132
Operating expenses	$2,828,260	$85,352	$2,913,612
Depreciation and amortization	$10,428	$ -	$10,428
Other income (expense)	($25,125)	$ -	($25,125)
Net income (loss)	($2,863,812)	$34,780	($2,829,033)

Segment assets	$132,153	$421,810	$553,963
Fixed Assets, net of depreciation	$37,029	$ -	$37,029

NOTE 13 – SUBSEQUENT EVENTS

In October 2010, in accordance with the Separation Agreement with Robert Kohn, 93,750 shares of common stock were returned by Mr. Kohn and canceled by the Company, and the Company issued 58,000 shares to their Chief Scientific Officer in conversion of $58,767 in accounts payable due him.

Under the agreement, two investors were responsible for investing $5,000,000 into XGen Medical in exchange for a 49% interest in XGen Medical.  In exchange for the investment StromaCell will provide XGen Medical with the technology and know how to practice the cardiac treatment utilizing the technology, and Proteoderm granted distribution rights to cosmeceuticals containing the proprietary stromal cell cosmetic technology in the GCC countries. Due to a default by one of the investors, the remaining investor promised payments toward satisfaction of the contract.  To the date of this filing no such payments have been made. The Company plans on litigating to the fullest extent of the law to collect this investment along with any penalties incurred in the default. The minority shareholder that is in default has been terminated as of November 1, 2010, and any agreements that he entered into on behalf of the Company are being renegotiated or terminated as he acted outside of his capacity as an officer of XGen. XGen, for the nine months ended September 30, 2010 and as of September 30, 2010, has only recorded those agreements that were negotiated by Proteonomix, Inc., the 51% owner of XGen.

Proteonomix, Inc.

8,874,305 Shares

Preferred Stock

11,536,596.5 Shares

Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to.  We have not authorized anyone to provide you with information that is different.  This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until _________, 2011 all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________________, 2011

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant.

Securities and Exchange
Commission registration fee	$200.00
Legal fees and expenses (1)	$15,000.00
Accounting fees and expenses	$2,500.00
Miscellaneous (1)	$2,000.00
Total (1)	$19200.00

(1) Estimated.

Item 14.  Indemnification of Directors, Officers, Employees, and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law.  Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the  corporation.  The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law.  The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request.  The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.  The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Delaware law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 15.  Recent Sales of Unregistered Securities.

			Aggregrate
Date	Name	Shares	Value ($)(1)	Consideration
5/10/2007	J. H. Darbie, Inc.	8,265	90,915	Financial Consulting Services
4/14/2008	J. H. Darbie, Inc.	3,000	36,000	Financial Consulting Services
10/9/2007	Maller Estate Planning Trust	10,000	75,000	Loan Inducement Fee
10/9/2007	Mazuma Holdings, Inc.	15,000	30,000	Cash
11/26/2007	Michael Cohen	7,500	30,000	Board of Director Fee
11/26/2007	Jacob Cohen	25,000	100,000	Board of Director Fee
11/26/2007	Steven Moskowitz	25,000	100,000	Board of Director Fee
11/26/2007	Mark Ast	25,000	100,000	Board of Director Fee
3/31/2008	Nancyco of NY, Inc.	200,000	1,200,000	Marketing Services
3/31/2008	Joe and Sam of NY, Inc,	336,410	2,018,460	Realty Negotiation Success Fee
4/06/2008	Pensley, Joe	380,000	1,406,000	Legal Services
4/14/2008	Pensley, Joe	100,000	370,000	Legal Services
4/06/2008	Moura, Antonio	70,000	259,000	Accounting Services
4/14/2008	Moura, Antonio	34,000	125,800	Accounting Services
4/14/2008	Hirsch, Aryeh	1,250	13,750	Loan Inducement Fee
4/14/2008	Sambrosky, Issac	6,750	79,250	Loan Inducement Fee
4/14/2008	IDIS, LLC	5,000	60,000	Loan Interest
7/9/2008	IDIS, LLC	1,500	7,350	Loan Interest
4/14.2008	McNiec, Ian	25,000	300,000	Professional Services
4/14/2008	Cohen, Michael	582,200	1,321,694	Debt repayment
4/14/2008	Barbini, Peter	12,500	126,250	Computer Services
4/14/2008	Regal Growth Funding, Inc.	6,000	24,000	Marketing Services
4/29/2008	Davis Investment Group, Inc.	10,000	49,000	Marketing Services
1/15/2009	Kingsfield, Brian	10,000	82,500	Management Consulting
2/4/2009	Kingsfield, Brian	90.000	665,100	Mangement Consulting
2/27/2009	Kingsfield, Brian	50,000	325,000	Mangement Consulting
2/11/2009	Miller, Cliford H.	27,400	209,610	Packaging Consulting
6/30/2009	Miller, Cliford H.	5,000	38,250	Packaging Consulting
3/23/2009	Fidler, Roger	10,000	42,500	Legal Services
3/27/2009	Icecoldstocks.com, Inc.	150,000	487,500	Mangement Consulting
4/17/2009	Sheps, Isaiah	5,000	10,000	Mangement Consulting
4./17/2009	Pahng, Gungdong	2,000	4,000	Scientific Advisory Board
6/30/2009	Agarwal, Ashoke	4,000	8,000	Scientific Advisory Board
6/30/2009	Murray, John	4,000	8,000	Mangement Consulting
6/30/2009	Dreyer, Brian	3,000	14,250	IT Services
6/30/2009	Cipkowski, Stan	2,000	15,300	Scientific Marketing
7/7/2009	Narit-Stephens, Barbara	2,400	3,000	Scientific Advisory Board
11/16/2009	Michael Cohen	100,000	150,000	Debt Repayment
11/16/2009	Joel Pensley	50,000	75,000	Debt Repayment

1)    Market value at the date of issuance

2)    Erin Maurer was executive secretary to our president. At her departure, she received as a bonus the shares set forth.

3)    The registrant claims exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved. The shares were not offered or sold by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising and the purchases were made for investment and not with a view to distribution. Each purchaser had the opportunity to inspect and copy all of the registrant’s books, records and other documents.

Item 16.  Exhibits and Financial Statement Schedules.

(a)      Exhibits:

The financial statements filed as part of the registration statement are listed below.

For audited financial statements for the years ended December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2009 and 2008

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2009 and 2008

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008

Notes to Consolidated Financial Statements December 31, 2009 and 2008

(b)

The exhibits required by Item 601 of Regulation S-K are listed below.

Exhibit List

2.01

Agreement and Plan of Merger by and among Azurel, Ltd., Azurel Acquisition, Inc., National Stem Cell, Inc. and Certain Stockholders of Azurel Ltd. (1)

3.01

Certificate of Incorporation of Azurel Ltd. Filed 06/26/1995 (1)

3.02

Certificate of Amendment of Azurel Ltd. Filed 09/15/1995 (1)

3.03

Certificate of Amendment of Azurel Ltd. Filed 5/08/1997 (1)

3.04

Certificate of Amendment of Azurel Ltd. Filed 011/04/2002 (1)

3.05

Certificate for Renewal and Revival of Charter Filed 09/14/2006 (1)

3.06

Certificate of Amendment of Azurel Ltd. Filed 09/14/2006 (1)

3.07

Certificate of Amendment of National Stem Cell Holding, Inc. Filed 07/23/2006 (1)

3.08

Certificate of Amendment of Proteonomix, Inc. Filed 07/25/2008 (1)

3.09

Certificate of Designation, Preferences and Rights of Preferred Stock of Proteonomix, Inc. Filed 05/13/2009 (1)

3.10

Bylaws of Proteonomix, Inc. (1)

4.1

Specimen Common Stock Certificate*

4.2

Specimen Class D Preferred Stock Certificate*

5.1

Opinion of Roger L. Fidler**

10.1

Consulting Agreement with Brian Kingsfield (1)

10.2

Consulting Agreement with Ashoke Agarwal, M.D. (1)

10.3

Cosmetic sales agreement with China Biopharma and Sinoquest Financial (1)

10.4

Consulting Agreement with Kenneth Steiner, M.D. (1)

10.5

Consulting Agreement with Ice Cold Stocks (1)

10.6

Financial Consulting Agreement with National Financial Communications (1)

10.7

Retainer with Joel Pensley (1)

10.8

Consulting Agreement with Nancyco of NY, Inc. (1)

10.9

Consulting Agreement with Joe & Sam of NY, Inc. (1)

10.10

Assignment of Cosmetic Technologies by Michael Cohen and Jacob Cohen (1)

10.11

Michael Cohen restated employment contract (1)

10.12

Michael Cohen amendment to restated employment contract (1)

10.13

Retainer with Antonio Moura (1)

10.14

Consulting Agreement between John Murray and National Stem Cell, Inc. (1)

10.15

Consulting Agreement with Barbara Nabrit-Stephens, M.D. (1)

10.16

Consulting Agreement with Smeena Khan, M.D. (1)

10.17

Consulting Agreement with Terry Dubrow, M.D. (1)

10.18

Consulting Agreement with Gungdong Pahng (1)

10.19

Settlement Agreement between The Johns Hopkins University and National Stem Cell, Inc. (1)

10.20

Employment Contract of Robert Kohn (2)

10.21

Revised Engagement Letter with Antonio P. Moura (2)

10.22

Revised Engagement Letter with Joel Pensley (2)

10.23

Revised Consulting Agreement with Kenneth Steiner, M.D. (2)

10.24

Oral Agreements of BioGenetics (2)

10.25

List of Subsidiaries (2)

10.2

Michael Cohen and Joel Pensley oral agreements relating to payments on behalf of

Proteonomix (2)

10.27

Michael Cohen Assignments of Technologies and Patent Rights. (4)

10.28

Oral Agreement with San-Mar Laboratories (2)

10.29

University of Miami Fee for Services Agreement (2)

10.30

License Agreement between The Johns Hopkins University and National Stem Cell, Inc. (2)

10.31

Sperm Bank of New York Acquisition Agreement (2)

10.32

Securities Purchase Agreement Maller Estate Planning Trust, Howard and Leigh Maller,

 Isaac Sambrowsky, Joseph Folkman, Aryeh Hirsch (2)

10.33

Maller Estate Planning Trust Promissory Note (2)

10.34

Howard and Leigh Maller Promissory Note (2)

10.35

Isaac Sambrowsky Promissory Note (2)

10.36

Joseph Folkman Promissory Note (2)

10.37

Aryeh Hirsch Promissory Note (2)

10.38

Aryeh Hirsch Waiver and Amendment Agreement (2)

10.39

Howard and Leigh Maller Waiver and Amendment Agreement (2)

10.40

Isaac Sambrowsky Waiver and Amendment Agreement (2)

10.41

Joseph Folkman Waiver and Amendment Agreement (2)

10.42

Maller Estate Planning Trust Waiver and Amendment Agreement (2)

10.43

Terms of oral agreement by and among National Stem Cell, Inc., BioGenetics, Inc. and

Sperm and Embryo Bank of New Jersey (3)

10.44

Consulting Agreement with Ian McNiece, PhD. (3)

10.45

Resolution of board of directors dated January 15, 2005 (4)

10.46

Exclusive License Agreement dated October 29, 2007 with Ian McNiece, Ph.D. (7)

10.47

Amendment to Employment Agreement dated December 21, 2009 with Michael Cohen. (4)

10.48

Research Agreement Dated January 31, 2008 with the University of Miami in Florida. (4)

10.49

Engagement Letter for Legal Services Dated January 2, 2010 with Roger I. Fidler, Esq. (4)

10.50

Loan Agreement from Michael Cohen to Proteonomix, Inc. (5)

10.51

Agreement between StromaCel, Inc. and Ashoke Agarwal, M.D. as Chief Scientific Officer dated February 23, 2010 (6)

10.52

Multi-center cosmeceutical study agreement by and among Proteonomix, Inc., Proteoderm, Inc. and Kishore Ahuja, M.D. dated March 1, 2010 (6)

10.53

2010 Employees, Directors, Officers and Consultants Stock Option and Stock Award Plan*

10.54

Agreement with Jens Dalsgaard dated*

10.55

Agreement with Mollyco of Ny, Inc. dated*

10.56

Agreement with Wolf Axelrod dated*

23.1

Consent of KBL, LLP Independent Auditors*

23.2

Consent of Roger L. Fidler *

-----------------

(1) Filed on August 4, 2009 as exhibits to the registration statement on Form 10

(2) Filed on October 20, 2009 as an exhibit to the first amendment to the registration statement on Form 10

(3) Filed on December 4, 2009 as an exhibit to the second amendment to the registration statement on

Form 10

(4) Filed on January 28, 2010 as an exhibit to the fourth amendment to the registration statement on

Form 10

(5) Filed on March 1, 2010 as an exhibit to the Fifth Amendment to the registration statement on Form 10.

(6) Filed on March 26, 2010 as an exhibit to the Annual Report on Form 10K for the year ended December

31, 2009.

(7) Filed on March 30, 2010 as an exhibit to the Six Amendment to the registration statement on Form 10.

*Filed herewith. All other exhibits were previously filed.

** To be filed by amendment.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of New York, State of New York, on November 23, 2010 .

Proteonomix, Inc.

By: /s/Michael Cohen

Michael Cohen

Chief Executive Officer, Chief Financial Officer, President, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/Michael Cohen

Michael Cohen

Chief Executive Officer, Chief Financial Officer, President, and Director

February 1, 2011

By: /s/ Steven Byle

Steven Byle

Director

February 1, 2011

By: /s/ Roger Fidler

Roger Fidler

Director

February 1, 2011

Dealer Prospectus Delivery Obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.